Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

among

LKQ Corporation,

as US Borrower,

LKQ Delaware LLP,
as Canadian Borrower,

The Several Lenders
from Time to Time Parties Hereto,

LEHMAN BROTHERS INC.
and
DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers and Joint Bookrunners,

DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent,

DEUTSCHE BANK AG NEW YORK BRANCH,
as US Dual Currency RCF Agent,

DEUTSCHE BANK AG CANADA BRANCH,
as Canadian Agent,

and

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

Dated as of October 12, 2007

i

3.2	Procedure for Issuance of US Dollar RCF Letters of Credit and Dual Currency RCF Letters of Credit	78
3.3	Fees and Other Charges	79
3.4	L/C Participations and Canadian L/C Participations	80
3.5	US Dollar RCF Reimbursement Obligations and Dual Currency RCF Reimbursement Obligations	82
3.6	Obligations Absolute	83
3.7	US Dollar RCF Letter of Credit Payments and Dual Currency RCF Letter of Credit Payments	84
3.8	Applications	85
3.9	Records	85
3.10	No Liability	85

SECTION 4.	REPRESENTATIONS AND WARRANTIES	86

4.1	Financial Condition	86
4.2	No Change	87
4.3	Corporate Existence; Compliance with Law	87
4.4	Corporate Power; Authorization; Enforceable Obligations	88
4.5	No Legal Bar	88
4.6	No Material Litigation	88
4.7	No Default	88
4.8	Ownership of Property; Liens	89
4.9	Intellectual Property	89
4.10	Taxes	89
4.11	Federal Regulations	89
4.12	Labor Matters	89
4.13	ERISA	90
4.14	Investment Company Act; Other Regulations	91
4.15	Subsidiaries	91
4.16	Use of Proceeds.	91
4.17	Environmental Matters	91
4.18	Accuracy of Information, etc	92
4.19	Security Documents	93
4.20	Solvency	94
4.21	Regulation H	94
4.22	Insurance	94
4.23	Patriot Act, etc	94
4.24	Acquisition Documentation	94
4.25	Real Estate	95

SECTION 5.	CONDITIONS PRECEDENT	95

5.1	Conditions to Initial Extension of Credit	95
5.2	Conditions to Each Extension of Credit	99

SECTION 6.	AFFIRMATIVE COVENANTS	99

6.1	Financial Statements	99
6.2	Certificates; Other Information	100
6.3	Payment of Obligations	102
6.4	Conduct of Business and Maintenance of Existence, etc	102
6.5	Maintenance of Property; Insurance	102
6.6	Inspection of Property; Books and Records; Discussions	102
6.7	Notices	103
6.8	Environmental Laws	104
6.9	[Reserved]	104
6.10	Additional Collateral, etc	104
6.11	Use of Proceeds	106
6.12	ERISA Documents	106
6.13	Further Assurances	106
6.14	Maintenance of Ratings	107
6.15	Post-Closing Requirements	107

SECTION 7.	NEGATIVE COVENANTS	109

7.1	Consolidated Senior Secured Debt Ratio	109
7.2	Limitation on Indebtedness	109
7.3	Limitation on Liens	112
7.4	Limitation on Fundamental Changes	115
7.5	Limitation on Disposition of Property	115
7.6	Limitation on Restricted Payments	116
7.7	Limitation on Capital Expenditures	117
7.8	Limitation on Investments	118
7.9	Limitation on Optional Payments and Modifications of Debt Instruments Governing Documents	121
7.10	Limitation on Transactions with Affiliates	121
7.11	Limitation on Sales and Leasebacks	121
7.12	Limitation on Changes in Fiscal Periods	122
7.13	Limitation on Negative Pledge Clauses	122
7.14	Limitation on Restrictions on Subsidiary Distributions	122
7.15	Limitation on Lines of Business	123
7.16	Limitation on Amendments to Acquisition Documentation	123
7.17	Limitation on Issuance of Capital Stock	123
7.18	Limitation on Activities of Canadian Holding Companies and Dormant Subsidiaries	124
7.19	Limitation on Hedge Agreements	124

SECTION 8.	EVENTS OF DEFAULT	124

SECTION 9.	THE AGENTS; THE ARRANGERS	129

9.1	Appointment	129
9.2	Delegation of Duties	129

9.3	Exculpatory Provisions	129
9.4	Reliance by Agents	129
9.5	Notice of Default	130
9.6	Non-Reliance on the Arrangers, the Agents and Other Lenders	130
9.7	Indemnification	131
9.8	Arrangers and Agents in their Individual Capacities	131
9.9	Successor Administrative Agent	131
9.10	Authorization to Release Liens and Guarantees	132
9.11	The Arrangers and the Syndication Agent	132
9.12	Withholding Tax.	132

SECTION 10.	MISCELLANEOUS	133

10.1	Amendments and Waivers	133
10.2	Notices	135
10.3	No Waiver; Cumulative Remedies	137
10.4	Survival of Representations and Warranties	137
10.5	Payment of Expenses	137
10.6	Successors and Assigns; Participations and Assignments.	138
10.7	Adjustments; Set-Off.	143
10.8	Counterparts	143
10.9	Severability	143
10.10	Integration	144
10.11	GOVERNING LAW	144
10.12	Submission To Jurisdiction; Waivers	144
10.13	Acknowledgments	144
10.14	Confidentiality	145
10.15	[Reserved]	145
10.16	Release of Collateral and Guarantee Obligations.	145
10.17	Accounting Changes	146
10.18	[Reserved]	146
10.19	WAIVERS OF JURY TRIAL	146
10.20	Judgment Currency.	146

ANNEXES:

A	Pricing Grid

SCHEDULES:
1.1A	Commitments
1.1B	Mortgaged Property
1.1C	Synergies
1.1D	Dormant Subsidiaries
4.8	Ownership of Property
4.9	Intellectual Property
4.13	ERISA Matters
4.15	Subsidiaries
4.19(a)-1	UCC Filing Jurisdictions
4.19(a)-2	UCC Financing Statements to be Terminated
4.19(b)	Mortgage Filing Jurisdictions
4.22	Insurance
4.25	Owned and Leased Property
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens
7.5(f)	Scheduled Dispositions
7.13	Existing Negative Pledges
8(g)(i)	Required Payments to Employee Welfare Benefits Plans
8.(g)(ii)	Required Payments to Multiemployer Plans

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	[Reserved]
E-1	Form of General Assignment and Acceptance
E-2	Form of Alternate Currency Facilities Assignment and Acceptance
F-1	Form of Legal Opinion of Bell, Boyd & Lloyd LLP
F-2	Form of Legal Opinion of Victor Cassini, General Counsel of the US Borrower
G-1	Form of Initial US Term Note
G-2	Form of US Dollar RCF Note
G-3	Form of Swing Line Note
G-4	Form of Incremental US Term Note
G-5	Form of US Borrower Dual Currency RCF Note
G-6	Form of Canadian Term Note
G-7	Form of Canadian Borrower Dual Currency RCF Note
H-1	Form of Canadian Intercompany Note
H-2	Form of Canadian Intercompany Collateral Agreements
I	Form of Exemption Certificate
K-1	Form of General Borrowing Notice
K-2	Form of Alternate Currency Facilities Borrowing Notice
L	Form of Solvency Certificate

M	Form of Subordinated Intercompany Note
N	Form of Discount Note

CREDIT AGREEMENT, dated as of October 12, 2007, among LKQ Corporation, a Delaware corporation (the “US Borrower”), LKQ Delaware LLP, a Delaware limited liability partnership having two Alberta unlimited liability companies as its partners (the “Canadian Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint bookrunners (in such capacity, the “Arrangers”), DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, the “Syndication Agent”), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as US sub-agent in respect of the Dual Currency Revolving Credit Facility referred to herein (in such capacity, the “US Dual Currency RCF Agent”) and DEUTSCHE BANK AG CANADA BRANCH (“DB Canada”), as Canadian sub-agent in respect of the Canadian Term Loan Facility and the Dual Currency Revolving Credit Facility (in such capacity, the “Canadian Agent” and, together with the Administrative Agent and the US Dual Currency RCF Agent, the “Facility Agents”).

W I T N E S S E T H:

WHEREAS, each Borrower has requested that the Lenders make certain credit facilities available to such Borrower in order to finance the Acquisition and/or for the other purposes set forth herein;

WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1           Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acceptance Fee”:  a fee payable by the Canadian Borrower with respect to the acceptance of a Bankers’ Acceptance by a Canadian Lender under this Agreement, as provided in Section 2.15(d), and as such fee is set forth in the definition of “Applicable Margin”.

“Acquired Person or Business”: either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the US Borrower acquired by the US Borrower or a Subsidiary or (y) any such Person which shall, as a result of the acquisition of the Capital Stock of such Person, become a Subsidiary of the US Borrower (or shall be merged or amalgamated with and into the US Borrower or another Subsidiary of the US Borrower, with the US Borrower or such Subsidiary being the surviving or continuing Person).

“Acquisition”:  as defined in Section 5.1(b)(i).

“Acquisition Agreement”:  the Agreement and Plan of Merger, dated as of July 16, 2007, by and among Target, LKQ Acquisition Company (“Merger Sub”) and the US Borrower, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof and this Agreement.

“Acquisition Documentation”: collectively, the Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof and this Agreement.

“Adjustment Date”:  as defined in the Pricing Grid.

“Administrative Agent”:  as defined in the preamble hereto.

“Administrative Agent’s Funding Office”:  the office specified from time to time by the Administrative Agent as its funding office by notice to the US Borrower and the US Dollar-Denominated Facility Lenders.

“Administrative Agent’s Payment Office”:  the office specified from time to time by the Administrative Agent as its payment office by notice to the US Borrower and the US Dollar-Denominated Facility Lenders.

“Additional Lender”: as defined in Section 2.25(b).

“Adjusted Excess Cash Flow” shall mean, for any period, the remainder of (i) Excess Cash Flow for such period minus (ii) the product of (I) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such period (to the extent accompanying permanent optional reductions of the Revolving Credit Commitments) and all optional prepayments of the Term Loans during such period, in any such case except to the extent financed with the proceeds of asset sales, sales or issuances of Capital Stock, insurance or Indebtedness during such period multiplied by (II) the quotient of (x) 100% divided by (y) the ECF Percentage in effect on the relevant Excess Cash Flow Application Date for such period.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”:  the collective reference to the Facility Agents and the Syndication Agent.

“Aggregate Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the aggregate amount of all cash paid (or to be paid) by the US Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price, earn-out, non-compete and other similar obligations of the US Borrower and its Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by the US Borrower), (ii) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 7.2, and (iii) the Fair Market Value of all other consideration (other than the US Borrower’s common stock) payable in connection with such Permitted Acquisition.

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid Principal Amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement”:  this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time.

“Alternate Currency Facilities”:  (a) the Canadian Term Loan Commitments and the Canadian Term Loans made thereunder and (b) the Dual Currency RCF Commitments and the extensions of credit made thereunder.

“Alternate Currency Facilities Assignment and Acceptance”:  as defined in Section 10.6(c).

“Alternate Currency Facilities Borrowing Notice”:  with respect to any request for borrowing of Canadian Term Loans or Dual Currency RCF Loans hereunder, a notice from the US Borrower or Canadian Borrower, as applicable, substantially in the form of, and containing the information prescribed by, Exhibit K-2, delivered to each of the US Dual Currency RCF Agent and the Canadian Agent.

“Alternate Currency Facilities Lenders”:  the collective reference to the Canadian Term Loan Lenders and the Dual Currency RCF Lenders.

“Alternate Currency Facilities Loans”:  the collective reference to the Canadian Term Loans and the Dual Currency RCF Loans.

“Alternate Currency Facilities Register”:  as defined in Section 10.6(d).

“Applicable Margin”:  for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Base Rate Loans	Eurodollar Loans	Canadian Prime Rate Loans	Acceptance Fee
US Dollar Revolving Credit Facility	1.25%	2.25%	N/A	N/A
Initial US Term Loan Facility	1.25%	2.25%	N/A	N/A
Canadian Term Loan Facility	N/A	N/A	1.25%	2.25%
Dual Currency Revolving Credit Facility	1.25%	2.25%	1.25%	2.25%

provided, that on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the US Borrower after the Closing Date, the Applicable Margins with respect to Revolving Credit Loans, Swing Line Loans and the Acceptance Fee in respect of Canadian Borrower Dual Currency RCF Loans will be determined pursuant to the Pricing Grid.

Notwithstanding anything to the contrary contained above in this definition, the Pricing Grid or elsewhere in this Agreement, if it is subsequently determined that the Consolidated Leverage Ratio set forth in any Compliance Certificate delivered in connection with the delivery of financial statements pursuant to Section 6.1 for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Consolidated Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by a Borrower for the relevant period pursuant to Sections 2.9(a) and 2.15(a), (b), (c) and (d) as a result of the miscalculation of the Consolidated Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.9(a), 2.9(b) or 2.15(a), (b), (c) or (d), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Consolidated Leverage Ratio had been accurately set forth in such Compliance Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Sections 2.15(e) and (f), in accordance with the terms of this Agreement).

“Application”:  an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Arrangers”:  as defined in the preamble hereto.

“Asset Sale”:  any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f) and (h) of Section 7.5) which yields gross proceeds to the US Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) in excess of $1,000,000.

“Assignee”:  as defined in Section 10.6(c).

“Assignment and Acceptance”:  the collective reference to the General Assignment and Acceptance and the Alternate Currency Facilities Assignment and Acceptance.

“Assignor”:  as defined in Section 10.6(c).

“Attributable Debt”:  in respect of any Sale-Leaseback Transaction, at the time of determination, the present value (discounted at the rate of interest then borne by the Initial Term Loans and compounded annually, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale-Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations” set forth in this Section 1.1.

“Authorized Foreign Bank”:  a Lender which is an “authorized foreign bank”, as defined in Section 2 of the Bank Act (Canada) and Section 248 of the Income Tax Act (Canada), which holds Loans to the Canadian Borrower hereunder and receives all amounts payable by the Canadian Borrower as part of its “Canadian banking business”, for purposes of the Income Tax Act (Canada), with the result that such Lender is deemed to be resident in Canada for purposes of Part XIII of the Income Tax Act (Canada), in respect of any amount paid or credited or to be paid or credited by the Canadian Borrower to such Lender.

“Available Dual Currency RCF Commitment”: with respect to any Dual Currency RCF Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Dual Currency RCF Commitment then in effect over (b) such Lender’s Dual Currency RCF Extensions of Credit then outstanding.

“Available US Dollar RCF Commitment”:  with respect to any US Dollar RCF Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s US Dollar RCF Commitment then in effect over (b) such Lender’s US Dollar RCF Extensions of Credit then outstanding; provided, that in calculating any Lender’s US Dollar RCF Extensions of Credit for the purpose of determining such Lender’s Available US Dollar RCF Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

“BA Equivalent Loan”:  a Canadian Borrower Loan made by a Non-BA Lender evidenced by a Discount Note.

“BA Loan”:  a Canadian Borrower Loan made by way of the issuance of Bankers’ Acceptances.

“Bankers’ Acceptance” and “B/A” each means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by the Canadian Borrower and accepted by a Canadian Lender and includes a Discount Note.

“Base Rate”:  for any day, a rate per annum equal to the greater of (x) the US Prime Rate in effect on such day and (y) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Base Rate due to a change in the US Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the US Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loans”:  Loans for which the applicable rate of interest is based upon the Base Rate.

“Benefited Lender”:  as defined in Section 10.7.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers”:  the US Borrower and the Canadian Borrower.

“Borrowing Date”:  any Business Day specified by the relevant Borrower in a Borrowing Notice as a date on which the relevant Lenders are requested to make Loans hereunder.

“Borrowing Notice”:  a General Borrowing Notice and/or an Alternate Currency Facilities Borrowing Notice, as the context may require.

“Business Day”:  (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) (x) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits or Canadian Dollar deposits, as applicable, in the interbank eurodollar market and (y) with respect to all notices, disbursements or payments by or to the Canadian Agent or the Canadian Borrower with respect to a Canadian Term Loan, Canadian Borrower Dual Currency RCF Loan or Dual Currency RCF Letter of Credit, any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada are authorized or required by law to close.

“Calculation Period” shall mean, with respect to any Specified Transaction, the Test Period most recently ended prior to the date of such Specified Transaction for which financial statements have been delivered to the Lenders pursuant to this Agreement.

“Canadian Agent”: as defined in the preamble hereto.

“Canadian Agent’s Funding Office”:  the office specified from time to time by the Canadian Agent as its funding office by notice to the Alternate Currency Facilities Lenders.

“Canadian Agent’s Payment Office”:  the office specified from time to time by the Canadian Agent as its payment office by notice to the Canadian Borrower and the Alternate Currency Facilities Lenders.

“Canadian Bank”:  a Lender which is resident in Canada for purposes of the Income Tax Act (Canada).

“Canadian Borrower”: as defined in the preamble hereto.

“Canadian Borrower Dual Currency RCF Loans”:  as defined in Section 2.4(b).

“Canadian Borrower Dual Currency RCF Note”:  as defined in Section 2.8(h).

“Canadian Borrower Facilities”:  (a) the Canadian Term Loan Commitments and the Canadian Term Loans made thereunder and (b) the Dual Currency RCF Commitments made available to the Canadian Borrower and the extensions of credit made thereunder.

“Canadian Borrower Loans”  the collective reference to the Canadian Term Loans and the Canadian Borrower Dual Currency RCF Loans.

“Canadian Borrower Replacement Term Loans”: as defined in Section 6.15(b).

“Canadian Branch”:  the Canadian branch or office of a Canadian Term Loan Lender or Dual Currency RCF Lender, which branch or office makes loans in Canadian Dollars of the type being made hereunder in Canada, it being understood that such Canadian branch or office shall hold all Loans to the Canadian Borrower hereunder and receive all amounts payable by the Canadian Borrower hereunder or under the other Loan Documents as part of such Canadian Term Loan Lender’s or Dual Currency RCF Lender’s “Canadian banking business”, for purposes of the Income Tax Act (Canada), with the result that the applicable Canadian Term Loan Lender or Dual Currency RCF Lender, as the case may be, is deemed to be resident in Canada for the purposes of Part XIII of the Income Tax Act (Canada), in respect of any amount paid or credited or to be paid or credited to such Canadian Term Loan Lender or Dual Currency RCF Lender, as the case may be, hereunder.

“Canadian Dollars” and “CDN$”:  lawful currency of Canada.

“Canadian Holding Companies”:  collectively, (i) LKQ Ontario LP, a limited partnership organized under the laws of the province of Ontario, (ii) 1323352 Alberta ULC, an unlimited liability company organized under the laws of the province of Alberta, (iii) 1323410 Alberta ULC, an unlimited liability company organized under the laws of the province of Alberta and (iv) 1323342 Alberta ULC, an unlimited liability company organized under the laws of the province of Alberta.

“Canadian Intercompany Collateral Agreement”:  each Canadian Intercompany Collateral Agreement to be executed and delivered by each of 1323342 Alberta ULC, LKQ Dominion Auto Recycling Inc. and LKQ Pintendre Autos Inc., substantially in the form of Exhibit H-2, as the same may be amended, restated, supplemented, replaced and/or otherwise modified from time to time.

“Canadian Intercompany Loan Documents”:  each Canadian Intercompany Note and each Canadian Intercompany Collateral Agreement.

“Canadian Intercompany Notes”:  each Canadian Intercompany Note to be executed and delivered by 1323342 Alberta ULC, LKQ Dominion Auto Recycling Inc. and LKQ

Pintendre Autos Inc., substantially in the form of Exhibit H-1, as the same may be amended, restated, supplemented, replaced and/or otherwise modified from time to time.

“Canadian Lenders”:  the collective reference to (a) with respect to the Dual Currency RCF Commitments made available to the Canadian Borrower and the extensions of credit thereunder, the Dual Currency RCF Lenders and (b) the Canadian Term Loan Lenders.

“Canadian Prime Rate” means, for any day, the rate per annum of interest publicly quoted or established as the “prime rate” of DB Canada as its reference rate of interest in order to determine rates of interest for commercial loans in Canadian Dollars to its Canadian borrowers. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Canadian Prime Rate Loans”:  Canadian Borrower Loans in respect of which the Canadian Borrower is obligated to pay interest in accordance with Section 2.15(c) at the Canadian Prime Rate plus the Applicable Margin.

“Canadian Subsidiary”:  any Subsidiary of the US Borrower organized under the laws of Canada or any province or territory thereof.

“Canadian Term Loan”:  as defined in Section 2.1(b).

“Canadian Term Loan Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Canadian Term Loan to the Canadian Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Canadian Term Loan Commitment” opposite such Lender’s name on Schedule 1.1A hereto, or, as the case may be, in the Alternate Currency Facilities Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Canadian Term Loan Commitments is CDN$40,000,000.

“Canadian Term Loan Facility”:  as defined in the definition of “Facility” in this Section 1.1.

“Canadian Term Loan Lender”:  each Lender that has a Canadian Term Loan Commitment or is the holder of a Canadian Term Loan, it being understood that (i) each such Lender shall be a Canadian Bank with a US Branch or, if not a Canadian Bank, an Authorized Foreign Bank and (ii) with respect to the Commitments to be made available to the Canadian Borrower under the Canadian Term Loan Facility, the Canadian Term Loans and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Canadian Borrower in connection with the Canadian Term Loan Facility, and for all other related purposes hereunder (as the context may require), the term “Canadian Term Loan Lender” shall refer to such Canadian Term Loan Lender’s Canadian Branch (if such Canadian Term Loan Lender is an Authorized Foreign Bank) or such Canadian Term Loan Lender’s US Branch (if such Canadian Term Loan Lender is a Canadian Bank).

“Canadian Term Loan Percentage”:  as to any Canadian Term Loan Lender at any time, the percentage which such Lender’s Canadian Term Loan Commitment then constitutes of the aggregate Canadian Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Canadian Term Loans then outstanding constitutes of the aggregate principal amount of the Canadian Term Loans then outstanding).

“Canadian Term Notes”:  as defined in Section 2.8(h).

“Capital Expenditures”:  for any period, with respect to any Person, the aggregate of all expenditures made by such Person during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP for such period on a balance sheet of such Person.

“Capital Lease Obligations”:  with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateral Account”:  an account specifically established by the applicable Borrower with a Facility Agent on terms and conditions reasonably satisfactory to such Facility Agent, over which the Facility Agent shall have exclusive dominion and control and a first priority security interest over all amounts at any time on deposit in such account, including the right of withdrawal.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less  from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) in the case of the Canadian Borrower or any Canadian Subsidiary only, cash equivalents satisfying the requirements of clauses (a), (b), (e), (f) or (g) of this definition (but for such purpose, treating references therein to the United States government or any such state, commonwealth or territory thereof as a reference to the government of Canada or any province thereof).

“CDOR Rate”:  for any day, the average of the annual rates for Bankers’ Acceptances having the same specified term and face amount as the Canadian Borrower Loan to be made (or a term and face amount as closely as possible comparable to such specified term and face amount) that is reported by the Reuters Screen CDOR Page as of 10:00 a.m. on such day (or, if such day is not a Business Day, as of 10:00 a.m. (Toronto time) on the next preceding Business Day), provided that if such rate is not reported by the Reuters Screen CDOR Page at such time on such date, CDOR Rate for such date will be the annual discount rate of interest (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. (Toronto time) on such date at which the average of the five largest (by assets) Canadian chartered banks are then offering to purchase bankers’ acceptances accepted by it having a comparable aggregate face amount and identical maturity date to the aggregate face amount and maturity date of such BA Loans or BA Equivalent Loans.

“Change of Control”:  the occurrence of any of the following events:   (a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), but excluding the Flynn Group (and excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the US Borrower; (b) the board of directors of the US Borrower shall cease to consist of a majority of Continuing Directors; or (c) a Specified Change of Control.

“Closing Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

“Closing Date Material Adverse Effect”:  a “Company Material Adverse Effect” (as defined in the Acquisition Agreement).

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”:  with respect to any Lender, the sum of the Initial US Term Loan Commitment, the Canadian Term Loan Commitment and the Revolving Credit Commitments of such Lender.

“Commitment Fee Rate”:  ½ of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the US Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

“Common Equity Financing” shall have the meaning provided in Section 5.1(b)(ii).

“Common Equity Financing Documents”: the Form S-1, the Rule 424(b) Prospectus, the Underwriting Agreement, dated as of September 19, 2007, among the US Borrower, the underwriters named therein and the selling shareholders named therein, and the “Declaration of Effectiveness” from the SEC.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with the US Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the US Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Confidential Information Memorandum”:  the Confidential Information Memorandum dated September 2007 and furnished to the initial Lenders in connection with the syndication of the Facilities.

“Consolidated Current Assets”:  of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

“Consolidated Current Liabilities”:  of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the US Borrower, (a) the current portion of Funded Debt and (b) all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans.

“Consolidated EBITDA”:  of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges and expenses, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of determining the Consolidated EBITDA of the US Borrower and its consolidated Subsidiaries for any period, “Consolidated EBITDA” for such period shall be determined as otherwise provided above and adjusted by adding thereto (i) in the case of any period which includes any portion of any fiscal quarter occurring prior to the Closing Date, the actual Consolidated EBITDA of the Target and its Subsidiaries for such period (determined without regard to the other adjustments set forth in this proviso), (ii) in the case of any period which includes any portion of any fiscal quarter ending on or prior to the last day of FQ4 2009, the aggregate amount of Transaction Restructuring Charges actually recorded or accrued during such period, so long as (x) the aggregate amount of all such Transaction Restructuring Charges added back pursuant to this clause (ii) for all fiscal quarters ending on or prior to the last day of FQ4 2009 does not exceed $20,000,000 (determined on a pre-tax basis) and (y) the aggregate amount (and type) of Transaction Restructuring Charges incurred or accrued during each fiscal quarter included in such period are identified in the Compliance Certificate covering such period, (iii) in the case of any period including the fiscal quarter of the US Borrower ended December 31, 2007, the amount of all fees and expenses incurred in connection with the Transaction during such fiscal quarter, (iv) the amount of net cost savings projected by the US Borrower in good faith to be realized as a result of specified actions commenced during such period in connection with the Transaction (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided, however, that (A) such cost savings are reasonably identifiable, factually supportable and actually achievable (in the good faith judgment of the US Borrower) within 18 months of the first day of the first period in which such cost savings are added back pursuant to this clause (iv), (B) such actions are completed within 36 months after the Closing Date, (C) no cost savings shall be added pursuant to this clause (iv) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (ii) above with respect to such period, and (D) the aggregate amount of all cost savings added pursuant to this clause (iv) for all fiscal quarters included in all periods shall not exceed the aggregate amount of synergies set forth on Schedule 1.1C, (v) any Non-Specified Restructuring Charges and Adjustments of the US Borrower and its Subsidiaries for such period, provided that the aggregate amount of Non-Specified Restructuring Charges and Adjustments in any period, together with the aggregate amount of Non-Regulation S-X Adjustments attributable to such period, shall not exceed 5.0% of Consolidated EBITDA of the US Borrower and its Subsidiaries (for such purposes, as determined as provided in this definition without regard to this clause (v) but otherwise on a Pro Forma Basis to the extent provided herein) for such period and (vi) any one-time write-up of inventory made in accordance with FASB 141 in connection with the Acquisition during such period, so long as the aggregate amount added back pursuant to this clause (vi) for all periods does not exceed $2,700,000.

“Consolidated Interest Expense”:  of any Person for any period, the sum of (x) total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) minus (y) interest income of such Person and its Subsidiaries for such period. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Consolidated Leverage Ratio”:  on any date of determination, the ratio of (x) Consolidated Total Debt on such date to (y) Consolidated EBITDA of the US Borrower and its Subsidiaries for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Consolidated Leverage Ratio pursuant to this Agreement, Consolidated EBITDA of the US Borrower and its Subsidiaries shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Consolidated Leverage Ratio pursuant to Sections 7.2(f) and 7.2(g) and the definition of “Permitted Acquisition Basket Amount” only, Consolidated Total Debt shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Consolidated Net Income”:  of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the US Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a), except for determinations required to be made on Pro Forma Basis, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the US Borrower or is merged into or consolidated with the US Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the US Borrower) in which the US Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the US Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the US Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Consolidated Net Worth”: as at any date of determination, the stockholders’ equity of the US Borrower determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of the US Borrower and its Subsidiaries prepared as of such date.

“Consolidated Senior Secured Debt”:  at any date, Consolidated Total Debt at such date secured by a Lien on any Property of the US Borrower or any of its Subsidiaries.

“Consolidated Senior Secured Debt Ratio”:  on any date of determination, the ratio of (x) Consolidated Senior Secured Debt on such date to (y) Consolidated EBITDA of the

US Borrower and its Subsidiaries for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Consolidated Senior Secured Debt Ratio pursuant to this Agreement, Consolidated EBITDA of the US Borrower and its Subsidiaries shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Consolidated Senior Secured Debt Ratio pursuant to Sections 7.2(f), 7.8(i) and 7.9(a) only, Consolidated Senior Secured Debt shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

 “Consolidated Total Debt”:  at any date, the aggregate principal amount of all Indebtedness of the US Borrower and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP (it being understood, for avoidance of doubt, that the undrawn portion of any outstanding Letters of Credit shall not be included in the determination of “Consolidated Total Debt”).

“Consolidated Working Capital”:  at any date, the difference of (a) Consolidated Current Assets of the US Borrower on such date less (b) Consolidated Current Liabilities of the US Borrower on such date.

“Continuing Directors”:  the directors of the US Borrower on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director of  the US Borrower, if, in each case, such other director’s nomination for election to the board of directors of  the US Borrower is recommended by at least a majority of the then Continuing Directors.

“Contractual Obligation”:  with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Investment Affiliate”:  with respect to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“DB Canada”: as defined in the preamble hereto.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Derivatives Counterparty”:  as defined in Section 7.6.

“Discount Note”:  a non-interest bearing promissory note denominated in Canadian Dollars, substantially in the form of Exhibit N, issued by the Canadian Borrower to a Non-BA Lender to evidence a BA Equivalent Loan.

“Discount Proceeds”:  for any Bankers’ Acceptance issued hereunder, an amount calculated on the applicable Borrowing Date by multiplying:

(a)           the face amount of the Bankers’ Acceptance, by

(b)           the quotient obtained by dividing:

(i)            one, by

(ii)           the sum of one plus the product of:

(A)                              the Discount Rate applicable to the Bankers’ Acceptance, and

(B)                                a fraction, the numerator of which is the applicable Interest Period and the denominator of which is 365,

with the quotient being rounded up or down to the fifth decimal place and .00005 being rounded up.

“Discount Rate”:  (a) in respect of any Bankers’ Acceptance accepted by a Canadian Lender that is a Schedule I Lender, the CDOR Rate for the applicable period; and (b) in respect of any Bankers’ Acceptance accepted by any other Canadian Lender, the CDOR Rate for the applicable period plus ..10%.

“Disposition”:  with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Equivalent”: at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by DB Canada or the Dual Currency RCF Issuing Lender, as applicable, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Dollars” and “$”:  lawful currency of the United States of America.

“Domestic Subsidiary”:  any Subsidiary of the US Borrower organized under the laws of any jurisdiction within the United States of America.

“Dormant Subsidiaries”:  the inactive Subsidiaries of the US Borrower on the Closing Date, as set forth on Schedule 1.1D.

“Dual Currency RCF Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Dual Currency RCF Loans and participate in Dual Currency RCF Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Dual Currency RCF Commitment” opposite such Lender’s name on Schedule 1.1A hereto, or, as the case may be, in the Alternate Currency Facilities Assignment and Acceptance

pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Dual Currency RCF Commitments is $15,000,000.

“Dual Currency RCF Commitment Period”:  the period from and including the Closing Date to the Dual Currency RCF Termination Date.

“Dual Currency RCF Excess Amount”: as defined in Section 2.12(f).

“Dual Currency RCF Extensions of Credit”:  as to any Dual Currency RCF Lender at any time, an amount equal to the sum of (a) the aggregate Principal Amount of all Dual Currency RCF Loans then outstanding to such Lender (including those made by way of BA Loans or BA Equivalent Loans calculated at the Dollar Equivalent of the face amount of the Bankers’ Acceptances issued in connection therewith) and (b) such Lender’s Dual Currency RCF Percentage of the Dual Currency RCF L/C Obligations then outstanding.

“Dual Currency RCF Issuing Lender”: any Dual Currency RCF Lender from time to time designated by the Canadian Borrower as a Dual Currency RCF Issuing Lender with the consent of such Dual Currency RCF Lender and the Canadian Agent.

“Dual Currency RCF L/C Commitment”:  $10,000,000.

“Dual Currency RCF L/C Obligations”:  at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Dual Currency RCF Letters of Credit and (b) the Dollar Equivalent of the aggregate amount of drawings under Dual Currency RCF Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“Dual Currency RCF L/C Participants”:   with respect to any Dual Currency RCF Letter of Credit, the collective reference to all the Dual Currency RCF Lenders (other than the Dual Currency RCF Issuing Lender that issued such Dual Currency RCF Letter of Credit).

“Dual Currency RCF Lender”:  each Lender that has a Dual Currency RCF Commitment or holds Dual Currency RCF Extensions of Credit, it being understood that, with respect to each Lender that is initially a party to this Agreement, (i) each such initial Lender shall be a Canadian Bank with a US Branch or if not a Canadian Bank, an Authorized Foreign Bank, (ii) with respect to the Commitments to be made available to the Canadian Borrower under the Dual Currency Revolving Credit Facility, the extensions of credit to the Canadian Borrower thereunder, all Dual Currency RCF Letters of Credit, all Dual Currency RCF L/C Obligations and all interest, fees, indemnities, costs, expenses and other Obligations owing by the Canadian Borrower in connection with the Dual Currency Revolving Credit Facility, and for all other related purposes hereunder (as the context may require), the term “Dual Currency RCF Lender” shall refer to such initial Dual Currency RCF Lender’s Canadian Branch (if such Dual Currency RCF Lender is an Authorized Foreign Bank) or such Dual Currency RCF Lender’s US Branch (if such Dual Currency RCF Lender is a Canadian Bank) and (iii) with respect to the Commitments to be made available to the US  Borrower under the Dual Currency Revolving Credit Facility, the extensions of credit to the US Borrower thereunder and all interest, fees, indemnities, costs, expenses and other Obligations owing by the US Borrower in connection with the Dual Currency Revolving Credit Facility, and for all other related purposes hereunder (as the context may require), the term “Dual Currency RCF Lender” shall, if such initial Dual Currency RCF Lender is a Canadian Bank, refer to such Dual Currency RCF Lender’s US Branch.

“Dual Currency RCF Letters of Credit”:  as defined in Section 3.1(c).

“Dual Currency RCF Loans”:  as defined in Section 2.4(b).

“Dual Currency RCF Payment Amount”: as defined in Section 3.5(b).

“Dual Currency RCF Percentage”:  as to any Dual Currency RCF Lender at any time, the percentage which such Lender’s Dual Currency RCF Commitment then constitutes of the Total Dual Currency RCF Commitments (or, at any time after the Dual Currency RCF Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Dual Currency RCF Extensions of Credit then outstanding constitutes of the  amount of the Total Dual Currency RCF Extensions of Credit then outstanding).

“Dual Currency RCF Reimbursement Obligation”:  the obligation of the Canadian Borrower to reimburse each Dual Currency RCF Issuing Lender pursuant to Section 3.5 for amounts drawn under Dual Currency RCF Letters of Credit issued by such Dual Currency RCF Issuing Lender.

“Dual Currency RCF Termination Date”:  October 12, 2013, or if earlier, the date on which the Dual Currency RCF Commitments are terminated in full pursuant to Sections 2.10 or 8 hereof.

 “Dual Currency Revolving Credit Facility”:  as defined in the definition of “Facility” in this Section 1.1.

“ECF Percentage”:  with respect to any Excess Cash Flow Period of the US Borrower, 50%; provided, that, so long as no Default or Event of Default is then in existence, with respect to any Excess Cash Flow Period of the US Borrower ending on or after December 31, 2008, (i) the ECF Percentage shall instead be 25% if the Consolidated Leverage Ratio as of the last day of such Excess Cash Flow Period is less than 2.75 to 1.0 but greater than or equal to 2.25 to 1.0 and (ii) the ECF Percentage shall instead be 0% if the Consolidated Leverage Ratio as of the last day of such Excess Cash Flow Period is less than 2.25 to 1.0.

“Environmental Laws”:  any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning  protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”:  any and all permits, licenses, approvals,  registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”:  for any day,  the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  for any day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Page LIBOR 01 as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Reuters Page LIBOR01 (or otherwise on the Reuters screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or the US Dual Currency RCF Agent, as applicable.

“Eurodollar Loans”:  Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”:  for any period, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the US Borrower and its Subsidiaries for such period, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such period, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the US Borrower and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the net increase during such period (if any) in deferred tax accounts of the US Borrower, and (vi) the amount of long-term incentive program expenses of the US Borrower accrued during such period  minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the US Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures or Permitted Acquisitions (other than Capital Expenditures and Permitted Acquisitions, to the extent financed with equity proceeds, Capital Stock, asset sale proceeds, insurance proceeds or Indebtedness), (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, Term Loan payments pursuant to Sections 2.3(a) and (b)) of the US Borrower and its Subsidiaries made during such period (other than in respect of any revolving credit facility, to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the amount of the increase, if any, in Consolidated Working Capital for such period, (v) the aggregate net amount of non-cash gain on the Disposition of Property by the US Borrower and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vi) the net decrease during such period (if any) in deferred tax accounts of the US Borrower, (vii) the amount of cash payments made to pay long-term incentive program expenses the US Borrower accrued prior to or during such period, and (viii) the amount of Non-Specified Restructuring Charges and Adjustments of the US Borrower and its Subsidiaries paid in cash during such period, to the extent (and only to the extent) such Non-Specified Restructuring Charges and Adjustments did not reduce Consolidated Net Income in such (or any prior) period.

“Excess Cash Flow Application Date”:  the date that is no later than five days after the earlier of (i) the date on which the financial statements of the US Borrower referred to in Section 6.1(a) for the fiscal year of the US Borrower then last ended are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered  (commencing, in either case, with the fiscal year of the US Borrower ended December 31, 2008).

“Excess Cash Flow Period” shall mean, with respect to any Excess Cash Flow Application Date, the immediately preceding fiscal year of the US Borrower.

“Excluded Closing Date Representations”:  all representations and warranties relating to the Target and its Subsidiaries in Section 4 hereof other than the Target Closing Date Representations.

“Existing Credit Facilities”: that certain Amended and Restated Credit Agreement, dated as of May 30, 2007, among the Borrowers, various lenders party thereto and Bank of America, N.A., as administrative agent thereunder, as in effect on the Closing Date.

“Existing Indebtedness”:  as defined in Section 5.1(e)(ii).

“Facility”:  each of (a) the Initial US Term Loan Commitments and the Initial US Term Loans made thereunder (the “Initial US Term Loan Facility”), (b) any Incremental US Term Loan Facility, (c) the Canadian Term Loan Commitments and the Canadian Term Loans made thereunder (the “Canadian Term Loan Facility”), (d) the US Dollar RCF Commitments and the extensions of credit made thereunder (the “US Dollar Revolving Credit Facility”) and (e) the

Dual Currency RCF Commitments and the extensions of credit made thereunder (the “Dual Currency Revolving Credit Facility”).

“Facility Agents”:  as defined in the preamble hereto.

“Fair Market Value” shall mean, with respect to any asset (including any Capital Stock of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of the US Borrower, or the Subsidiary of the US Borrower selling such asset.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent (in the case of the US Dollar-Denominated Facilities) or the US Dual Currency RCF Agent (in the case of US Borrower Dual Currency RCF Loans), in each case from three federal funds brokers of recognized standing selected by it.

“Flynn Group” means (a) Donald Flynn, (b) the spouse, lineal descendants and spouses of the lineal descendents of Donald Flynn, (c) trusts created in whole or in part for the benefit of any or all of the Persons named in clauses (a) and (b) above, and estates and legal representatives of the Persons named in clauses (a) and (b) above, and (d) any corporation, limited liability company, partnership, or other entity controlled by the Persons named in clauses (a) and (b) above.

“Foreign Subsidiary”:  any Subsidiary of the US Borrower that is not a Domestic Subsidiary.

“FQ1”, “FQ2 “, “FQ3”, and “FQ4”: when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of the designated fiscal year of the US Borrower (e.g., FQ4 2007 means the first fiscal quarter of the US Borrower’s 2007 fiscal year, which ends December 31, 2007).

“FSCO”:  the Financial Services Commission of Ontario, or other similar body of another Canadian jurisdiction.

“Funded Debt”:  with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time.

“General Assignment and Acceptance”:  as defined in Section 10.6(c).

“General Borrowing Notice”:  with respect to any request for borrowing of US Dollar-Denominated Facilities Loans hereunder, a notice from the US Borrower, substantially in the form of, and containing the information prescribed by, Exhibit K-1, delivered to the Administrative Agent.

“Governmental Authority”:  any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the US Borrower, the Canadian Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, restated, supplemented, replaced and/or otherwise modified from time to time.

“Guarantee Obligation”:  with respect to any Person (the “guaranteeing person”), any obligation of such guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the US Borrower in good faith.

“Hedge Agreements”:  all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the US Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Incremental Amendment”:  as defined in Section 2.25(b).

“Incremental Facility Closing Date”: as defined in Section 2.25(b).

“Incremental US Term Loan Facility”:  a term loan facility established pursuant to Section 2.25.

“Incremental US Term Loans”:  as defined in Section 2.25(a).

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations, Synthetic Lease Obligations or Attributable Debt of such Person, (f) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above; (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the Property to which such Lien relates), and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities”:  as defined in Section 10.5.

“Indemnitee”:  as defined in Section 10.5.

“Initial US Term Loan”:  as defined in Section 2.1(a).

“Initial US Term Loan Commitment”:  as to any Lender, the obligation of such Lender, if any, to make an Initial US Term Loan to the US Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Initial US Term Loan Commitment” opposite such Lender’s name on Schedule 1.1A hereto, or, as the case may be, in the General Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Initial US Term Loan Commitments is $610,000,000.

“Initial US Term Loan Facility”:  as defined in the definition of “Facility” in this Section 1.1.

“Initial US Term Loan Lender”:  each Lender that has an Initial US Term Loan Commitment or is the holder of an Initial US Term Loan.

“Initial US Term Loan Percentage”:  as to any Initial US Term Loan Lender at any time, the percentage which such Lender’s Initial US Term Loan Commitment then constitutes of the aggregate Initial US Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Initial US Term Loans then outstanding constitutes of the aggregate principal amount of the Initial US Term Loans then outstanding).

“Initial US Term Notes”:  as defined in Section 2.8(g).

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property (whether or not written), whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service- marks, trade names, franchises, domain names, technology, inventions, know-how and processes, recipes, formulas, trade secrets, trade secret licenses, proprietary information (including, but not limited to, rights in computer programs and databases), and permits, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”:  (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Canadian Prime Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, and the final maturity date of such Loan and (e) as to any Loan (other than any US Dollar RCF Loan or US Borrower Dual Currency RCF Loan that is a Base Rate Loan (unless all US Dollar RCF Loans or Dual Currency RCF Loans, as the case may be, are being repaid in full and the US Dollar RCF Commitments or Dual Currency RCF Commitments, as the case may be, are terminated) and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, BA Loan or BA Equivalent Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan, BA Loan or BA Equivalent Loan and ending (x) in the case of Eurodollar Loans, one, two, three or six or (if available to all Lenders under the relevant Facility, as determined by such Lenders in their sole discretion) nine or twelve months thereafter, as selected by the relevant Borrower in its Borrowing Notice or notice of conversion, as applicable, given with respect thereto and (y) in the case of BA Loans or BA Equivalent Loans, one-week (in the case of Canadian Term Loans to be incurred or maintained as BA Loans and/or BA Equivalent Loans at any time prior to the 30th Business Day following the Closing Date) and one, two, three or six months thereafter, if available to all Canadian Lenders under the relevant Facility (as determined by such Lenders in their sole discretion), as selected by the Canadian Borrower in its Borrowing Notice or notice of conversion, as applicable, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan, BA Loan or BA Equivalent Loan and ending (x) in the case of Eurodollar Loans, one, two, three or six or (if available to all Lenders under the relevant Facility, as determined by such Lenders in their sole discretion) nine or twelve months thereafter, as selected by the US Borrower by irrevocable notice to the relevant Facility Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto and (y) in the case of BA Loans or BA Equivalent Loans, one-week (in the case of Canadian Term Loans to be incurred or maintained as BA Loans and/or BA Equivalent Loans at any time prior to the 30th Business Day following the Closing Date) and one, two, three or six months thereafter, if available to all Canadian Lenders under the relevant Facility (as determined by such Lenders in their sole discretion), as selected by the Canadian Borrower by irrevocable notice to the Canadian Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(a)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b)           if any Interest Period selected in respect of a BA Loan or BA Equivalent Loan would otherwise end on a day that is not a Business Day, such Interest Period shall end on the immediately preceding Business Day;

(c)           any Interest Period that would otherwise extend beyond the applicable Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans of a given Facility, as the case may be, shall end on the applicable Revolving Credit Termination Date or such due date, as applicable;

(d)           no Interest Period in respect of a BA Loan or BA Equivalent Loan may extend beyond the Revolving Credit Termination Date or the date final payment is due on the Canadian Term Loans, as applicable; and

(e)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investments”:  as defined in Section 7.8.

“Issuing Lender”: any US Dollar RCF Issuing Lender and/or any Dual Currency RCF Issuing Lender, as the context may require.

“Judgment Conversion Date”:  as defined in Section 10.20.

“Judgment Currency”:  as defined in Section 10.20.

“L/C Fee Payment Date”:  the last day of each March, June, September and December and the last day of the US Dollar RCF Commitment Period or the Dual Currency RCF Commitment Period, as the context may require.

“L/C Obligations”:  at any time, the US Dollar RCF L/C Obligations and the Dual Currency RCF L/C Obligations at such time.

“Lenders”:  as defined in the preamble hereto and specifically including each  Issuing Lender.

“Letters of Credit”:  collectively, the US Dollar RCF Letters of Credit and the Dual Currency RCF Letters of Credit.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”:  any loan made by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Security Documents, the Canadian Intercompany Loan Documents, the Applications and the Notes.

“Loan Parties”:   each Borrower and each Subsidiary of the US Borrower that is a party to a Loan Document.

“Majority Dual Currency RCF Lenders”:  the Majority Facility Lenders in respect of the Dual Currency Revolving Credit Facility.

“Majority Facility Lenders”:  with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, the Total US Dollar RCF Extensions of Credit or the Total Dual Currency RCF Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the US Dollar Revolving Credit Facility or the

Dual Currency Revolving Credit Facility, prior to any termination of the US Dollar RCF Commitments or the Dual Currency RCF Commitments, as the case may be, the holders of more than 50% of the Total US Dollar RCF Commitments or the Total Dual Currency RCF Commitments, as the case may be).

“Majority US Dollar RCF Lenders”:  the Majority Facility Lenders in respect of the US Dollar Revolving Credit Facility.

“Material Adverse Effect”:  a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the US Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

“Material Environmental Amount”:  an amount or amounts payable by the US Borrower and/or any of its Subsidiaries, in the aggregate in excess of $5,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

 “Material Indebtedness”: any Indebtedness in an aggregate principal amount equal to or greater than $50,000,000.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Mortgaged Properties”: collectively, (i) the real properties and leasehold estates listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages and (ii) such other after-acquired real properties and leasehold estates as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages as contemplated by Section 6.10(b).

“Merger Sub”:  as defined in the definition of “Acquisition Agreement” in this Section 1.1.

“Mortgages”:  each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Nashville Headquarters Sale-Leaseback Transaction”: as defined in Section 7.11.

“Net Cash Proceeds”:  (a)  in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans or other Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-BA Lender”:  a Canadian Lender that cannot or does not as a matter of policy accept Bankers’ Acceptances.

“Non-Excluded Taxes”:  as defined in Section 2.20(a).

“Non-Guarantor Investment Basket Amount”: at any time, the remainder of (x) $25,000,000 less (y) the sum of (i) the aggregate amount of Investments made in reliance on the proviso appearing in Section 7.8(c) and outstanding at such time plus (ii) the aggregate amount of Investments made in reliance on clause (ii) of Section 7.8(g) and outstanding at such time plus (iii) the aggregate amount of Investments theretofore made in reliance on clause (I) of Section 7.8(i)(viii).

“Non-Regulation S-X Adjustment” shall have the meaning provided in the definition of “Pro Forma Basis”.

“Non-Specified Restructuring Charges and Adjustments” shall mean (i) any non-recurring and one-time costs and expenses incurred by the US Borrower and its Subsidiaries in connection with any Permitted Acquisition (including, without limitation, charges relating to facility closures and the consolidation, relocation or elimination of operations, severance costs and other costs incurred in connection with the termination, relocation and training of employees and such other charges, costs and expenses identified to the Administrative Agent) and (ii) certain other reasonable adjustments made in connection with a Permitted Acquisition and identified to the Administrative Agent (including adjustments for cost of goods to a GAAP-based costing method for salvage vehicles and adjustments for unreported revenue of an Acquired Person or Business that can be reasonably verified).

“Non-US Person” is a Person that is not a citizen or resident of the United States of America, or other entity created or organized in or under the laws of the United States of

America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income.

“Non-US Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program subject to the PBA, or maintained in any non-US jurisdiction (other than Canada), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and which is not subject to ERISA or the Code, and to which a Borrower or any of its Subsidiaries has, or may have, any liability.

“Note”:  any promissory note evidencing any Loan.

“Obligations”:  the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of each Borrower to any Facility Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arrangers, to the Agents or to any Lender that are required to be paid by either Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the US Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”:  as defined in Section 10.6(b).

“PBA”: the Pension Benefits Act (Ontario) and all regulations thereunder, as amended from time to time, and any successor or similar legislation of another Canadian jurisdiction.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permits”:  the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, and rights of way.

“Permitted Acquired Debt”: as defined in Section 7.2(h).

“Permitted Acquisition Basket Amount”: at any time, with respect to the then current fiscal year of the US Borrower during which a Permitted Acquisition is to be consummated, (i) if the Consolidated Leverage Ratio for the relevant Calculation Period then last ended (calculated on a Pro Forma Basis as if such Permitted Acquisition (as well as all other Specified Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period) is less than 3.00 to 1.00, $125,000,000 for such fiscal year, and (ii) if the Consolidated Leverage Ratio for the relevant Calculation Period then last ended (calculated on a Pro Forma Basis as if such Permitted Acquisition (as well as all other Specified Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period) is greater than or equal to 3.00 to 1.00, $75,000,000.

“Permitted Acquisitions”:  as defined in Section 7.8(i).

“Permitted Encumbrance”:  with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Liens”:  the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

“Permitted Sale-Leaseback Transaction” shall mean any Sale Lease-Back Transaction by the US Borrower or any of its Subsidiaries, provided that (i) the proceeds of the respective Sale Lease-Back Transaction shall be entirely cash and in an amount at least equal to 95% of the aggregate amount expended by the US Borrower or such Subsidiary in acquiring such asset (or, if not then acquired, 95% of the Fair Market Value of the Property subject to such Sale-Leaseback Transaction) and (ii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 7.11.

“Permitted Seller Debt” shall mean Indebtedness of the US Borrower or any of its Subsidiaries incurred in connection with a Permitted Acquisition and issued to the seller of the Property acquired pursuant to such Permitted Acquisition, which Permitted Seller Debt and all terms and conditions thereof (including, without limitation, mandatory repayment provisions, defaults, remedies and subordination provisions but excluding the maturity date thereof and the interest rate applicable thereto), and the documentation therefor, shall be reasonably satisfactory to the Administrative Agent, provided that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be guaranteed by any Subsidiary of the US Borrower, and (ii) no such Indebtedness shall be secured by any Property of the US Borrower or any of its Subsidiaries, except as permitted by Section 7.3(p).

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the US Borrower, any of its Subsidiaries or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.

“PPSA”:  the Personal Property Security Act as in effect from time to time in any applicable province or territory of Canada (including any regulations thereunder or related thereto), and for greater certainty shall include the “Register of Personal and Movable Real Rights” in the Province of Quebec.

“Preferred Capital Stock”: as applied to the Capital Stock of any Person, Capital Stock of such Person (other than common Capital Stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Principal Amount” shall mean (i) the stated principal amount of each Loan denominated in Dollars, and (ii) the Dollar Equivalent of the stated principal amount of each Loan denominated in Canadian Dollars (or, in the case of a BA Loan, the Dollar Equivalent of the face amount of the related Bankers’ Acceptance), as the context may require.

“Pricing Grid”:  the pricing grid attached hereto as Annex A.

 “Pro Forma Balance Sheet”:  as defined in Section 4.1(a).

“Pro Forma Basis”: in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (z) any Permitted Acquisition or any Significant Asset Sale then being consummated as well as any other Permitted Acquisition or any other Significant Asset Sale if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:

(i)            all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

(ii)           all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

(iii)          in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition or any Significant Asset Sale if effected during the respective Test Period or Calculation Period (or thereafter, for purposes of determinations pursuant to Sections 7.2(f), 7.2(g), 7.8(i) and 7.9(a) and the definition of “Permitted Acquisition Basket Amount” only) as if same had occurred on the first day of the respective Test Period or Calculation Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act and such other cost savings and expenses as may be acceptable to the Administrative Agent in its sole discretion (any such other cost savings and expenses,  “Non-Regulation S-X Adjustments”), as if such cost savings or expenses were realized on the first day of the respective period.

“Projections”:  as defined in Section 6.2(c).

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Counterparty”:  with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender, together with its successors and assigns.

“Real Estate”:  All real property held or used by the US Borrower or its Subsidiaries, which the US Borrower or the relevant Subsidiary owns in fee or in which it holds a leasehold interest as a tenant, all of which is more particularly identified in Schedule 4.25.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim (other than business interruption) or any condemnation proceeding relating to any asset of the US Borrower or any of its Subsidiaries.

“Refinanced Term Loans”: as defined in Section 10.1.

“Refinancing”: the refinancing transactions described in Section 5.1(e).

“Refunded Swing Line Loans”:  as defined in Section 2.7(b).

“Refunding Date”:  as defined in Section 2.7(c).

“Regulation H”:  Regulation H of the Board as in effect from time to time.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Reimbursement Obligations”: the US Dollar RCF Reimbursement Obligations and/or the Dual Currency RCF Reimbursement Obligations, as the context may require.

“Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the US Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or to reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”:  any Asset Sale or Recovery Event in respect of which the US Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”:  a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the US Borrower (directly or indirectly through a Wholly Owned Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its or such Subsidiary’s business.

“Reinvestment Prepayment Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the US Borrower’s business.

“Reinvestment Prepayment Date”:  with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the US Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the US Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Fund”:  with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

“Related Person”:  as to each of the Arrangers, the Agents and the Lenders, each of its officers, directors, stockholders, members, partners, employees, agents, attorneys and other advisors, controlling persons and Affiliates of any thereof.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Term Loans”: as defined in Section 10.1.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31 or .32 of PBGC Reg. § 4043.

“Required Lenders”:  at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid Principal Amount of the Term Loans then outstanding, and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”:  as to any Person, the chief executive officer, the president or the chief financial officer of the US Borrower or the Canadian Borrower, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer or chief accounting officer of the US Borrower or the Canadian Borrower, as applicable. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the US Borrower.

“Restricted Payments”:  as defined in Section 7.6.

“Retained Excess Cash Flow” shall mean, with respect to any Excess Cash Flow Period ended after the Closing Date, the amount of Excess Cash Flow for such Excess Cash Flow Period that the US Borrower was not required to apply to the repayment of Term Loans and/or the reduction of Revolving Credit Commitments pursuant to Section 2.12(c).

“Retained Excess Cash Flow Amount” shall initially be $0, which amount shall be (A) increased (i) on each Excess Cash Flow Application Date so long as any repayment required pursuant to Section 2.12(c) has been made, by an amount equal to the Excess Cash Flow for the related Excess Cash Flow Period multiplied by a percentage equal to 100% minus the ECF Percentage as in effect for the respective Excess Cash Flow Application Date, and (B) reduced (i) on each Excess Cash Flow Application Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Period is a negative number, by such amount, (ii) at the time any Capital Expenditure is made pursuant to Section 7.7(e), by the amount thereof, and (iii) at the time all or any portion of a Permitted Acquisition is consummated in reliance on the “Retained Excess Cash Flow Amount” pursuant to clause (ii)(y) or (viii)(II) of Section 7.8(i), by the amount of Aggregate Consideration relating to such Permitted Acquisition justified under said clause (it being understood that the Retained Excess Cash Flow Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause (B) above).

“Reuters Screen CDOR Page”: the display designated as page CDOR on the Reuters Monitor Money rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying quotations for Bankers’ Acceptances accepted by leading Canadian banks.

“Revaluation Date” means (a) with respect to any Canadian Borrower Dual Currency RCF Loan, each of the following:  (i) each date of a borrowing of a Canadian Borrower Dual Currency RCF Loan, (ii) each date of a continuation of a BA Loan  or BA Equivalent Loan pursuant to Section 2.13(d), (iii) the last Business Day of each calendar month, and (iv) such additional dates as DB Canada shall determine or the Required Lenders shall require; (b) with respect to any Dual Currency RCF Letter of Credit, each of the following:  (i) each date of issuance of a Dual Currency RCF Letter of Credit, (ii) each date of an amendment of any such Dual Currency RCF Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Dual Currency RCF Issuing Lender under any Dual Currency RCF Letter of Credit, (iv) the last Business Day of each calendar month, and (v) such additional dates as DB Canada or the Dual Currency RCF Issuing Lender shall determine or the Required Lenders shall require; and (c) with respect to any Canadian Term Loan, the date of any optional or mandatory prepayment thereof pursuant to Section 2.11 or 2.12, as the case may be.

“Revolving Credit Commitments”: with respect to any Lender at any time, the US Dollar RCF Commitments and the Dual Currency RCF Commitments of such Lender at such time.

“Revolving Credit Facility”: the US Dollar Revolving Credit Facility and/or the Dual Currency Revolving Credit Facility, as the context may require.

“Revolving Credit Lender”:  each Dual Currency RCF Lender and/or US Dollar RCF Lender, as the context may require.

“Revolving Credit Loans”: with respect to any Lender at any time, the US Dollar RCF Loans and the Dual Currency RCF Loans of such Lender outstanding at such time.

“Revolving Credit Termination Date”: the US Dollar RCF Termination Date and/or the Dual Currency RCF Termination Date, as the context may require.

“Revolving Extensions of Credit”:  as to any Lender at any time, the US Dollar RCF Extensions of Credit and the Dual Currency RCF Extensions of Credit of such Lender at such time.

“Sale-Leaseback Transaction”:  any arrangement with any Person providing for the leasing by the US Borrower or any of its Subsidiaries of any real or personal property, which property has been or is to be sold or transferred by the US Borrower or such Subsidiary to such Person in contemplation of such leasing or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the US Borrower or such Subsidiary.

“Schedule I Lender”:  any Lender named on Schedule I to the Bank Act (Canada).

“Scheduled Dispositions”:  the Disposition of the Property described on Schedule 7.5(f).

“SEC”:  the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”:  as defined in the Guarantee and Collateral Agreement.

“Security Documents”:  the collective reference to each Guarantee and Collateral Agreement, the Mortgages, any intellectual property security agreements or control agreements required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Loan Document and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Significant Asset Sale” shall mean each Asset Sale which yields gross proceeds to the US Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds) of at least $2,000,000.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”:  with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Change of Control”:  a “change of control”, or like event, as defined in any indenture or other agreement governing Material Indebtedness.

“Specified Hedge Agreement”:  any Hedge Agreement entered into by either Borrower or any Subsidiary Guarantor and any Qualified Counterparty providing for protections against fluctuations of interest rates.

“Specified Transaction” means, with respect to any period, any Permitted Acquisition, Significant Asset Sale, incurrence or repayment of Indebtedness, Incremental US Term Loan, US Dollar RCF Commitment Increase or other event expressly required to be calculated on a “Pro Forma Basis” pursuant to the terms of this Agreement.

“Spot Rate” means, for any currency, the rate determined by the Administrative Agent, DB Canada or the Dual Currency RCF Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 10:00 a.m. on the applicable Revaluation Date made; provided that the Administrative Agent, DB Canada or the Dual Currency RCF Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent, DB Canada or the Dual Currency RCF Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subordinated Indebtedness”: any subordinated Indebtedness permitted to be incurred pursuant to Section 7.2 (other than subordinated Indebtedness evidenced by the Subordinated Intercompany Note).

“Subordinated Intercompany Note”: the Subordinated Intercompany Note, substantially in the form of Exhibit M.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a

“Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the US Borrower.

“Subsidiary Guarantor”:  each Domestic Subsidiary of the US Borrower that is a Wholly-Owned Subsidiary of the US Borrower (other than (x) the Canadian Borrower and (y) each of Alert Bumper Inc. and Keystone Warehouse Distributors, Inc., Dormant Subsidiaries of the US Borrower).

“Swing Line Commitment”:  the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

“Swing Line Lender”:  Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

“Swing Line Loans”:  as defined in Section 2.6.

“Swing Line Note”: as defined in Section 2.8(g).

“Swing Line Participation Amount”:  as defined in Section 2.7(c).

“Syndication Agent”:  as defined in the preamble hereto.

“Syndication Date”:  the date on which the Arrangers completed the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement.

“Synthetic Lease Obligations”:  all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Target”: Keystone Automotive Industries, Inc., a California corporation and, after the consummation of the Acquisition, a Wholly-Owned Subsidiary of the US Borrower.

“Target Closing Date Representations”:  collectively, (i) all representations and warranties made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, except to the extent of any breach of such representations or warranties shall not give the US Borrower the right to terminate its obligations under the Acquisition Agreement (determined without regard to any notice requirement therein) and (ii) the representations and warranties relating to the Target and its Subsidiaries set forth in Sections 4.3, 4.4, 4.5, 4.11, 4.14, 4.19 and 4.24.

“Term Loan  Facility”:  the collective reference to the Initial US Term Loan Facility, the Canadian Term Loan Facility and any Incremental US Term Loan Facility.

“Term Loan Lenders”:  the collective reference to the Initial US Term Loan Lenders, the Canadian Term Loan Lenders and the Lenders with respect to any Incremental US Term Loans.

“Term Loan Maturity Date”:  October 12, 2013.

“Term Loans”:  the collective reference to the Initial US Term Loans, the Canadian Term Loans and any Incremental US Term Loans.

“Test Period” shall mean each period of four consecutive fiscal quarters of the US Borrower then last ended, in each case taken as one accounting period.

“Title Insurance Company”:  as defined in Section 6.15(a)(i).

“Total Dual Currency RCF Commitments”  at any time, the aggregate amount of the Dual Currency RCF Commitments then in effect.

“Total Dual Currency RCF Extensions of Credit”:  at any time, the aggregate amount of the Dual Currency RCF Extensions of Credit of the Dual Currency RCF Lenders outstanding at such time.

“Total Foreign Subsidiary Assets”:  at any time, the total assets of Foreign Subsidiaries of the US Borrower, determined on a consolidated basis in accordance with GAAP, as of the most recent balance sheet of the US Borrower.

“Total Revolving Credit Commitments”:  at any time, the sum of the Total Dual Currency RCF Commitments and the Total US Dollar RCF Commitments then in effect.

“Total Revolving Extensions of Credit”:  at any time, the sum of the Total Dual Currency RCF Extensions of Credit outstanding at such time and the Total US Dollar RCF Extensions of Credit outstanding at such time.

“Total US Dollar RCF Commitments”:  at any time, the aggregate amount of the US Dollar RCF Commitments then in effect.

“Total US Dollar RCF Extensions of Credit”:  at any time, the aggregate amount of the US Dollar RCF Extensions of Credit of the US Dollar RCF Lenders outstanding at such time.

“Transaction”: collectively, (i) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documentation, (ii) the consummation of the Refinancing, (iii) the Common Equity Financing, (iv) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the incurrence of Loans on the Closing Date and the use of proceeds thereof and (v) the payment of all fees and expenses in connection with the foregoing.

“Transaction Documents”: collectively, (i) the Acquisition Documentation, (ii) the Common Equity Financing Documents and (iii) the Loan Documents.

“Transaction Restructuring Charges” shall mean non-recurring and one-time costs  and expenses incurred by the US Borrower and its Subsidiaries in connection with facility closures, the consolidation, relocation or elimination of operations, severance costs and other costs identified to the Facility Agents by the US Borrower and incurred in connection with the Transaction.

“Transferee”:  as defined in Section 10.14.

“Type”:  as to any Loan, its nature as a Base Rate Loan, Eurodollar Loan, Canadian Prime Rate Loan, BA Loan  or BA Equivalent Loan.

“UCC”:  the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

“US Borrower”:  as defined in the preamble hereto.

“US Borrower Dual Currency RCF Note”:  as defined in Section 2.8(g).

“US Borrower Dual Currency RCF Loans”:  as defined in Section 2.4(b).

“US Borrower Facilities”:  (a) the Initial US Term Loan Commitments and the Initial US Term Loans made thereunder, (b) any Incremental US Term Loan Facility, (c) the US Dollar RCF Commitments and the extensions of credit made thereunder and (d) the Dual Currency RCF Commitments made available to the US Borrower and the US Borrower Dual Currency RCF Loans made thereunder.

“US Borrower Loans”:  the collective reference to the US Dollar-Denominated Facilities Loans and the US Borrower Dual Currency RCF Loans.

“US Branch”:  the US branch or office of a Dual Currency RCF Lender, which branch or office makes loans in Dollars of the type being made hereunder in the United States.

“US Dollar-Denominated Facilities”:  (a) the Initial US Term Loan Commitments and the Initial US Term Loans made thereunder, (b) any Incremental US Term Loan Facility and (c) the US Dollar RCF Commitments and the extensions of credit made thereunder.

“US Dollar-Denominated Facilities Loans”:  the collective reference to the Initial US Term Loans, Incremental US Term Loans, US Dollar RCF Loans and Swingline Loans.

“US Dollar-Denominated Facilities Register”:  as defined in Section 10.6(d).

“US Dollar-Denominated Facility Lender”:  each US Dollar RCF Lender and each Term Loan Lender (other than a Canadian Term Loan Lender).

“US Dollar-Denominated Facility Note”:  an Initial US Term Note, Incremental US Term Note, US Dollar RCF Note or Swing Line Note.

“US Dollar RCF Commitment”:  as to any Lender, the obligation of such Lender, if any, to make US Dollar RCF Loans and participate in Swing Line Loans and US Dollar RCF Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “US Dollar RCF Commitment” opposite such Lender’s name on Schedule 1.1A hereto, or, as the case may be, in the General Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total US Dollar RCF Commitments is $85,000,000.

“US Dollar RCF Commitment Increase”:  as defined in Section 2.25(a).

“US Dollar RCF Commitment Increase Lender”:  as defined in Section 2.25(c).

“US Dollar RCF Commitment Period”:  the period from and including the Closing Date to the US Dollar RCF Termination Date.

“US Dollar RCF Excess Amount”: as defined in Section 2.12(e).

“US Dollar RCF Extensions of Credit”:  as to any US Dollar RCF Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US Dollar RCF Loans then outstanding to such Lender, (b) such Lender’s US Dollar RCF Percentage of the US Dollar RCF L/C Obligations then outstanding and (c) such Lender’s US Dollar RCF Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

“US Dollar RCF Issuing Lender”:  any US Dollar RCF Lender from time to time designated by the US Borrower as a US Dollar RCF Issuing Lender with the consent of such US Dollar RCF Lender and the Administrative Agent.

“US Dollar RCF L/C Commitment”:  $35,000,000.

“US Dollar RCF L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding US Dollar RCF Letters of Credit and (b) the aggregate amount of drawings under US Dollar RCF Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“US Dollar RCF L/C Participants”:   with respect to any US Dollar RCF Letter of Credit, the collective reference to all the US Dollar RCF Lenders (other than the US Dollar RCF Issuing Lender that issued such US Dollar RCF Letter of Credit).

“US Dollar RCF Lender”:  each Lender that has a US Dollar RCF Commitment or holds US Dollar RCF Extensions of Credit.

“US Dollar RCF Letters of Credit”:  as defined in Section 3.1(a).

“US Dollar RCF Loans”:  as defined in Section 2.4(a).

“US Dollar RCF Note”:  as defined in Section 2.8(g).

“US Dollar RCF Payment Amount”: as defined in Section 3.5(a).

“US Dollar RCF Percentage”:  as to any US Dollar RCF Lender at any time, the percentage which such Lender’s US Dollar RCF Commitment then constitutes of the Total US Dollar RCF Commitments (or, at any time after the US Dollar RCF Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s US Dollar RCF Extensions of Credit then outstanding constitutes the  amount of the Total US Dollar RCF Extensions of Credit then outstanding).

“US Dollar RCF Reimbursement Obligation”:  the obligation of the US Borrower to reimburse each US Dollar RCF Issuing Lender pursuant to Section 3.5 for amounts drawn under US Dollar RCF Letters of Credit issued by such US Dollar RCF Issuing Lender.

“US Dollar RCF Termination Date”:  October 12, 2013, or if earlier, the date on which the US Dollar RCF Commitments are terminated in full pursuant to Sections 2.10 or 8 hereof.

“US Dollar Revolving Credit Facility”:  as defined in the definition of “Facility” in this Section 1.1.

“US Dual Currency RCF Agent”:  as defined in the preamble hereto.

“US Dual Currency RCF Agent’s Funding Office”:  the office specified from time to time by the US Dual Currency RCF Agent as its funding office by notice to the US Borrower and the Dual Currency RCF Lenders.

“US Dual Currency RCF Agent’s Payment Office”:  the office specified from time to time by the US Dual Currency RCF Agent as its payment office by notice to the US Borrower and the Dual Currency RCF Lenders.

“US Prime Rate”:  the prime lending rate as set forth on the British Banking Association Reuters Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent (with respect to the US Dollar-Denominated Facilities) or the US Dual Currency RCF Agent (with respect to US Borrower Dual Currency RCF Loans), replace such page for the purpose of displaying such rate), as in effect from time to time. The US Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Weighted Average Life to Maturity”:  when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

1.2           Other Definitional Provisions. (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)           As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to  the US Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, subject to Section 10.17.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)           All calculations of financial ratios hereunder shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

(f)            The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

(g)           The term “including”, “include” and “includes” is not limiting and shall be deemed to be followed by the phrase “without limitation”.

(h)           References to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(i)            A reference to any Requirement of Law includes all Requirements of Law varying, amending, modifying, supplementing, interpreting, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, rules, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under the statute unless, in any such case, otherwise expressly provided in any such statute.

1.3           Exchange Rates; Currency Equivalents. (a) The Administrative Agent, the Canadian Agent or any Dual Currency RCF Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loans and other Obligations denominated in Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between Canadian Dollars and Dollars until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the Canadian Agent or any Dual Currency RCF Issuing Lender, as applicable.

(b)           Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Dual Currency RCF Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Dual Currency RCF Letter of Credit is denominated in Canadian Dollars, such amount shall be the Dollar Equivalent of such Dollar amount (rounded to the nearest Canadian Dollar, with 0.5 of a Canadian Dollar being rounded upward), as determined by the Administrative Agent, the Canadian Agent or any Dual Currency RCF Issuing Lender, as the case may be.

1.4           Dual Currency RCF Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Dual Currency RCF Letter of Credit issued in Canadian Dollars at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Dual Currency RCF Letter of Credit in effect at such time; provided, however, that with respect to any Dual Currency RCF Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof, the amount of such Dual Currency RCF Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Dual Currency RCF Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.5           Canadian Loan Currencies. All BA Loans, BA Equivalent Loans and Canadian Prime Rate Loans shall be made and denominated in Canadian Dollars. BA Loans, BA Equivalent Loans and Canadian Prime Rate Loans, interest on such Loans and any applicable fees shall be payable in Canadian Dollars.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1           Term Loan Commitments. (a) Subject to the terms and conditions hereof, the Initial US Term Loan Lenders severally agree to make term loans (each, an “Initial US Term Loan”) to the US Borrower on the Closing Date in an amount for each Initial US Term Loan Lender not to exceed the amount of the Initial US Term Loan Commitment of such Lender. Initial US Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the US Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

(b)           Subject to the terms and conditions hereof, the Canadian Term Loan Lenders severally agree to make term loans (each, a “Canadian Term Loan”) to the Canadian Borrower on the Closing Date in an amount for each Canadian Term Loan Lender not to exceed the amount of the Canadian Term Loan Commitment of such Lender. Subject to the terms hereof,  Canadian Term Loans may from time to time be BA Loans (or BA Equivalent Loans) or Canadian Prime Rate Loans, as determined by the Canadian Borrower and notified to the Canadian Agent in accordance with Sections 2.2 and 2.13.

2.2           Procedure for Term Loan Borrowing. (a)  The US Borrower shall deliver to the Administrative Agent a General Borrowing Notice (which General Borrowing Notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Initial US Term Loan Lenders make the Initial US Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such General Borrowing Notice, the Administrative Agent shall promptly notify each Initial US Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Initial US Term Loan Lender shall make available to the Administrative Agent at the Administrative Agent’s Funding Office an amount in Dollars and immediately available funds equal to the Initial US Term Loan or Initial US Term Loans to be made by such Lender. The Administrative Agent shall make available to the US Borrower the aggregate of the amounts made available to the Administrative Agent by the Initial US Term Loan Lenders, in like funds as received by the Administrative Agent.

(b)           The Canadian Borrower shall deliver to the Canadian Agent an Alternate Currency Facilities Borrowing Notice (which Alternate Currency Facilities Borrowing Notice must be received by the Canadian Agent prior to 2:00 P.M., Toronto time, one Business Day prior to the anticipated Closing Date) requesting that the Canadian Term Loan Lenders make the Canadian Term Loans on the Closing Date and specifying the amount (in Canadian Dollars) to be borrowed and whether such Canadian Term Loans shall be incurred as BA Loans (and/or BA Equivalent Loans) or Canadian Prime Rate Loans; provided that Canadian Term Loans to be incurred as BA Loans and/or BA Equivalent Loans at any time prior to the 30th Business Day following the Closing Date shall be subject to an Interest Period of one-week. Upon receipt of such Alternate Currency Facilities Borrowing Notice, the Canadian Agent shall promptly notify each Canadian Term Loan Lender thereof. Not later than 12:00 Noon, Toronto time, on the Closing Date, each Canadian Term Loan Lender shall make available to the Canadian Agent at the Canadian Agent’s Funding Office an amount in Canadian Dollars and immediately available funds equal to the Canadian Term Loan or Canadian Term Loans to be made by such Lender. The Canadian Agent shall make available to the Canadian Borrower the aggregate of the amounts made available to the Canadian Agent by the Canadian Term Loan Lenders, in like funds as received by the Canadian Agent.

2.3           Repayment of Term Loans. (a)  On each date set forth below, the US Borrower shall be required to repay that principal amount of Initial US Term Loans, to the extent then outstanding, as is set forth opposite each such date below (as each such payment may be reduced as provided in Section 2.18(b)):

Scheduled Repayment Date	Amount

The last Business Day of FQ1 2008	$2,345,691.00

The last Business Day of FQ2 2008	$2,345,691.00

The last Business Day of FQ3 2008	$2,345,691.00

The last Business Day of FQ4 2008	$2,345,691.00

Scheduled Repayment Date	Amount

The last Business Day of FQ1 2009	$4,691,383.00

The last Business Day of FQ2 2009	$4,691,383.00

The last Business Day of FQ3 2009	$4,691,383.00

The last Business Day of FQ4 2009	$4,691,383.00

The last Business Day of FQ1 2010	$7,037,075.00

The last Business Day of FQ2 2010	$7,037,075.00

The last Business Day of FQ3 2010	$7,037,075.00

The last Business Day of FQ4 2010	$7,037,075.00

The last Business Day of FQ1 2011	$11,728,459.00

The last Business Day of FQ2 2011	$11,728,459.00

The last Business Day of FQ3 2011	$11,728,459.00

The last Business Day of FQ4 2011	$11,728,459.00

The last Business Day of FQ1 2012	$17,592,689.00

The last Business Day of FQ2 2012	$17,592,689.00

The last Business Day of FQ3 2012	$17,592,689.00

The last Business Day of FQ4 2012	$17,592,689.00

The last Business Day of FQ1 2013	$19,938,381.00

The last Business Day of FQ2 2013	$19,938,381.00

The last Business Day of FQ3 2013	$19,938,381.00

October 12, 2013	$376,603,669.00

(b)           On each date set forth below, the Canadian Borrower shall be required to repay that principal amount of Canadian Term Loans, to the extent then outstanding, as is set forth opposite each such date below (as each such payment may be reduced as provided in Section 2.18(b)):

Scheduled Repayment Date	Amount

The last Business Day of FQ1 2008	CDN$	153,815.00

The last Business Day of FQ2 2008	CDN$	153,815.00

The last Business Day of FQ3 2008	CDN$	153,815.00

The last Business Day of FQ4 2008	CDN$	153,815.00

The last Business Day of FQ1 2009	CDN$	307,631.00

The last Business Day of FQ2 2009	CDN$	307,631.00

The last Business Day of FQ3 2009	CDN$	307,631.00

The last Business Day of FQ4 2009	CDN$	307,631.00

The last Business Day of FQ1 2010	CDN$	461,447.00

The last Business Day of FQ2 2010	CDN$	461,447.00

The last Business Day of FQ3 2010	CDN$	461,447.00

The last Business Day of FQ4 2010	CDN$	461,447.00

The last Business Day of FQ1 2011	CDN$	769,079.00

The last Business Day of FQ2 2011	CDN$	769,079.00

The last Business Day of FQ3 2011	CDN$	769,079.00

The last Business Day of FQ4 2011	CDN$	769,079.00

The last Business Day of FQ1 2012	CDN$	1,153,618.00

The last Business Day of FQ2 2012	CDN$	1,153,618.00

The last Business Day of FQ3 2012	CDN$	1,153,618.00

The last Business Day of FQ4 2012	CDN$	1,153,618.00

The last Business Day of FQ1 2013	CDN$	1,307,434.00

The last Business Day of FQ2 2013	CDN$	1,307,434.00

The last Business Day of FQ3 2013	CDN$	1,307,434.00

Scheduled Repayment Date	Amount

Term Loan Maturity Date	CDN$	24,695,338.00

(c)           Notwithstanding anything to the contrary in Sections 2.3(a) or (b) above, (i) if the aggregate principal amount of Initial US Term Loans made on the Closing Date is less than the aggregate amount of the Initial US Term Loan Commitments, the amount of each relevant principal installment set forth in paragraph (a) above shall be proportionally reduced to reflect such lesser amount so borrowed and (ii) if the aggregate principal amount of Canadian Term Loans made on the Closing Date is less than the aggregate amount of the Canadian Term Loan Commitments, the amount of each relevant principal installment set forth in paragraph (b) above shall be proportionally reduced to reflect such lesser amount so borrowed.

2.4           US Dollar RCF Commitments and Dual Currency RCF Commitments. (a) Subject to the terms and conditions hereof, the US Dollar RCF Lenders severally agree to make revolving credit loans (“US Dollar RCF Loans”) to the US Borrower from time to time during the US Dollar RCF Commitment Period in an aggregate principal amount at any one time outstanding for each US Dollar RCF Lender which, when added to such Lender’s US Dollar RCF Percentage of the sum of (i) the US Dollar RCF L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s US Dollar RCF Commitment. During the US Dollar RCF Commitment Period, the US Borrower may use the US Dollar RCF Commitments by borrowing, prepaying the US Dollar RCF Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The US Dollar RCF Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the US Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no US Dollar RCF Loan shall be made as a Eurodollar Loan after the day that is one month prior to the US Dollar RCF Termination Date.

(b)           Subject to the terms and conditions hereof, the Dual Currency RCF Lenders severally agree to make (I) revolving credit loans to the US Borrower (“US Borrower Dual Currency RCF Loans”) and (II) revolving credit loans to the Canadian Borrower (“Canadian Borrower Dual Currency RCF Loans” and, together with the US Borrower Dual Currency RCF Loans, the “Dual Currency RCF Loans”) from time to time during the Dual Currency RCF Commitment Period in an aggregate Principal Amount at any one time outstanding for each Dual Currency RCF Lender which, when added to such Lender’s Dual Currency RCF Percentage of the Dual Currency RCF L/C Obligations then outstanding, does not exceed the amount of such Lender’s Dual Currency RCF Commitment, which Dual Currency RCF Loans:

(i)            in the case US Borrower Dual Currency RCF Loans, shall be made and maintained in Dollars;

(ii)           in the case of Canadian Borrower Dual Currency RCF Loans, shall be made and maintained in Canadian Dollars;

(iii)          during the Dual Currency RCF Commitment Period, may be borrowed, prepaid in whole or in part, and reborrowed by the applicable Borrower, all in accordance with the terms and conditions hereof;

(iv)          subject to Section 2.26(l), in the case of US Borrower Dual Currency RCF Loans, may from time to time be Eurodollar Loans or Base Rate Loans as determined by the US Borrower and notified to the US Dual Currency RCF Agent in accordance with Sections 2.5 and 2.13, provided that no US Borrower Dual Currency RCF Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Dual Currency RCF Termination Date;

(v)           in the case of Canadian Borrower Dual Currency RCF Loans, subject to the terms hereof, may from time to time be BA Loans (or BA Equivalent Loans) or Canadian Prime Rate Loans as determined by the Canadian Borrower and notified to the Canadian Agent in accordance with Sections 2.5 and 2.13, provided that no Canadian Borrower Dual Currency RCF Loan shall be made as a BA Loan (or BA Equivalent Loan) after the day that is one month prior to the Dual Currency RCF Termination Date.

(c)           The US Borrower shall repay all outstanding US Dollar RCF Loans on the US Dollar RCF Termination Date. The US Borrower shall repay all outstanding US Borrower Dual Currency RCF Loans, and the Canadian Borrower shall repay all outstanding Canadian Borrower Dual Currency RCF Loans, in each case on the Dual Currency RCF Termination Date.

2.5           Procedure for US Dollar Revolving Credit Facility Borrowings and Dual Currency Revolving Credit Facility Borrowings. (a) The US Borrower may borrow under the US Dollar RCF Commitments on any Business Day during the US Dollar RCF Commitment Period, provided that the US Borrower shall deliver to the Administrative Agent a General Borrowing Notice (which General Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of US Dollar RCF Loans under the US Dollar RCF Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or $500,000 integrals in excess thereof (or, if the then aggregate Available US Dollar RCF Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,000,000 or $500,000 integrals in excess thereof; provided, that the Swing Line Lender may request, on behalf of the US Borrower, borrowings of Base Rate Loans under the US Dollar RCF Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such General Borrowing Notice from the US Borrower, the Administrative Agent shall promptly notify each US Dollar RCF Lender thereof. Each US Dollar RCF Lender will make its US Dollar RCF Percentage of the amount of each borrowing of US Dollar RCF Loans available to the Administrative Agent in Dollars for the account of the US Borrower at the Administrative Agent’s Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the US Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the US Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

(b)           Subject to the provisions of Section 2.4(b), the US Borrower or the Canadian Borrower may borrow under the Dual Currency RCF Commitments on any Business Day during the Dual Currency RCF Commitment Period, provided that the US Borrower or the Canadian Borrower, as the case may be, shall deliver (x) in the case of any US Borrower Dual Currency RCF Loan, an Alternate Currency Facilities Borrowing Notice to the US Dual Currency RCF Agent (with a copy to each other Facility Agent), which Alternate Currency Facilities Borrowing Notice must be received by the US Dual Currency RCF Agent prior to 12:00 Noon, New York time, (I) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans or (II) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans and (y) in the case of any Canadian Borrower Dual Currency RCF Loan, an Alternate Currency Facilities Borrowing Notice to the Canadian Agent (with a copy to each other Facility Agent), which Alternate Currency Facilities Borrowing Notice must be received by the Canadian Agent prior to 12:00 Noon, Toronto time, (I) three Business Days prior to the requested Borrowing Date, in the case of BA Loans or BA Equivalent Loans or (II) one Business Day prior to the requested Borrowing Date, in the case of Canadian Prime Rate Loans. Each borrowing of Dual Currency RCF Loans under the Dual Currency RCF Commitments shall be in an amount (or face amount in the case of BA Loans) equal to (w) in the case of  Base Rate Loans, $1,000,000 or $500,000 integrals in excess thereof (or, if the then aggregate Available Dual Currency RCF Commitments are less than the $1,000,000, such lesser amount), (x) in the case of Eurodollar Loans, $2,000,000 or $500,000 integrals in excess thereof, (y) in the case of  Canadian Prime Rate Loans, CDN$1,000,000 or CDN$500,000 integrals in excess thereof (or, if the then aggregate Available Dual Currency RCF Commitments are less than the Dollar Equivalent of CDN$1,000,000, such lesser amount) and (z) in the case of BA Loans or BA Equivalent Loans, CDN$2,000,000 or CDN$500,000 integrals in excess thereof. Upon receipt of any such Alternate Currency Facilities Borrowing Notice from the US Borrower or the Canadian Borrower, as the case may be, the US Dual Currency RCF Agent or the Canadian Agent, as the case may be, shall promptly notify each Dual Currency RCF Lender thereof. Each Dual Currency RCF Lender will make its Dual Currency RCF Percentage of the amount of each borrowing of Dual Currency RCF Loans available (x) in the case of US Borrower Dual Currency RCF Loans, to the US Dual Currency RCF Agent for the account of the US Borrower at the US Dual Currency RCF Agent’s Funding Office prior to 12:00 Noon, New York time, on the Borrowing Date requested by the US Borrower in funds immediately available to the US Dual Currency RCF Agent and (y) in the case of Canadian Borrower Dual Currency RCF Loans, to the Canadian Agent for the account of the Canadian Borrower at the Canadian Agent’s Funding Office prior to 12:00 Noon, Toronto time, on the Borrowing Date requested by the Canadian Borrower in funds immediately available to the Canadian Agent. Such borrowing will then be made available to the US Borrower or the Canadian Borrower, as the case may be, by the US Dual Currency RCF Agent in like funds as received by the US Dual Currency RCF Agent (in the case of US Borrower Dual Currency RCF Loans) or by the Canadian Agent in like funds as received by the Canadian Agent (in the case of Canadian Borrower Dual Currency RCF Loans).

2.6           Swing Line Commitment. (a)  Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the US Dollar RCF Commitment Period, it will make available to the US Borrower in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the US Borrower under the US Dollar RCF Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line

Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding US Dollar RCF Loans hereunder, may exceed the Swing Line Commitment then in effect or the Swing Line Lender’s US Dollar RCF Commitment then in effect) and (ii) the US Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available US Dollar RCF Commitments would be less than zero. During the US Dollar RCF Commitment Period, the US Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

(b)           The US Borrower shall repay all outstanding Swing Line Loans on the US Dollar RCF Termination Date.

2.7           Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a)  The US Borrower may borrow under the Swing Line Commitment on any Business Day during the US Dollar RCF Commitment Period, provided, the US Borrower shall give the Swing Line Lender irrevocable written notice (which written notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or $100,000 integrals in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Administrative Agent’s Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the US Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

(b)           The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the US Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each US Dollar RCF Lender to make, and each US Dollar RCF Lender hereby agrees to make, a US Dollar RCF Loan (which shall initially be a Base Rate Loan), in an amount equal to such US Dollar RCF Lender’s US Dollar RCF Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the outstanding Swing Line Loans. Each US Dollar RCF Lender shall make the amount of such US Dollar RCF Loan available to the Administrative Agent at the Administrative Agent’s Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such US Dollar RCF Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The US Borrower irrevocably authorizes the Swing Line Lender to charge the US Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the US Dollar RCF Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

(c)           If prior to the time a US Dollar RCF Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall exist and be continuing with respect to the US Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, US Dollar RCF Loans may not be made as contemplated by Section 2.7(b), each US Dollar RCF Lender shall, on the date such US Dollar RCF Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the “Refunding Date”), purchase for cash in Dollars an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such US Dollar RCF Lender’s US Dollar RCF Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such US Dollar RCF Loans.

(d)           Whenever, at any time after the Swing Line Lender has received from any US Dollar RCF Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such US Dollar RCF Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(e)           Each US Dollar RCF Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such US Dollar RCF Lender or the US Borrower may have against the Swing Line Lender, the US Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the US Borrower; (iv) any breach of this Agreement or any other Loan Document by the US Borrower, any other Loan Party or any other US Dollar RCF Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8           Repayment of Loans; Evidence of Debt. (a)  The US Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate US Dollar RCF Lender or the Swing Line Lender and to the Administrative Agent for the account of the appropriate Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each US Dollar RCF Loan of such US Dollar RCF Lender on the US Dollar RCF Termination Date (or on such earlier date on which such Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the US Dollar RCF Termination Date (or on such earlier date on which such Loans become due and payable pursuant to Section 8), (iii) the principal amount of each Initial US Term Loan of such Initial US Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which such Loans become due and payable pursuant to Section 8) and (iv) with respect to any Incremental US Term Loan under an Incremental US Term Loan Facility, the principal amount of each Incremental US Term Loan of the relevant series of Incremental US Term Loans according to the relevant repayment schedule agreed to by the Lenders of such Incremental US Term Loan pursuant to Section 2.25 (or on such earlier date on which such Loans become due and payable pursuant to Section 8). The US Borrower hereby further agrees to pay interest on the unpaid principal amount of the US Dollar-Denominated Facilities Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(b)           The US Borrower hereby unconditionally promises to pay to the US Dual Currency RCF Agent for the account of the appropriate Dual Currency RCF Lender the then unpaid principal amount of each US Borrower Dual Currency RCF Loan of such Dual Currency RCF Lender on the Dual Currency RCF Termination Date (or on such earlier date on which the US Borrower Dual Currency RCF Loans become due and payable pursuant to Section 8). The US Borrower hereby further agrees to pay interest on the unpaid principal amount of the US Borrower Dual Currency RCF Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(c)           The Canadian Borrower hereby unconditionally promises to pay to the Canadian Agent for the account of the appropriate Dual Currency RCF Lender or Canadian Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Canadian Borrower Dual Currency RCF Loan of such Dual Currency RCF Lender on the Dual Currency RCF Termination Date (or on such earlier date on which such Loans become due and payable pursuant to Section 8) and (ii) the principal or face amount, as applicable, of each Canadian Term Loan of such Canadian Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which such Loans become due and payable pursuant to Section 8). The Canadian Borrower hereby further agrees to pay interest on the unpaid principal or face amount, as applicable, of the Canadian Borrower Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(d)           Each US Dollar-Denominated Facility Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the US Borrower to such US Dollar-Denominated Facility Lender resulting from each US Dollar-Denominated Facilities Loan of such US Dollar-Denominated Facility Lender from time to time, including the amounts of principal and interest payable and paid to such US Dollar-Denominated Facility Lender from time to time under this Agreement. Each Alternate Currency Facilities Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the US Borrower or the Canadian Borrower, as applicable, to such Alternate Currency Facilities Lender resulting from each Alternate Currency Facilities Loan of such Alternate Currency Facilities Lender from time to time, including the amounts of principal and interest payable and paid to such Alternate Currency Facilities Lender from time to time under this Agreement.

(e)           The Administrative Agent, on behalf of the US Borrower, shall maintain the US Dollar-Denominated Facilities Register pursuant to Section 10.6(d), and a subaccount therein for each US Dollar-Denominated Facility Lender, in which shall be recorded (i) the amount of each US Dollar-Denominated Facilities Loan made hereunder and any Note evidencing such US Dollar-Denominated Facilities Loan, the Facility under which such US Dollar-Denominated Facilities Loan was made, the Type of such US Dollar-Denominated Facilities Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the US Borrower to each US Dollar-Denominated Facility Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the US Borrower and each US Dollar-Denominated Facility Lender’s share thereof. Each of the US Dual Currency RCF Agent and the Canadian Agent, on behalf of the US Borrower and the Canadian Borrower, shall maintain the Alternate Currency Facilities Register pursuant to Section 10.6(d), and a subaccount therein for each Alternate Currency Facilities Lender, in which shall be recorded (i) the amount of each Alternate Currency Facilities Loan made hereunder and any Canadian Term Note, US Borrower Dual Currency RCF Note or Canadian Borrower Dual Currency RCF Note, as the case may be, evidencing such Alternate Currency Facilities Loan, the Type of such Alternate Currency Facilities Loan, the Borrower thereof and each Interest Period applicable thereto, (ii) the amount of any principal (or face amount) or interest due and payable or to become due and payable from the US Borrower or the Canadian Borrower, as applicable, to each Alternate Currency Facilities Lender hereunder and (iii) both the amount of any sum received by the US Dual Currency RCF Agent or the Canadian Agent, as applicable, hereunder from the US Borrower or the Canadian Borrower, as applicable, and each Alternate Currency Facilities Lender’s share thereof.

(f)            The entries made in the US Dollar-Denominated Facilities Register and the accounts of each US Dollar-Denominated Facility Lender maintained pursuant to Section 2.8(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the US Borrower therein recorded; provided, however, that the failure of any US Dollar-Denominated Facility Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the US Borrower to repay (with applicable interest) the US Dollar-Denominated Facilities Loans made to the US Borrower by such US Dollar-Denominated Facility Lender in accordance with the terms of this Agreement. The entries made in the Alternate Currency Facilities Register and the accounts of each Alternate Currency Facilities Lender maintained pursuant to Section 2.8(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the US Borrower and the Canadian Borrower therein recorded; provided, however, that the failure of any Alternate Currency Facilities Lender, the US Dual Currency RCF Agent or the Canadian Agent to maintain the Alternate Currency Facilities Register or any such account, or any error therein, shall not in any manner affect the obligation of the US Borrower or the Canadian Borrower, as the case may be, to repay (with applicable interest) the Alternate Currency Facilities Loans made to it by such Alternate Currency Facilities Lender in accordance with the terms of this Agreement.

(g)           The US Borrower agrees that (x) upon the request to the Administrative Agent by any US Dollar-Denominated Facility Lender, the US Borrower will promptly execute and deliver to such Lender a promissory note of the US Borrower evidencing any Initial US Term Loans, US Dollar RCF Loans, Swing Line Loans or Incremental US Term Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2, G-3 or G-4, respectively (an “Initial US Term Note”, “US Dollar RCF Note”, “Swing Line Note” or

“Incremental US Term Note”, respectively), with appropriate insertions as to date and principal amount, provided that the obligations of the US Borrower in respect of each US Dollar-Denominated Facilities Loan shall be enforceable in accordance with the Loan Documents whether or not evidenced by any US Dollar-Denominated Facility Note and (y) upon the request to the US Dual Currency RCF Agent by any Dual Currency RCF Lender, the US Borrower will promptly execute and deliver to such Lender a promissory note of the US Borrower evidencing any US Borrower Dual Currency RCF Loans of such Lender, substantially in the form of Exhibit G-5 (a “US Borrower Dual Currency RCF Note”), with appropriate insertions as to date and principal amount, provided that the obligations of the US Borrower in respect of each US Borrower Dual Currency RCF Loan shall be enforceable in accordance with the Loan Documents whether or not evidenced by any US Borrower Dual Currency RCF Note.

(h)           The Canadian Borrower agrees that, upon the request to the Canadian Agent by any Alternate Currency Facilities Lender, the Canadian Borrower will promptly execute and deliver to such Lender a promissory note of the Canadian Borrower evidencing any Canadian Term Loans or Canadian Borrower Dual Currency RCF Loans, as the case may be, of such Lender, substantially in the form of Exhibit G-6 or G-7, respectively (a “Canadian Term Note” or “Canadian Borrower Dual Currency RCF Note”), with appropriate insertions as to date and principal or face amount, as applicable, provided that the obligations of the Canadian Borrower in respect of each Canadian Borrower Loan shall be enforceable in accordance with the Loan Documents whether or not evidenced by any Canadian Term Note or Canadian Borrower Dual Currency RCF Note, as applicable.

2.9           Commitment Fees, etc. (a)  The US Borrower agrees to pay (x) to the Administrative Agent for the account of each US Dollar RCF Lender a commitment fee for the period from and including the date hereof to the last day of the US Dollar RCF Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available US Dollar RCF Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the US Dollar RCF Termination Date, commencing on the first of such dates to occur after the date hereof and (y) to the US Dual Currency RCF Agent for the account of each Dual Currency RCF Lender a commitment fee for the period from and including the date hereof to the last day of the Dual Currency RCF Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Dual Currency RCF Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Dual Currency RCF Termination Date, commencing on the first of such dates to occur after the date hereof.

(b)           The US Borrower agrees to pay on the Closing Date to the Arrangers the facilities fees in the amounts and on the dates previously agreed to in writing by the US Borrower and the Arrangers.

(c)           The US Borrower agrees to pay to the Administrative Agent and the US Dual Currency RCF Agent the agency fees in the amounts and on the dates from time to time agreed to in writing by the US Borrower and the Administrative Agent or the US Dual Currency RCF Agent, as the case may be.

(d)           The Canadian Borrower agrees to pay to the Canadian Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Canadian Borrower and the Canadian Agent.

2.10         Termination or Reduction of Revolving Credit Commitments. The US Borrower shall have the right, upon not less than three Business Days’ notice to each Facility Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments, with the amount of each reduction pursuant to this Section 2.10 to apply to reduce, on a pro rata basis (based upon the relative amounts of the US Dollar RCF Commitments and the Dual Currency RCF Commitments, in each case before giving effect to such reduction), the US Dollar RCF Commitments and the Dual Currency RCF Commitments; provided that no such termination or reduction pursuant to this Section 2.10 shall be permitted if either (x) after giving effect thereto and to any prepayments of the US Dollar RCF Loans and Swing Line Loans made on the effective date thereof, the Total US Dollar RCF Extensions of Credit would exceed the Total US Dollar RCF Commitments or (y) after giving effect thereto and to any prepayments of the Dual Currency RCF Loans on the effective date thereof, the Total Dual Currency RCF Extensions of Credit would exceed the Total Dual Currency RCF Commitments. Any reduction in the Revolving Credit Commitments pursuant to this Section 2.10 shall be in an amount equal to $500,000 or a whole multiple thereof, and shall reduce permanently the US Dollar RCF Commitments or the Dual Currency RCF Commitments, as applicable, then in effect.

2.11         Optional Prepayments. (a)  The US Borrower may at any time and from time to time prepay the US Dollar-Denominated Facilities Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Initial US Term Loans, Incremental US Term Loans under a given Incremental US Term Loan Facility, US Dollar RCF Loans or Swing Line Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the US Borrower shall also pay any amounts owing pursuant to Section 2.21 and (ii) same day notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant US Dollar-Denominated Facility Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of US Dollar RCF Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of US Dollar-Denominated Facilities Loans (other than Swingline Loans) shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b)           The US Borrower may at any time and from time to time prepay the US Borrower Dual Currency RCF Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the US Dual Currency RCF Agent (with a copy to the Canadian Agent) at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the US Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice, the US Dual Currency RCF Agent shall promptly notify each Dual Currency RCF Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of US Borrower Dual Currency RCF Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of US Borrower Dual Currency RCF Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.

(c)           The Canadian Borrower may at any time and from time to time prepay the Canadian Borrower Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Canadian Agent (with a copy to the US Dual Currency RCF Agent, in the case of a prepayment of Canadian Borrower Dual Currency RCF Loans,) at least three Business Days prior thereto in the case of BA Loans or BA Equivalent Loans and at least one Business Day prior thereto in the case of Canadian Prime Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Canadian Term Loans or Canadian Borrower Dual Currency RCF Loans and whether such prepayment is of BA Loans (or BA Equivalent Loans) or Canadian Prime Rate Loans; provided, that no optional prepayments of Canadian Borrower Loans maintained as BA Loans (or BA Equivalent Loans) shall be made prior to the last day of the Interest Period applicable thereto. Upon receipt of any such notice, the Canadian Agent shall promptly notify each relevant Alternate Currency Facilities Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Canadian Borrower Dual Currency RCF Loans that are Canadian Prime Rate Loans, BA Loans or BA Equivalent Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Canadian Borrower Loans shall be in an aggregate principal amount of CDN$500,000 or a whole multiple thereof.

2.12         Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be incurred by any Loan Party or its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the Closing Date (other than Indebtedness incurred pursuant to clause (f) thereof in circumstances where clause (vii) thereof requires the Net Cash Proceeds of such Indebtedness to be applied pursuant to this Section 2.12(a)), then on the date of such issuance or incurrence, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by the US Borrower or any of its Subsidiaries.

(a)           If on any date the US Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by the US Borrower or such Subsidiary of such Net Cash Proceeds, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net

Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $20,000,000 in any fiscal year of the US Borrower and (ii) on each Reinvestment Prepayment Date, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5

(b)           On each Excess Cash Flow Application Date, if there shall be Excess Cash Flow for the related Excess Cash Flow Period, the Term Loans shall be prepaid and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the ECF Percentage of the Adjusted Excess Cash Flow for such Excess Cash Flow Period, as set forth in Section 2.12(d).

(c)           Amounts to be applied in connection with prepayments and/or Commitment reductions made pursuant to clauses (a), (b) and (c) of this Section 2.12 shall be applied, first, to the prepayment of the Term Loans in accordance with the requirements of Section 2.18(b) and, second, pro rata to reduce permanently the US Dollar RCF Commitments and the Dual Currency RCF Commitments. Any such reduction of the US Dollar RCF Commitments or the Dual Currency RCF Commitments shall be accompanied by the prepayment of the US Dollar RCF Loans, Swing Line Loans and/or Dual Currency RCF Loans to the extent, if any, that the Total US Dollar RCF Extensions of Credit or the Total Dual Currency RCF Extensions of Credit, as the case may be, exceed the amount of the Total US Dollar RCF Commitments or the Total Dual Currency RCF Commitments, as the case may be, as so reduced; provided that if the aggregate Principal Amount of US Dollar RCF Loans and Swing Line Loans or Dual Currency RCF Loans, as the case may be, then outstanding is less than the amount of such excess (because US Dollar RCF L/C Obligations or Dual Currency RCF L/C Obligations, as the case may be, constitute a portion thereof), the US Borrower or the Canadian Borrower, as applicable, shall, to the extent of the balance of such excess, replace outstanding US Dollar RCF Letters of Credit or Dual Currency RCF Letters of Credit, as the case may be, and/or deposit an amount in cash (in the relevant currency) in a Cash Collateral Account established with the Administrative Agent or the Canadian Agent, as the case may be, for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent or the Canadian Agent, as the case may be.

(d)           If the US Dollar RCF Extensions of Credit exceed the Total US Dollar RCF Commitments at any time, the US Borrower shall, without notice or demand, immediately repay such of its outstanding US Dollar RCF Loans and/or Swing Line Loans in an aggregate principal amount such that, after giving effect thereto, the US Dollar RCF Extensions of Credit do not exceed the Total US Dollar RCF Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 2.21 in connection therewith; provided that, if the aggregate principal amount of US Dollar RCF Loans then outstanding is less than the Total US Dollar RCF Commitments (because US Dollar RCF L/C Obligations constitute a portion of US Dollar RCF Extensions of Credit), the US Borrower shall, to the extent of the balance of such excess (the “US Dollar RCF Excess Amount”), replace outstanding US Dollar RCF Letters of Credit and/or deposit an amount in Dollars and in immediately available funds into a Cash Collateral Account; provided, further that, if the Administrative Agent determines (i) that the total amount of funds on deposit in the Cash Collateral Account is less than the US Dollar RCF Excess Amount, the US Borrower shall forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such account, an amount equal to the excess of (A) the US Dollar RCF Excess Amount over (B) the total amount of funds, if any, held in such account or (ii) that the US Dollar RCF Excess Amount has been reduced to zero (or less than zero), the amount of funds on deposit in the Cash Collateral Account shall be released and returned to the US Borrower. Any prepayments required by this Section 2.12(e) shall be applied first to outstanding Base Rate Loans, up to the full amount of each thereof, before they are applied to Eurodollar Loans.

(e)           Subject to Section 2.12(g), if the Dual Currency RCF Extensions of Credit exceed the Total Dual Currency RCF Commitments at any time, the US Borrower and/or the Canadian Borrower shall, without notice or demand, immediately repay such of its outstanding Dual Currency RCF Loans in an aggregate principal amount such that, after giving effect thereto, the Dual Currency RCF Extensions of Credit do not exceed the Total Dual Currency RCF Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 2.21 in connection therewith; provided that, if the aggregate Principal Amount of Dual Currency RCF Loans then outstanding is less than the Total Dual Currency RCF Commitments (because Dual Currency RCF L/C Obligations constitute a portion of Dual Currency RCF Extensions of Credit), the Canadian Borrower shall, to the extent of the balance of such excess (the “Dual Currency RCF Excess Amount”), replace outstanding Dual Currency RCF Letters of Credit and/or deposit an amount in Canadian Dollars and in immediately available funds into a Cash Collateral Account; provided, further that, if the Canadian Agent determines (i) that the total amount of funds on deposit in the Cash Collateral Account is less than the Dual Currency RCF Excess Amount, the Canadian Borrower shall forthwith upon demand by the Canadian Agent, pay to the Canadian Agent, as additional funds to be deposited and held in such account, an amount equal to the excess of (A) the Dual Currency RCF Excess Amount over (B) the total amount of funds, if any, held in such account or (ii) that the Dual Currency RCF Excess Amount has been reduced to zero (or less than zero), the amount of funds on deposit in the Cash Collateral Account shall be released and returned to the Canadian Borrower. Any prepayments required by this Section 2.12(f) shall be applied first to outstanding Base Rate Loans, up to the full amount of each thereof, before they are applied to Eurodollar Loans, BA Loans and/or BA Equivalent Loans.

(f)            If, due to any prepayment required pursuant to Section 2.12 it is necessary to repay BA Loans or BA Equivalent Loans prior to the maturity thereof, the Canadian Borrower will not be required to repay such BA Loans or BA Equivalent Loans until the maturity thereof, provided, however, that at the request of the Canadian Agent, the Canadian Borrower shall forthwith pay to the Canadian Agent for deposit into a Cash Collateral Account maintained by and in the name of the Canadian Agent, as agent for and on behalf of the Dual Currency RCF Lenders (and the Canadian Borrower will grant to the Canadian Agent, for the ratable benefit of the Dual Currency RCF Lenders, a continuing security interest in all amounts at any time on deposit in such Cash Collateral Account to secure the amount of each such BA Loan or BA Equivalent Loan required to be prepaid), an amount equal to the principal amount to otherwise be prepaid, to be held by the Canadian Agent for set-off against future Obligations owing by the Canadian Borrower in respect of such BA Loans or BA Equivalent Loans and, pending such application, such amount will bear interest at the rate declared by the Canadian Agent from time to time as that payable by it in respect of deposits for such amount and for the period from the date of deposit to the end of the date of maturity of each such BA Loan or BA Equivalent Loan.

2.13         Conversion and Continuation Options. (a)  The US Borrower may elect from time to time to convert Eurodollar Loans under a given US Borrower Facility to Base Rate Loans under such Facility by giving the Administrative Agent or (in the case of US Borrower Dual Currency RCF Loans maintained as Eurodollar Loans) the US Dual Currency RCF Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The US Borrower may elect from time to time to convert Base Rate Loans under a given US Borrower Facility to Eurodollar Loans under such Facility by giving the Administrative Agent or (in the case of US Borrower Dual Currency RCF Loans maintained as Base Rate Loans) the US Dual Currency RCF Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular US Borrower Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or (in the case of US Borrower Dual Currency RCF Loans maintained as Base Rate Loans) the US Dual Currency RCF Agent has, or the Majority Facility Lenders in respect of such US Borrower Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such US Borrower Facility. Upon receipt of any such notice, the Administrative Agent or the US Dual Currency RCF Agent, as the case may be, shall promptly notify each relevant US Dollar-Denominated Facility Lender or Dual Currency RCF Lender, as the case may be, thereof.

(b)           The US Borrower may elect to continue any Eurodollar Loan under a given US Borrower Facility as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent (or, in the case of US Borrower Dual Currency RCF Loans maintained as Eurodollar Loans, the US Dual Currency RCF Agent), in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan under a particular US Borrower Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent (or, in the case of US Borrower Dual Currency RCF Loans maintained as Eurodollar Loans, the US Dual Currency RCF Agent) has, or the Majority Facility Lenders in respect of such US Borrower Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such US Borrower Facility, and provided, further, that if the US Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Loans shall be converted automatically to Base Rate Loans under such US Borrower Facility on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent or the US Dual Currency RCF Agent, as the case may be, shall promptly notify each relevant US Dollar-Denominated Facility Lender or Dual Currency RCF Lender, as the case may be, thereof.

(c)           The Canadian Borrower may elect from time to time to convert Bankers’ Acceptances under a given Canadian Borrower Facility (upon the maturity of such Bankers’ Acceptances) to Canadian Prime Rate Loans by giving the Canadian Agent at least two Business Days’ prior irrevocable notice of such election. Subject to Section 2.26(l), the Canadian Borrower may elect from time to time to convert Canadian Prime Rate Loans under a given Canadian Borrower Facility to BA Loans and/or BA Equivalent Loans, as applicable, under such Facility by giving the Canadian Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that (x) in the case of any conversion of Canadian Term Loans maintained as Canadian Prime Rate Loans to BA Loans (and/or BA Equivalent Loans) at any time prior to the 30th Business Day following the Closing Date, the length of the Interest Period therefor shall be one-week and (y) no Canadian Prime Rate Loan may be converted into a BA Loan or BA Equivalent Loan (i) when any Event of Default has occurred and is continuing and the Canadian Agent has, or the Majority Facility Lenders in respect of such Canadian Borrower Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Canadian Borrower Facility. Upon receipt of any such notice, the Canadian Agent shall promptly notify each relevant Alternate Currency Facilities Lender thereof.

(d)           Subject to Section 2.26(l), the Canadian Borrower may elect to continue any BA Loan or BA Equivalent Loan under a given Canadian Borrower Facility as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Canadian Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such BA Loan or BA Equivalent Loan, provided that (x) in the case of any continuation of Canadian Term Loans theretofore maintained as BA Loans (and/or BA Equivalent Loans) as Canadian Term Loans of such Type(s) at any time prior to the 30th Business Day following the Closing Date, the length of the Interest Period therefor shall be one-week and (y) no BA Loan or BA Equivalent Loan under a given Canadian Borrower Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Canadian Agent has, or the Majority Facility Lenders in respect of such Canadian Borrower Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Canadian Borrower Facility, and provided, further, that if the Canadian Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso and Section 2.26(l), such BA Loans or BA Equivalent Loans shall be converted automatically to Canadian Prime Rate Loans under such Canadian Borrower Facility on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Canadian Agent shall promptly notify each relevant Alternate Currency Facilities Lender thereof.

2.14         Minimum Amounts and Maximum Number of Eurodollar Tranches. (a)  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods in respect thereof shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,000,000 or $500,000 integrals in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

(b)           Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of BA Loans and BA Equivalent Loans, and all selections of Interest Periods in respect thereof, shall be in such amounts and be made pursuant to such elections so that (i) after giving effect thereto, the aggregate face amount of any BA Loan or BA Equivalent Loan shall be equal to CDN$2,000,000 or CDN$500,000 integrals in excess thereof and (ii) no more than five BA Loans and/or BA Equivalent Loans shall be outstanding at any one time.

2.15         Interest Rates and Payment Dates. (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

(b)           Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c)           Each Canadian Prime Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Canadian Prime Rate in effect for such day plus the Applicable Margin in effect for such day.

(d)           Upon acceptance of a Bankers’ Acceptance by a Canadian Lender, the Canadian Borrower shall pay to the Canadian Agent on behalf of the Canadian Lender the Acceptance Fee calculated on the face amount of the Bankers’ Acceptances at a rate per annum equal to the Applicable Margin on the basis of the number of days in the Interest Period for the Bankers’ Acceptance and a year of 365 days.

(e)           (i)  If all or a portion of the principal amount of any US Dollar-Denominated Facilities Loan or US Dollar RCF Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding US Dollar-Denominated Facilities Loans and US Dollar RCF Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the US Dollar-Denominated Facilities Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of US Dollar RCF Reimbursement Obligations, the rate applicable to Base Rate Loans under the US Dollar Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any US Dollar-Denominated Facilities Loan or US Dollar RCF Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant US Dollar-Denominated Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular US Dollar-Denominated Facility, the rate then applicable to Base Rate Loans under the US Dollar Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(f)            (i)  If all or a portion of the principal amount of any Alternate Currency Facilities Loan or Dual Currency RCF Reimbursement Obligation shall not be paid when due

(whether at the stated maturity, by acceleration or otherwise), all outstanding Alternate Currency Facilities Loans and Dual Currency RCF Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Alternate Currency Facilities Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of Dual Currency RCF Reimbursement Obligations, the rate applicable to Canadian Prime Rate Loans under the Dual Currency Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any Alternate Currency Facilities Loan or Dual Currency RCF Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of US Borrower Dual Currency RCF Loans, the rate then applicable to Base Rate Loans under the Dual Currency Revolving Credit Facility plus 2.0% and (y) in the case of Canadian Borrower Loans and Dual Currency RCF Reimbursement Obligations, the rate then applicable to Canadian Prime Rate Loans under the relevant Canadian Borrower Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular Alternate Currency Facility, the rate then applicable to Base Rate Loans under the Dual Currency Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(g)           Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) or (f) of this Section shall be payable from time to time on demand.

2.16         Computation of Interest and Fees. (a)  Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the US Prime Rate and the Canadian Prime Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The relevant Facility Agent shall as soon as practicable notify the US Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Canadian Prime Rate, the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The relevant Facility Agent shall as soon as practicable notify the US Borrower or the Canadian Borrower, as applicable, and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)           For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by the Canadian Borrower is to be calculated on the basis of a 360-, 365- or 366-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(c)           Each determination of an interest rate (including the Discount Rate) by the relevant Facility Agent pursuant to any provision of this Agreement shall be conclusive and binding on the US Borrower, the Canadian Borrower, the US Dollar-Denominated Facility Lenders and the Alternate Currency Facilities Lenders, as applicable, in the absence of manifest error. The relevant Facility Agent shall, at the request of the US Borrower or the Canadian Borrower, as the case may be, deliver to the US Borrower or the Canadian Borrower, as the case may be, a statement showing the quotations used by such Facility Agent in determining any interest rate or Discount Rate pursuant to Section 2.15.

2.17         Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a)           the relevant Facility Agent shall have determined (which determination shall be conclusive and binding upon each affected Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)           the relevant Facility Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the relevant Facility Agent shall give telecopy or telephonic notice thereof to the US Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the relevant Facility Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the affected Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.18         Pro Rata Treatment and Payments. (a)  Each borrowing of US Dollar-Denominated Facilities Loans by the US Borrower from the US Dollar-Denominated Facility Lenders hereunder, each payment by the US Borrower on account of any commitment fee in respect of the US Dollar RCF Commitments or on account of any US Dollar RCF Letter of Credit fee, and any reduction of the Commitments of the US Dollar-Denominated Facility Lenders, shall be made pro rata according to the respective Initial US Term Loan Percentages or US Dollar RCF Percentages, as the case may be, of the relevant US Dollar-Denominated Facility Lenders. Each borrowing of Dual Currency RCF Loans by either Borrower from the Dual Currency RCF Lenders hereunder, each payment by either Borrower on account of any commitment fee in respect of the Dual Currency RCF Commitments, or on account of any Acceptance Fee or Dual Currency RCF Letter of Credit fee, and any reduction of the Dual Currency RCF Commitments of the Dual Currency RCF Lenders, shall be made pro rata according to the respective Dual Currency RCF Percentages of the Dual Currency RCF Lenders. Each borrowing of Canadian Term Loans by the Canadian Borrower from the Canadian Term Loan Lenders hereunder and any reduction of the Canadian Term Loan Commitments of the Canadian Term Loan Lenders, shall be made pro rata according to the respective Canadian Term Loan Percentages of the Canadian Term Loan Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees, premiums or expenses payable hereunder shall be applied to the amount of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b)           Each mandatory prepayment required by Section 2.12 to be applied to Term Loans and each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding Principal Amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the scheduled installments of such Term Loans (i) in the case of any mandatory prepayment of such Term Loans, pro rata based on the remaining outstanding principal amount of such installments and (ii) in the case of any voluntary prepayment of such Term Loans, (i) first, to the next six scheduled installments thereof due pursuant to Section 2.3(a) or (b), as applicable, in direct order of maturity and (ii) second, pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)           Each payment (including each prepayment) by the US Borrower on account of principal of and interest on the US Dollar RCF Loans shall be made pro rata according to the respective outstanding principal amounts of the US Dollar RCF Loans then held by the US Dollar RCF Lenders. Each payment (including each prepayment) by the US Borrower or the Canadian Borrower on account of principal of and interest on the Dual Currency RCF Loans shall be made pro rata according to the respective outstanding principal amounts of the Dual Currency RCF Loans then held by the Dual Currency RCF Lenders. Each payment in respect of US Dollar RCF Reimbursement Obligations in respect of any US Dollar RCF Letter of Credit shall be made to the US Dollar RCF Issuing Lender that issued such US Dollar RCF Letter of Credit. Each payment in respect of Dual Currency RCF Reimbursement Obligations in respect of any Dual Currency RCF Letter of Credit shall be made to the Dual Currency RCF Issuing Lender that issued such Dual Currency RCF Letter of Credit.

(d)           The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans and/or Canadian Prime Rate Loans under such Facility and, second, to Eurodollar Loans, BA Loans and/or BA Equivalent Loans under such Facility in direct order of maturity of the Interest Period applicable thereto. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans or Canadian Prime Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(e)           All payments (including prepayments) to be made by the US Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to (i) in the case of payments with respect to the US Dollar-Denominated Facilities, to the Administrative Agent, for the account of the relevant US Dollar-Denominated Facility Lenders, at the Administrative Agent’s Payment Office, in Dollars and in immediately available funds and (ii) in the case of payments with respect to the Dual Currency Revolving Credit Facility, to the US Dual Currency RCF Agent, for the account of the relevant Dual Currency RCF Lenders, at the US Dual Currency RCF Agent’s Payment Office, in Dollars and in immediately available funds. Any payment made by the US Borrower after 1:00 p.m., New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent or the US Dual Currency RCF Agent, as the case may be, shall distribute such payments in respect of US Dollar-Denominated Facilities or the Dual Currency Revolving Credit Facility, as the case may be, to the relevant US Dollar-Denominated Facility Lenders or the Dual Currency RCF Lenders, as the case may be, promptly upon receipt in like funds as received. If any payment by the US Borrower hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment by the US Borrower on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f)            All payments (including prepayments) to be made by the Canadian Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., Toronto time, on the due date thereof to the Canadian Agent, for the account of the relevant Alternate Currency Facilities Lenders, at the Canadian Agent’s Payment Office, in Canadian Dollars and in immediately available funds. Any payment made by the Canadian Borrower after 1:00 p.m., Toronto time, on any Business Day shall be deemed to have been on the next following Business Day. The Canadian Agent shall distribute such payments to the relevant Alternate Currency Facilities Lenders promptly upon receipt in like funds as received. If any payment by the Canadian Borrower hereunder (other than payments on BA Loans and BA Equivalent Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension. BA Loans and BA Equivalent Loans may only be prepaid, and payments to be made on account thereof shall be handled, in accordance with Section 2.26(k).

(g)           Unless the Administrative Agent shall have been notified in writing by any US Dollar-Denominated Facility Lender prior to a borrowing of US Dollar-Denominated Facilities Loans that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such US Dollar-Denominated Facility Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the US Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such US Dollar-Denominated Facility Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such US Dollar-Denominated Facility Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any US Dollar-Denominated Facility Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such US Dollar-Denominated Facility Lender’s share of such borrowing is not made available to the Administrative Agent by such US Dollar-Denominated Facility Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant US Dollar-Denominated Facility, on demand, from the US Borrower.

(h)           Unless the Administrative Agent shall have been notified in writing by the US Borrower prior to the date of any payment due to be made by the US Borrower hereunder in respect of any US Dollar-Denominated Facility that the US Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the US Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant US Dollar-Denominated Facility Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the US Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each US Dollar-Denominated Facility Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any US Dollar-Denominated Facility Lender against the US Borrower.

(i)            Unless the US Dual Currency RCF Agent or the Canadian Agent, as applicable, shall have been notified in writing by any Alternate Currency Facilities Lender prior to a borrowing of Alternate Currency Facilities Loans that such Lender will not make the amount that would constitute its share of such borrowing available to such Facility Agent, such Facility Agent may assume that such Alternate Currency Facilities Lender is making such amount available to such Facility Agent, and such Facility Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to such Facility Agent by the required time on the Borrowing Date therefor, such Alternate Currency Facilities Lender shall pay to such Facility Agent, on demand, such amount with interest thereon at a rate equal to (i) in the case of US Borrower Dual Currency RCF Loans, the daily average Federal Funds Effective Rate for the period until such Dual Currency RCF Lender makes such amount immediately available to such Facility Agent and (ii) in the case of Canadian Borrower Loans, the interbank offered rate quoted by the Canadian Agent for the period until such Alternate Currency Facilities Lender makes such amount immediately available to such Facility Agent. A certificate of the respective Facility Agent submitted to any Alternate Currency Facilities Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Alternate Currency Facilities Lender’s share of such borrowing is not made available to the relevant Facility Agent by such Alternate Currency Facilities Lender within three Business Days after such Borrowing Date, such Facility Agent shall also be entitled to recover such amount with interest thereon (i) in the case of US Borrower Dual Currency RCF Loans, at the rate per annum applicable to Base Rate Loans under the Dual Currency Revolving Credit Facility and (ii) in the case of Canadian Borrower Loans, at the rate per annum applicable to Canadian Prime Rate Loans under the relevant Alternate Currency Facility, in each case on demand, from the relevant Borrower.

(j)            Unless the US Dual Currency RCF Agent or Canadian Agent, as applicable, shall have been notified in writing by the US Borrower or the Canadian Borrower, as the case may be, prior to the date of any payment due to be made by such Borrower hereunder in respect of any Alternate Currency Facility that such Borrower will not make such payment to such Facility Agent, such Facility Agent may assume that such Borrower is making such payment, and such Facility Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Alternate Currency Facilities Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to such Facility Agent by such Borrower within three Business Days after such due date, such Facility Agent shall be entitled to recover, on demand, from each Alternate Currency Facilities Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to (i) in the case of US Borrower Dual Currency RCF Loans, the daily average Federal Funds Effective Date and (ii) in the case of Canadian Borrower Loans, the interbank offered rate quoted by the Canadian Agent. Nothing herein shall be deemed to limit the rights of the US Dual Currency RCF Agent, the Canadian Agent or any Alternate Currency Facilities Lender against either Borrower.

2.19         Requirements of Law. (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)            shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan, BA Loan or BA Equivalent Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)          shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, BA Loans or BA Equivalent Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the US Borrower (in the case of any such increase or reduction with respect to the US Borrower Facilities) or the Canadian Borrower (in the case of any such increase or reduction with respect to Canadian Borrower Facilities) shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the US Borrower or the Canadian Borrower, as applicable (with a copy to each relevant Facility Agent) of the event by reason of which it has become so entitled.

(b)           If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the US Borrower (in the case of any such reduction relating to such Lender’s obligations with respect to the US Borrower Facilities) or the Canadian Borrower (in the case of any such reduction relating to such Lender’s obligations with respect to the Canadian Borrower Facilities) (in each case, with a copy to each relevant Facility Agent) of a written request therefor, the US Borrower or the Canadian Borrower, as the case may be, shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction on an after-tax basis.

(c)           If any Governmental Authority in Canada (or any other jurisdiction in which the funding operations of any Canadian Lender shall be conducted with respect to Canadian Dollars) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in Canadian Dollars (excluding any Eurodollar Reserve Requirements), or by reference to which interest rates applicable to loans in Canadian Dollars are determined, and the result of such requirement shall be to increase the cost to such Canadian Lender of making or maintaining any Loan in Canadian Dollars, and such Canadian Lender shall deliver to the Canadian Borrower a notice requesting compensation under this paragraph, then the Canadian Borrower will pay to such Canadian Lender on each Interest Payment Date with respect to each affected Loan an amount that will compensate such Canadian Lender for such additional cost.

(d)           A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the US Borrower or the Canadian Borrower, as applicable (with a copy to each relevant Facility Agent) shall be conclusive in the absence of manifest error. The obligations of the US Borrower and the Canadian Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20         Taxes. (a)  All payments made by the Borrowers under this Agreement or any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes

(imposed in lieu of net income taxes) imposed on any Arranger, any Agent or any Lender as a result of a present or former connection between such Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Arranger’s, such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Arranger, any Agent or any Lender hereunder, the amounts so payable to such Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to such Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that neither any Borrower nor any Subsidiary Guarantor shall be required to increase any such amounts payable to any Arranger, any Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Arranger’s, such Agent’s or such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section, or (ii) in the case of any Lender that is a Non-US Person, that are United States withholding taxes imposed on amounts payable to such Arranger, such Agent or such Lender at the time such Arranger, such Agent or such Lender becomes a party to this Agreement, except to the extent that such Arranger’s, such Agent’s or such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from either Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a). Each Borrower or the applicable Subsidiary Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

(b)           In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Whenever any Non-Excluded Taxes or Other Taxes are payable by either Borrower, as promptly as possible thereafter the US Borrower shall send to the Administrative Agent or the US Dual Currency RCF Agent, as applicable, and the Canadian Borrower shall send to the Canadian Agent for the account of the relevant Arranger, Agent or Lender, as the case may be, a certified copy of an original official receipt received by that Borrower showing payment thereof. If either Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the relevant Facility Agent the required receipts or other required documentary evidence, the Borrowers and Subsidiary Guarantors jointly and severally agree to indemnify the Arrangers, the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Arranger, any Agent or any Lender as a result of any such failure. The obligations of the Borrowers in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)           Each Lender that is a Non-US Person shall deliver to the US Borrower, the Administrative Agent and, if such Lender is an Alternate Currency Facilities Lender, the US Dual Currency RCF Agent (or, in the case of a Participant, to such Lender from which the related participation shall have been purchased) two copies of either US Internal Revenue

Service Form W-8BEN or Form W-8ECI, or, in the case of a such Lender claiming exemption from US federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit I to the effect that such Lender is eligible for a complete exemption from withholding of US taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Lender claiming complete exemption from, or a reduced rate of, US federal withholding tax on all payments of interest by US Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender that is a Non-US Person on or before the date it becomes a party to this Agreement (and in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender that is a Non-US Person shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender that is a Non-US Person shall promptly notify the US Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the US Borrower (or any other form of certification adopted by the US taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender that is a Non-US Person shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(e)           Each Alternate Currency Facilities Lender (including, without limitation, any assignee or transferee of all or any part of any of the Obligations owing by the Canadian Borrower) that is not resident in Canada, or that is not deemed to be resident in Canada, for purposes of Part XIII of the Income Tax Act (Canada) shall deliver to the Canadian Borrower (with a copy to the Canadian Agent), if it is then permitted to do so under law, two original copies (one for the Canadian Agent) of such form or forms as may be required under a Canadian tax treaty or any provision of Canadian federal or provincial law as a condition to or exemption from, or reduction of, Canadian withholding tax. Such Alternate Currency Facilities Lender agrees to promptly notify the Canadian Borrower and Canadian Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Notwithstanding any other provision of this paragraph, an Alternate Currency Facilities Lender shall not be required to deliver any form pursuant to this paragraph that such Alternate Currency Facilities Lender is not legally able to deliver.

2.21         Indemnity. (a)  The US Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (i) default by the US Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the US Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the US Borrower in making any prepayment after the US Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iii) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (x) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the

Applicable Margin included therein, if any) over (y) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the US Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the US Borrower Loans and all other amounts payable hereunder.

(b)           The Canadian Borrower agrees to indemnify each Alternate Currency Facilities Lender for, and to hold each Alternate Currency Facilities Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (i) default by the Canadian Borrower in making a borrowing of, conversion into or continuation of BA Loans or BA Equivalent Loans after the Canadian Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Canadian Borrower in making any prepayment after the Canadian Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iii) the making of a prepayment or conversion of BA Loans or BA Equivalent Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (x) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (y) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Alternate Currency Facilities Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Canadian Borrower by any Alternate Currency Facilities Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Canadian Borrower Loans and all other amounts payable hereunder.

2.22         Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans, BA Loans or BA Equivalent Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder (i) to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans or (ii) to make BA Loans or BA Equivalent Loans, continue BA Loans or BA Equivalent Loans as such and convert Canadian Prime Rate Loans to BA Loans or BA Equivalent Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, BA Loans or BA Equivalent Loans, if any, shall be converted automatically to Base Rate Loans or Canadian Prime Rate Loans, as applicable, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan, BA Loan or BA Equivalent Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the US Borrower or the Canadian Borrower, as applicable, shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

2.23         Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the US Borrower or the Canadian Borrower, as applicable, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that such Lender and its lending office(s) suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of either Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

2.24         Replacement of Lenders under Certain Circumstances. The US Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 or gives a notice of illegality pursuant to Section 2.22, (b) defaults in its obligation to make Loans hereunder or (c) has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall exist and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.22, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the US Borrower or the Canadian Borrower, as applicable, shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurodollar Loan BA Loan or BA Equivalent Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, each of the US Dual Currency RCF Agent and the Canadian Agent (in the case of the replacement of a Dual Currency RCF Lender), each US Dollar RCF Issuing Lender (in the case of the replacement of a US Dollar RCF Lender) and each Dual Currency RCF Issuing Lender (in the case of the replacement of a Dual Currency RCF Lender), (vii)  the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the US Borrower or the Canadian Borrower, as applicable, shall be obligated to pay the registration and processing fee referred to therein), (viii) the US Borrower or the Canadian Borrower, as applicable, shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (ix) if applicable, the replacement financial institution shall consent to such amendment or waiver, and (x) any such replacement shall not be deemed to be a waiver of any rights that the US Borrower, the Canadian Borrower, any Facility Agent or any other Lender shall have against the replaced Lender.

2.25         Incremental Credit Extensions. (a)  The US Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the US Dollar-Denominated Facility Lenders), but without requiring the consent of any of the Lenders or any Agent, request (i) one or more additional tranches of term loans (the “Incremental US Term Loans”) or (ii) one or more increases in the amount of the US Dollar RCF Commitments (each such increase, a “US

Dollar RCF Commitment Increase”); provided that (x) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental US Term Loan is made or any US Dollar RCF Commitment Increase become effective (and after giving effect thereto) no Default or Event of Default shall exist and (y) no Lender shall be obligated to make Incremental US Term Loans or provide a US Dollar RCF Commitment Increase as a result of any such request. Each tranche of Incremental US Term Loans and each US Dollar RCF Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental US Term Loans, when added to the aggregate amount of US Dollar RCF Commitment Increases, shall not exceed $150,000,000. Each tranche of Incremental US Term Loans (a) shall rank pari passu in right of payment and of security with the US Dollar RCF Loans, the Initial US Term Loans and any other existing Incremental US Term Loans, (b) shall not mature earlier than the final stated maturity date with respect to the Initial US Term Loans, (c) except as set forth above, shall be treated substantially the same as the Initial US Term Loans (in each case, including with respect to mandatory and voluntary prepayments) and (d) shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Initial US Term Loans; provided that (i) except as provided in preceding clauses (a), (b), (c) and (d), the terms and conditions applicable to Incremental US Term Loans may be materially different from those of the Initial US Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (ii) the interest rates and (subject to clause (d) above) the amortization schedule applicable to the Incremental US Term Loans shall be determined by the US Borrower and the lenders thereof; provided that, notwithstanding the foregoing, the interest rate applicable to the Incremental US Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to such Incremental US Term Loans) shall not be greater than the highest interest rate that may, under any circumstances, be payable with respect to Initial US Term Loans (or any other existing Incremental US Term Loans) plus 0.25% per annum, unless the interest rate with respect to the Initial US Term Loans (and any other existing Incremental US Term Loans) is increased so as to equal the interest rate applicable to the Incremental US Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to such Incremental US Term Loans).

(b)           Each series of Incremental US Term Loans borrowed pursuant to this Section shall be a separate Incremental US Term Loan Facility unless all of the terms with respect thereto are the same as the Initial US Term Loans (or another Incremental US Term Loan Facility) and such Incremental US Term Loans have the same Interest Periods with the Initial US Term Loans (or other Incremental US Term Loans). Each notice from the US Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental US Term Loans or US Dollar RCF Commitment Increases. Incremental US Term Loans may be made, and US Dollar RCF Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that if such Additional Lender is not already a Lender, such Additional Lender shall be reasonably satisfactory to the Administrative Agent and each US Dollar RCF Issuing Lender (in the case of a US Dollar RCF Commitment Increase). Commitments in respect of Incremental US Term Loans and US Dollar

RCF Commitment Increases shall become Commitments (or, in the case of a US Dollar RCF Commitment Increase to be provided by an existing US Dollar RCF Lender, an increase in such Lender’s applicable US Dollar RCF Commitment) and each Additional Lender shall become a Lender hereunder pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the US Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the US Borrower, to effect the provisions of this Section. In addition, the US Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such Incremental Amendment (including confirmation that the obligations of the Loan Parties with respect to an increase to the existing US Dollar RCF Commitments (and any Loans or extensions of credit thereunder) or an Incremental US Term Loan, as applicable are secured by the Collateral and the perfection and priority of the Administrative Agent’s Lien in such Collateral has not been affected by a US Dollar RCF Commitment Increase or Incremental US Term Loans, as applicable). The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 5.2 (it being understood that all references to “the date of such extension of credit” or similar language in such Section 5.2 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. No Lender shall be obligated to provide any Incremental US Term Loans or US Dollar RCF Commitment Increases, unless it so agrees in its sole discretion.

(c)           Upon each increase in the US Dollar RCF Commitments pursuant to this Section, (i) each US Dollar RCF Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the US Dollar RCF Commitment Increase (each, a “US Dollar RCF Commitment Increase Lender”) in respect of such increase, and each such US Dollar RCF Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such US Dollar RCF Lender’s participations hereunder in outstanding US Dollar RCF Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations hereunder in US Dollar RCF Letters of Credit and (y) participations hereunder in Swing Line Loans held by each US Dollar RCF Lender (including each such US Dollar RCF Commitment Increase Lender) will equal the percentage of the aggregate US Dollar RCF Commitments of all US Dollar RCF Lenders represented by such US Dollar RCF Lender’s US Dollar RCF Commitment and (ii) if, on the date of such increase, there are any US Dollar RCF Loans outstanding, such US Dollar RCF Loans shall on or prior to the effectiveness of such US Dollar RCF Commitment Increase be prepaid from the proceeds of additional US Dollar RCF Loans made hereunder (reflecting such increase in US Dollar RCF Commitments), which prepayment shall be accompanied by accrued interest on the US Dollar RCF Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.21. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d)           This Section 2.25 shall supersede any provisions in Section 10.1 to the contrary.

2.26         Bankers’ Acceptances.

(a)           Discount Rate. On each Borrowing Date on which Bankers’ Acceptances under a given Canadian Borrower Facility are to be accepted, the Canadian Agent shall advise the Canadian Borrower as to the Canadian Agent’s determination of the applicable Discount Rate for the Bankers’ Acceptances which any of the Canadian Lenders under a given Canadian Borrower Facility have agreed to purchase.

(b)           Purchase. Each Canadian Lender under the applicable Canadian Borrower Facility shall purchase a Bankers’ Acceptance accepted by it, and the Canadian Borrower shall sell such Bankers’ Acceptance at the applicable Discount Rate. The relevant Canadian Lender shall provide to the Canadian Agent on the Borrowing Date the Discount Proceeds less the applicable Acceptance Fee payable by the Canadian Borrower with respect to such Bankers’ Acceptance.

(c)           Sale. Each Canadian Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.

(d)           Power of Attorney for the Execution of Bankers’ Acceptances. To facilitate the issuance of Bankers’ Acceptances, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of Bankers’ Acceptances. In this respect, it is each Canadian Lender’s responsibility to maintain an adequate supply of blank forms of Bankers’ Acceptances for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all Bankers’ Acceptances signed and/or endorsed on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such Bankers’ Acceptance endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers’ Acceptances required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to Bankers’ Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities. Each Canadian Lender agrees to provide such records to the Canadian Borrower at the Canadian Borrower’s expense upon request.

(e)           Execution. Drafts drawn by the Canadian Borrower to be accepted as Bankers’ Acceptances shall be signed by a duly authorized officer or officers of the Canadian Borrower or by its attorneys, including attorneys appointed pursuant to this Section 2.26. Notwithstanding that any Person whose signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Canadian Borrower at the time of issuance of a

Bankers’ Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers’ Acceptance so signed shall be binding on the Canadian Borrower.

(f)            Issuance. The Canadian Agent, promptly following receipt of a Borrowing Notice for a BA Loan or a BA Equivalent Loan under a given Canadian Borrower Facility, shall advise the relevant Canadian Lenders of the notice and shall advise each such Canadian Lender of the face amount of Bankers’ Acceptances to be accepted by it and the applicable Interest Period (which shall be identical for all Canadian Lenders in respect of such BA Loan or BA Equivalent Loan). The aggregate face amount of Bankers’ Acceptances to be accepted by a Canadian Lender shall be determined by the Canadian Agent by reference to that Canadian Lender’s Dual Currency RCF Percentage or Canadian Term Loan Percentage, as the case may be, of such BA Loan or BA Equivalent Loan, except that, if the face amount of a Bankers’ Acceptance in respect of a Canadian Borrower Dual Currency RCF Loan which would otherwise be accepted by a Canadian Lender would not be CDN$100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Canadian Agent in its sole discretion to CDN$100,000, or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, the Dual Currency RCF Extensions of Credit may not exceed the Total Dual Currency RCF Commitments.

(g)           Waiver of Presentment and Other Conditions. The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers’ Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers’ Acceptance being held, at the maturity thereof, by the Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers’ Acceptance for payment of the amount payable by the Canadian Borrower thereunder.

(h)           BA Equivalent Loans by Non-BA Lenders. Whenever the Canadian Borrower requests a Canadian Borrower Loan under a given Canadian Borrower Facility by way of Bankers’ Acceptances, each applicable Non-BA Lender shall, in lieu of accepting a Bankers’ Acceptance, make a BA Equivalent Loan under such Canadian Borrower Facility in an amount equal to the Non-BA Lender’s Dual Currency RCF Percentage or Canadian Term Loan Percentage, as the case may be, of such Canadian Borrower Loan.

(i)            Terms Applicable to Discount Notes. As set out in the definition of Bankers’ Acceptances, that term includes Discount Notes and all terms of this Agreement applicable to all BA Loans shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:

(i)            the term of a Discount Note shall be the same as the Interest Period for Bankers’ Acceptances accepted and purchased on the same Borrowing Date in respect of the same Canadian Borrower Loan of the applicable Canadian Borrower Facility;

(ii)           an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers’ Acceptance for the applicable Canadian Borrower Facility; and

(iii)          the Discount Rate applicable to a Discount Note shall be the Discount Rate applicable to Bankers’ Acceptances accepted by the Canadian Agent (as Lender) on the same Borrowing Date, as the case may be, in respect of the same Canadian Borrower Loan of the applicable Canadian Borrower Facility.

(j)            Depository Bills and Notes Act. At the option of the Canadian Borrower and any Canadian Lender, Bankers’ Acceptances under this Agreement to be accepted by that Canadian Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 2.26.

(k)           Mandatory Payments. If at any time any Bankers’ Acceptances are required to be prepaid prior to their maturity (i.e., that last day of the Interest Period applicable thereto), the Canadian Borrower shall be required to deposit the amount of such prepayment in a Cash Collateral Account with the Canadian Agent until the date of maturity of those Bankers’ Acceptances. Except as contemplated by this Section 2.26, neither the Canadian Borrower nor any Person claiming on behalf of the Canadian Borrower shall have any right to any of the cash in the Cash Collateral Account. The Canadian Agent shall apply the cash held in the Cash Collateral Account to the face amount of those Bankers’ Acceptances at maturity, whereupon any cash remaining in the Cash Collateral Account shall be released by the Canadian Agent to the Canadian Borrower so long as no Default or Event of Default then exists.

(l)            Market for Bankers’ Acceptances. If at any time or from time to time there no longer exists a market for Bankers’ Acceptances, the relevant Canadian Lenders shall so advise the Canadian Agent and the Administrative Agent and any such Canadian Lenders shall not be obliged to accept drafts of the Canadian Borrower presented to such Canadian Lenders pursuant to the provisions of this Agreement. In such event, the Canadian Borrower’s option to request BA Loans or BA Equivalent Loans shall thereupon be suspended upon notice by the Canadian Agent to the Canadian Borrower, until such time as the Canadian Agent has determined that the circumstances having given rise to such suspension no longer exist, in respect of which determination the Canadian Agent shall advise the Canadian Borrower as soon as reasonably practicable thereafter, and any Borrowing Notice for a BA Loan or BA Equivalent Loan which is then outstanding shall be deemed to be a Borrowing Notice for a Canadian Prime Rate Loan unless it has been revoked by the Canadian Borrower before the specified Borrowing Date.

SECTION 3. US DOLLAR RCF LETTERS OF CREDIT AND DUAL CURRENCY RCF LETTERS OF CREDIT

3.1     US Dollar RCF L/C Commitments and Dual Currency RCF L/C Commitments. (a) Subject to the terms and conditions hereof, each US Dollar RCF Issuing Lender, in reliance on the agreements of the other US Dollar RCF Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the “US Dollar RCF Letters of Credit”) for the account of the US Borrower on any Business Day during the US Dollar RCF Commitment Period in such form as may be approved from time to time by such US Dollar RCF Issuing Lender; provided, that no US Dollar RCF Issuing Lender shall have any obligation to issue any US Dollar RCF Letter of Credit if, after giving effect to such issuance, (i) the US Dollar RCF L/C Obligations would exceed the US

Dollar RCF L/C Commitment or (ii) the aggregate amount of the Available US Dollar RCF Commitments would be less than zero. Each US Dollar RCF Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the US Dollar RCF Termination Date; provided that any US Dollar RCF Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b)           No US Dollar RCF Issuing Lender shall at any time be obligated to issue any US Dollar RCF Letter of Credit hereunder if such issuance would conflict with, or cause such US Dollar RCF Issuing Lender or any US Dollar RCF L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

(c)           Subject to the terms and conditions hereof, each Dual Currency RCF Issuing Lender, in reliance on the agreements of the other Dual Currency RCF Lenders set forth in Section 3.4(d), agrees to issue letters of credit (“Dual Currency RCF Letters of Credit”) for the account of the Canadian Borrower on any Business Day during the Dual Currency RCF Commitment Period in such form as may be approved from time to time by such Dual Currency RCF Issuing Lender; provided, that no Dual Currency RCF Issuing Lender shall have any obligation to issue any Dual Currency RCF Letter of Credit if, after giving effect to such issuance, (i) the Dual Currency RCF L/C Obligations would exceed the Dual Currency RCF L/C Commitment or (ii) the aggregate amount of the Available Dual Currency RCF Commitments would be less than zero. Each Dual Currency RCF Letter of Credit shall (i) be denominated in Canadian Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Dual Currency RCF Termination Date; provided that any Dual Currency RCF Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(d)           No Dual Currency RCF Issuing Lender shall at any time be obligated to issue any Dual Currency RCF Letter of Credit hereunder if such issuance would conflict with, or cause such Dual Currency RCF Issuing Lender or any Dual Currency RCF L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2           Procedure for Issuance of US Dollar RCF Letters of Credit and Dual Currency RCF Letters of Credit. (a)  The US Borrower may from time to time request that a US Dollar RCF Issuing Lender issue a US Dollar RCF Letter of Credit by delivering to such US Dollar RCF Issuing Lender, with a copy to the Administrative Agent, at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such US Dollar RCF Issuing Lender, and such other certificates, documents and other papers and information as such US Dollar RCF Issuing Lender may request. Upon receipt of any Application, a US Dollar RCF Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the US Dollar RCF Letter of Credit requested thereby by issuing the original of such US Dollar RCF Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such US Dollar RCF Issuing Lender and the US Borrower (but in no event shall any US Dollar RCF Issuing Lender be required to issue any US Dollar RCF Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by a US Dollar RCF Issuing Lender of a US Dollar RCF Letter of Credit, such US Dollar RCF Issuing Lender shall furnish a copy of such US Dollar RCF Letter of Credit to the US Borrower and the Administrative Agent. Each US Dollar RCF Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each US Dollar RCF Letter of Credit issued by such US Dollar RCF Issuing Lender (including the amount thereof).

(b)           The Canadian Borrower may from time to time request that a Dual Currency RCF Issuing Lender issue a Dual Currency RCF Letter of Credit by delivering to such Dual Currency RCF Issuing Lender, with a copy to the Canadian Agent, at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such Dual Currency RCF Issuing Lender, and such other certificates, documents and other papers and information as such Dual Currency RCF Issuing Lender may request. Upon receipt of any Application, a Dual Currency RCF Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Dual Currency RCF Letter of Credit requested thereby by issuing the original of such Dual Currency RCF Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Dual Currency RCF Issuing Lender and the Canadian Borrower (but in no event shall any Dual Currency RCF Issuing Lender be required to issue any Dual Currency RCF Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by a Dual Currency RCF Issuing Lender of a Dual Currency RCF Letter of Credit, such Dual Currency RCF Issuing Lender shall furnish a copy of such Dual Currency RCF Letter of Credit to the Canadian Borrower and the Canadian Agent. Each Dual Currency RCF Issuing Lender shall promptly give notice to the Canadian Agent of the issuance of each Dual Currency RCF Letter of Credit issued by such Dual Currency RCF Issuing Lender (including the amount thereof).

3.3           Fees and Other Charges. (a)  The US Borrower will pay a fee on the aggregate drawable amount of all outstanding US Dollar RCF Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the US Dollar Revolving Credit Facility, shared ratably among the US Dollar RCF Lenders in accordance with their respective US Dollar RCF Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such US Dollar RCF Letter of Credit. In addition, the US Borrower shall pay to the relevant US Dollar RCF Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding US Dollar RCF Letters of Credit issued by it of 1/8 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such US Dollar RCF Letter of Credit.

(b)           The Canadian Borrower will pay a fee on the aggregate drawable amount of all outstanding Dual Currency RCF Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to BA Loans or BA Equivalent Loans under the Dual Currency Revolving Credit Facility, shared ratably among the Dual Currency RCF Lenders in accordance with their respective Dual Currency RCF Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Dual Currency RCF Letter of Credit. In addition, the Canadian Borrower shall pay to the relevant Dual Currency RCF

Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Dual Currency RCF Letters of Credit issued by it of 1/8 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Dual Currency RCF Letter of Credit.

(c)           In addition to the foregoing fees, the US Borrower or the Canadian Borrower, as applicable, shall pay or reimburse each US Dollar RCF Issuing Lender and each Dual Currency RCF Issuing Lender, respectively, for such normal and customary costs and expenses as are incurred or charged by such US Dollar RCF Issuing Lender or Dual Currency RCF Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any US Dollar RCF Letter of Credit or Dual Currency RCF Letter of Credit, respectively.

3.4           L/C Participations and Canadian L/C Participations. (a)  Each US Dollar RCF Issuing Lender irrevocably agrees to grant and hereby grants to each US Dollar RCF L/C Participant, and, to induce each US Dollar RCF Issuing Lender to issue US Dollar RCF Letters of Credit hereunder, each US Dollar RCF L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each US Dollar RCF Issuing Lender, on the terms and conditions hereinafter stated, for such US Dollar RCF L/C Participant’s own account and risk, an undivided interest equal to such US Dollar RCF L/C Participant’s US Dollar RCF Percentage in each US Dollar RCF Issuing Lender’s obligations and rights under each US Dollar RCF Letter of Credit issued by such US Dollar RCF Issuing Lender hereunder and the amount of each draft paid by such US Dollar RCF Issuing Lender thereunder. Each US Dollar RCF L/C Participant unconditionally and irrevocably agrees with each US Dollar RCF Issuing Lender that, if a draft is paid under any US Dollar RCF Letter of Credit issued by such US Dollar RCF Issuing Lender for which such US Dollar RCF Issuing Lender is not reimbursed in full by the US Borrower in accordance with the terms of this Agreement, such US Dollar RCF L/C Participant shall pay to such US Dollar RCF Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Administrative Agent’s address for notices specified herein (and thereafter, the Administrative Agent shall promptly pay to the US Dollar RCF Issuing Lender) an amount equal to such US Dollar RCF L/C Participant’s US Dollar RCF Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

(b)           If any amount required to be paid by any US Dollar RCF L/C Participant to a US Dollar RCF Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such US Dollar RCF Issuing Lender under any US Dollar RCF Letter of Credit is paid to such US Dollar RCF Issuing Lender within three Business Days after the date such payment is due, the US Dollar RCF Issuing Lender shall so notify the Administrative Agent, who shall promptly notify the US Dollar RCF L/C Participants and each such US Dollar RCF L/C Participant shall pay to the Administrative Agent, for the account of the US Dollar RCF Issuing Lender on demand (and thereafter the Administrative Agent shall promptly pay to the US Dollar RCF Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such US Dollar RCF Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any US Dollar RCF L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent, for the account of such US Dollar RCF Issuing Lender by such US Dollar RCF L/C Participant within three Business Days after the date such payment is due, the Administrative Agent, on behalf of such US Dollar RCF Issuing Lender shall be entitled to recover from such US Dollar RCF L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the US Dollar Revolving Credit Facility. A certificate of the Administrative Agent on behalf of such US Dollar RCF Issuing Lender submitted to any US Dollar RCF L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)           Whenever, at any time after a US Dollar RCF Issuing Lender has made payment under any US Dollar RCF Letter of Credit and has received from the Administrative Agent any US Dollar RCF L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such US Dollar RCF Issuing Lender receives any payment related to such US Dollar RCF Letter of Credit (whether directly from the US Borrower or otherwise, including proceeds of collateral applied thereto by such US Dollar RCF Issuing Lender), or any payment of interest on account thereof, such US Dollar RCF Issuing Lender will distribute to the Administrative Agent for the account of such US Dollar RCF L/C Participant (and thereafter, the Administrative Agent will promptly distribute to such US Dollar RCF L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such US Dollar RCF Issuing Lender shall be required to be returned by such US Dollar RCF Issuing Lender, such US Dollar RCF L/C Participant shall return to the Administrative Agent for the account of such US Dollar RCF Issuing Lender the portion thereof previously distributed by such US Dollar RCF Issuing Lender to it.

(d)           Each Dual Currency RCF Issuing Lender irrevocably agrees to grant and hereby grants to each Dual Currency RCF L/C Participant, and, to induce each Dual Currency RCF Issuing Lender to issue Dual Currency RCF Letters of Credit hereunder, each Dual Currency RCF L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Dual Currency RCF Issuing Lender, on the terms and conditions hereinafter stated, for such Dual Currency RCF L/C Participant’s own account and risk, an undivided interest equal to such Dual Currency RCF L/C Participant’s Dual Currency RCF Percentage in each Dual Currency RCF Issuing Lender’s obligations and rights under each Dual Currency RCF Letter of Credit issued by such Dual Currency RCF Issuing Lender hereunder and the amount of each draft paid by such Dual Currency RCF Issuing Lender thereunder. Each Dual Currency RCF L/C Participant unconditionally and irrevocably agrees with each Dual Currency RCF Issuing Lender that, if a draft is paid under any Dual Currency RCF Letter of Credit issued by such Dual Currency RCF Issuing Lender for which such Dual Currency RCF Issuing Lender is not reimbursed in full by the Canadian Borrower in accordance with the terms of this Agreement, such Dual Currency RCF L/C Participant shall pay to such Dual Currency RCF Issuing Lender, regardless of the occurrence or continuance of a Default or Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand at the Canadian Agent’s address for notices specified herein (and thereafter, the Canadian Agent shall promptly pay to the Dual Currency RCF Issuing Lender) an amount equal to such Dual Currency RCF L/C Participant’s Dual Currency RCF Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

(e)           If any amount required to be paid by any Dual Currency RCF L/C Participant to a Dual Currency RCF Issuing Lender pursuant to Section 3.4(d) in respect of any unreimbursed portion of any payment made by such Dual Currency RCF Issuing Lender under any Dual Currency RCF Letter of Credit is paid to such Dual Currency RCF Issuing Lender within three Business Days after the date such payment is due, the Dual Currency RCF Issuing Lender shall so notify the Canadian Agent, who shall promptly notify the Dual Currency RCF L/C Participants and each such Dual Currency RCF L/C Participant shall pay to the Canadian Agent, for the account of the Dual Currency RCF Issuing Lender on demand (and thereafter the Canadian Agent shall promptly pay to the Dual Currency RCF Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average CDOR Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Dual Currency RCF Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Dual Currency RCF L/C Participant pursuant to Section 3.4(d) is not made available to the Canadian Agent, for the account of such Dual Currency RCF Issuing Lender by such Dual Currency RCF L/C Participant within three Business Days after the date such payment is due, the Canadian Agent, on behalf of such Dual Currency RCF Issuing Lender shall be entitled to recover from such Dual Currency RCF L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Canadian Prime Rate Loans under the Dual Currency Revolving Credit Facility. A certificate of the Canadian Agent on behalf of such Dual Currency RCF Issuing Lender submitted to any Dual Currency RCF L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

(f)            Whenever, at any time after a Dual Currency RCF Issuing Lender has made payment under any Dual Currency RCF Letter of Credit and has received from the Canadian Agent any Dual Currency RCF L/C Participant’s pro rata share of such payment in accordance with Section 3.4(d), such Dual Currency RCF Issuing Lender receives any payment related to such Dual Currency RCF Letter of Credit (whether directly from the Canadian Borrower or otherwise, including proceeds of collateral applied thereto by such Dual Currency RCF Issuing Lender), or any payment of interest on account thereof, such Dual Currency RCF Issuing Lender will distribute to the Canadian Agent for the account of such Dual Currency RCF L/C Participant (and thereafter, the Canadian Agent will promptly distribute to such Dual Currency RCF L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Dual Currency RCF Issuing Lender shall be required to be returned by such Dual Currency RCF Issuing Lender, such Dual Currency RCF L/C Participant shall return to the Canadian Agent for the account of such Dual Currency RCF Issuing Lender the portion thereof previously distributed by such Dual Currency RCF Issuing Lender to it.

3.5           US Dollar RCF Reimbursement Obligations and Dual Currency RCF Reimbursement Obligations. (a)  The US Borrower agrees to reimburse each US Dollar RCF Issuing Lender, on each date on which such US Dollar RCF Issuing Lender notifies the US Borrower of the date and amount of a draft presented under any US Dollar RCF Letter of Credit and paid by such US Dollar RCF Issuing Lender, for the amount of (x) such draft so paid and (y) any taxes, fees, charges or other costs or expenses incurred by such US Dollar RCF Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (x) and

(y) in respect of any drawing, collectively, the “US Dollar RCF Payment Amount”). Each such payment shall be made to such US Dollar RCF Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each US Dollar RCF Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(e). Each drawing under any US Dollar RCF Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall exist and be continuing with respect to either Borrower, in which case the procedures specified in Section 3.4 for funding by US Dollar RCF L/C Participants shall apply) constitute a request by the US Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5(a) of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of US Dollar RCF Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5(a) (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant US Dollar RCF Issuing Lender of such drawing under such US Dollar RCF Letter of Credit.

(b)           The Canadian Borrower agrees to reimburse each Dual Currency RCF Issuing Lender, on each date on which such Dual Currency RCF Issuing Lender notifies the Canadian Borrower of the date and amount of a draft presented under any Dual Currency RCF Letter of Credit and paid by such Dual Currency RCF Issuing Lender, for the amount of (x) such draft so paid and (y) any taxes, fees, charges or other costs or expenses incurred by such Dual Currency RCF Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (x) and (y) in respect of any drawing, collectively, the “Dual Currency RCF Payment Amount”). Each such payment shall be made to such Dual Currency RCF Issuing Lender at its address for notices specified herein in lawful money of Canada and in immediately available funds. Interest shall be payable on each Dual Currency RCF Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(c) and (ii) thereafter, Section 2.15(f). Each drawing under any Dual Currency RCF Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall exist and be continuing with respect to either Borrower, in which case the procedures specified in Section 3.4 for funding by Dual Currency RCF L/C Participants shall apply) constitute a request by the Canadian Borrower to the Canadian Agent for a borrowing pursuant to Section 2.5(b) of Canadian Prime Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Dual Currency RCF Loans could be made, pursuant to Section 2.5(b) (or, if applicable, Section 2.7), if the Canadian Agent had received a notice of such borrowing at the time the Canadian Agent receives notice from the relevant Dual Currency RCF Issuing Lender of such drawing under such Dual Currency RCF Letter of Credit.

3.6           Obligations Absolute. (a)  The US Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the US Borrower may have or have had against any US Dollar RCF Issuing Lender, any beneficiary of a US Dollar RCF Letter of Credit or any other Person. The US Borrower also agrees with each US Dollar RCF Issuing Lender that such US Dollar RCF Issuing Lender shall not be responsible for, and the US Borrower’s US Dollar RCF Reimbursement Obligations under Section 3.5(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the US Borrower and any beneficiary of any US Dollar RCF Letter of Credit or any other party to which such US Dollar RCF Letter of Credit may be transferred or any claims whatsoever of the US Borrower against any beneficiary of such US Dollar RCF Letter of Credit or any such transferee. No US Dollar RCF Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any US Dollar RCF Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such US Dollar RCF Issuing Lender. The US Borrower agrees that any action taken or omitted by a US Dollar RCF Issuing Lender under or in connection with any US Dollar RCF Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the US Borrower and shall not result in any liability of such US Dollar RCF Issuing Lender to the US Borrower.

(b)           The Canadian Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Canadian Borrower may have or have had against any Dual Currency RCF Issuing Lender, any beneficiary of a Dual Currency RCF Letter of Credit or any other Person. The Canadian Borrower also agrees with each Dual Currency RCF Issuing Lender that such Dual Currency RCF Issuing Lender shall not be responsible for, and the Canadian Borrower’s Dual Currency RCF Reimbursement Obligations under Section 3.5(b) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Canadian Borrower and any beneficiary of any Dual Currency RCF Letter of Credit or any other party to which such Dual Currency RCF Letter of Credit may be transferred or any claims whatsoever of the Canadian Borrower against any beneficiary of such Dual Currency RCF Letter of Credit or any such transferee. No Dual Currency RCF Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Dual Currency RCF Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Dual Currency RCF Issuing Lender. The Canadian Borrower agrees that any action taken or omitted by a Dual Currency RCF Issuing Lender under or in connection with any Dual Currency RCF Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Canadian Borrower and shall not result in any liability of such Dual Currency RCF Issuing Lender to the Canadian Borrower.

3.7           US Dollar RCF Letter of Credit Payments and Dual Currency RCF Letter of Credit Payments. (a)  If any draft shall be presented for payment under any US Dollar RCF Letter of Credit, the relevant US Dollar RCF Issuing Lender shall promptly notify the Administrative Agent and the US Borrower of the date and amount thereof. The responsibility of the relevant US Dollar RCF Issuing Lender to the US Borrower in connection with any draft presented for payment under any US Dollar RCF Letter of Credit, in addition to any payment obligation expressly provided for in such US Dollar RCF Letter of Credit issued by such US Dollar RCF Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such US Dollar RCF Letter of Credit in connection with such presentment appear on their face to be in conformity with such US Dollar RCF Letter of Credit.

(b)           If any draft shall be presented for payment under any Dual Currency RCF Letter of Credit, the relevant Dual Currency RCF Issuing Lender shall promptly notify the Canadian Agent and the Canadian Borrower of the date and amount thereof. The responsibility of the relevant Dual Currency RCF Issuing Lender to the Canadian Borrower in connection with any draft presented for payment under any Dual Currency RCF Letter of Credit, in addition to any payment obligation expressly provided for in such Dual Currency RCF Letter of Credit issued by such Dual Currency RCF Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Dual Currency RCF Letter of Credit in connection with such presentment appear on their face to be in conformity with such Dual Currency RCF Letter of Credit.

3.8           Applications. To the extent that any provision of any Application related to any US Dollar RCF Letter of Credit or Dual Currency RCF Letter of Credit is inconsistent with the applicable provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9           Records. Each Issuing Lender shall maintain records evidencing the undrawn and unexpired amount of each Letter of Credit issued, extended or renewed by it outstanding hereunder and each applicable Revolving Credit Lender’s share of such amount and evidencing for each Letter of Credit issued or renewed hereunder:

(a)           the dates of issuance, extension or renewal and expiration thereof;

(b)           the face amount thereof; and

(c)           the date and amount of all payments and drawings made thereunder.

Each Issuing Lender shall make copies of such records available to the applicable Borrower, each Facility Agent or any Revolving Credit Lender upon its reasonable request.

3.10         No Liability. Each Borrower agrees that no Facility Agent or Lender, including each Issuing Lender, or any of their Related Persons will assume liability for, or be responsible for:

(a)           the use which may be made of any Letter of Credit;

(b)           any acts or omissions of the beneficiary of any Letter of Credit, including the application of any payment made to such beneficiary;

(c)           other than as provided in clause (d) below, the validity, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged;

(d)           payment by such Issuing Lender of any draft which does not comply with the terms of any Letter of Credit, unless such payment results from the gross negligence or willful misconduct of such Issuing Lender;

(e)           the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit;

(f)            any failure to note the amount of any draft on any Letter of Credit or on any related document or instrument;

(g)           any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to either Borrower or any other Person; or

(h)           any failure by an Issuing Lender to make payment under any Letter of Credit as a result of any Requirement of Law, control or restriction rightfully or wrongfully exercised or imposed by any Governmental Authority.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants to each Arranger, each Agent and each Lender that:

4.1           Financial Condition. (a)  The unaudited pro forma consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as of June 30, 2007 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof, (iii) the Common Equity Financing and (iv) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the US Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of US Borrower and its consolidated Subsidiaries as of June 30, 2007, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)           The audited consolidated balance sheets of the US Borrower as of December 31, 2004, December 31, 2005 and December 31, 2006, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the US Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the US Borrower as of June 30, 2007, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the US Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date, the US Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2006 to and including the date hereof, there has been no Disposition by the US Borrower or any of its Subsidiaries of any material part of its business or Property.

(c)           The audited consolidated balance sheets of the Target as at April 1, 2005, March 31, 2006 and March 30, 2007, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Target as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Target as at June 30, 2007, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Target as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date, the Target and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from March 30, 2007 to and including the date hereof, there has been no Disposition by the Target or any of its Subsidiaries of any material part of its business or Property.

4.2           No Change. Since December 31, 2006 (after giving effect to the Transaction on the Closing Date), there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3           Corporate Existence; Compliance with Law. Each of the US Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate, company or partnership power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, company or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4           Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate, company or partnership power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate, company or partnership or other action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Transaction Documents, except (i) such consents, authorizations, filings and notices as shall have been obtained or made and are in full force and effect, (ii) routine filings to be made after the date hereof in the ordinary course of business (e.g., good standing filings) and (iii) the filings referred to in Section 4.19. Each Transaction Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5           No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the US Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Canadian Intercompany Collateral Agreements). No Requirement of Law or Contractual Obligation applicable to the US Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6           No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either Borrower, threatened by or against the US Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7           No Default. Neither the US Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8           Ownership of Property; Liens. Except as disclosed on Schedule 4.8, each of the US Borrower and its Subsidiaries is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description or to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

4.9           Intellectual Property. The US Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted without conflict in any material respect with the rights of any other Person. Except as set forth on Schedule 4.9, no material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does either Borrower know of any valid basis for any such claim. Except as set forth on Schedule 4.9, the use of Intellectual Property by the US Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

4.10         Taxes. The US Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state, provincial and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the US Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of either Borrower, no claim for overdue amounts is being asserted, with respect to any such tax, fee or other charge. No Loan Party and no Subsidiary thereof (i) intends to treat the Loans, the Acquisition, or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4) or (ii) is aware of any facts or events that would result in such treatment.

4.11         Federal Regulations. No part of the proceeds of any Loans or Letter of Credit (other than pursuant to, or in connection with, the Acquisition) will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U. The value of the margin stock (within the meaning of Regulation U) owned by the US Borrower and its Subsidiaries at any time the extensions of credit hereunder constitute “purpose” credit (within the meaning of Regulation U) does not exceed 25% of the value of the assets of the US Borrower and its Subsidiaries taken as a whole.

4.12         Labor Matters. There (i) is no unfair labor practice complaint pending against the US Borrower or any of its Subsidiaries, or to the knowledge of the US Borrower or any of its Subsidiaries, threatened against them before the National Labor Relations Board or any labor relations board or tribunal of any other jurisdiction, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the US Borrower or any of its Subsidiaries or, to the knowledge of the US Borrower or any of its Subsidiaries, threatened against any of them; (ii) are no union organizing activities, and no union representation question exists or, to the knowledge of the US Borrower or any of its Subsidiaries, is threatened with respect to the employees of the US Borrower or any of its Subsidiaries; (iii) are no equal opportunity charges or other claims pending, or to the knowledge of the US Borrower or any of its Subsidiaries, threatened with respect to the employees of the US Borrower or any of its Subsidiaries; and (iv) are no strikes, stoppages or slowdowns or other labor disputes against the US Borrower or any of its Subsidiaries pending or, to the knowledge of either Borrower, threatened that, in the case of clauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the US Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the US Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the US Borrower or the relevant Subsidiary.

4.13         ERISA. (a)  Except as set forth on Schedule 4.13, neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied and has been administered in compliance, in all material respects, with its terms and the applicable provisions of ERISA and the Code. All contributions required to be made with respect to each Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the date hereof or accrued in the accounting records of the US Borrower and its Subsidiaries. Except as set forth on Schedule 4.13, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth on Schedule 4.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. None of the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and none of the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity would become subject to any material liability under ERISA if the US Borrower, any of its Subsidiaries or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Except as set forth on Schedule 4.13, neither the US Borrower nor its Subsidiaries maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect on the ability of the Borrowers to perform their obligations under this Agreement.

(b)           Except as set forth on Schedule 4.13, each Non-US Plan has complied and has been administered in compliance, in all material respects, with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Non-US Plan have been timely made. Neither the US Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-US Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-US Plan, determined as of the end of the US Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-US Plan allocable to such benefit liabilities.

4.14         Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

4.15         Subsidiaries. (a)  The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the US Borrower as of the Closing Date. Schedule 4.15 sets forth as of the Closing Date and after giving effect to the Acquisition, the exact legal name (as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation) of each Subsidiary of the US Borrower (and, in the case of each Canadian Subsidiary, the address of its place of business, the address of its chief executive office, if there is more than one place of business, and the address where its books and records are located) and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Loan Party and its Subsidiaries.

(b)  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the US Borrower or any Subsidiary, except as disclosed on Schedule 4.15.

4.16         Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be used for general corporate and working capital purposes (including to finance Permitted Acquisitions); provided that no Revolving Credit Loans and/or Swing Line Loans may be used to finance the Transaction.

4.17         Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)           The US Borrower and its Subsidiaries:  (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that:  each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

(b)           Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the US Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the US Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the US Borrower or any of its Subsidiaries, or (ii) interfere with the US Borrower’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the US Borrower or any of its Subsidiaries.

(c)           There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the US Borrower or any of its Subsidiaries is, or to the knowledge of either Borrower or any of their respective Subsidiaries will be, named as a party that is pending or, to the knowledge of either Borrower or any of their respective Subsidiaries, threatened.

(d)           Neither the US Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

(e)           Neither the US Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(f)            Neither the US Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

4.18         Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent, the Arrangers, the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (other than the projections and information described in the immediately succeeding sentence), contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which made or furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the US Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19         Security Documents. (a)  The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 (which financing statements may be filed by the Administrative Agent) at any time and such other filings or actions as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings may be filed by the Administrative Agent) at any time, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens). Schedule 4.19(a)-2 lists each UCC or PPSA Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated or discharged on or prior to the Closing Date; and on or prior to the Closing Date, the US Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC or PPSA termination or discharge statements, signed by the relevant secured party, in respect of each such UCC or PPSA Financing Statement.

(b)           Each of the Mortgages is, after the execution and delivery thereof, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof; and when the Mortgages are filed in the offices specified on Schedule 4.19(b) (in the case of Mortgages to be executed and delivered after the Closing Date pursuant to Section 6.15(a)) or in the recording office designated by the US Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 6.10(b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the relevant Loan Parties in the Mortgaged Properties described therein and the proceeds and products thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).

4.20                           Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

4.21                           Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

4.22                           Insurance. Each of the US Borrower and its Subsidiaries is insured, in accordance with Section 5.3 of the Guarantee and Collateral Agreement, by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, including, without limitation, the amount of product liability insurance set forth in Schedule 4.22; and neither the US Borrower nor any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

4.23                           Patriot Act, etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.24                           Acquisition Documentation. The Acquisition Documentation listed on Schedule 4.24 attached hereto constitute all of the material agreements, instruments and undertakings to which the US Borrower entered into in connection with the Acquisition. Except as permitted by Section 5.1(b)(i), none of such material agreements, instruments or undertakings have been amended, supplemented or otherwise modified, and all such material agreements, instruments and undertakings are in full force and effect. No party to any Acquisition

Documentation is currently in default thereunder and no party thereto, or any other Person, has the right to terminate any Acquisition Documentation.

4.25                           Real Estate. As of the Closing Date, Schedule 4.25 sets forth a true, complete and correct list of all Real Estate (i) owned by any Loan Party or its Subsidiaries in fee simple or (ii) leased by any Loan Party or its Subsidiaries and used as a distribution or manufacturing facility.

SECTION 5. CONDITIONS PRECEDENT

5.1                                 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a)                                  Loan Documents. The Administrative Agent shall have received:

(i)                                      this Agreement, executed and delivered by a duly authorized officer of each Borrower;

(ii)                                  the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Borrower and each Subsidiary Guarantor; and

(iii)                               each Canadian Intercompany Note and each Canadian Intercompany Collateral Agreements, executed and delivered by a duly authorized officer of each of the Canadian Holding Companies, LKQ Dominion Auto Recycling Inc. and LKQ Pintendre Autos Inc.

(b)                                 Acquisition; etc.  The following transactions shall have been consummated (or evidence that such transactions will occur simultaneously shall have been provided):

(i)                                     Merger Sub shall have been merged with and into Target pursuant to, and in accordance with the terms of, the Acquisition Agreement, with the Target surviving such Merger as a Wholly Owned Subsidiary of the US Borrower (the “Acquisition”), and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived, and neither the US Borrower nor Merger Sub shall have consented to any action which requires the consent of the US Borrower or Merger Sub under the Acquisition Agreement, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Lenders in any material respect, in any such case without the prior written consent of the Agents (such consent not to be unreasonably withheld); and

(ii)                                  the US Borrower shall have issued shares of its common stock pursuant to an underwritten public offering generating gross cash proceeds (calculated before underwriting costs) of approximately $365,800,000, all as contemplated by the Common Equity Financing Documents (the “Common Equity Financing”).

(c)                                  Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the US Borrower and the Target described in Sections 4.1(b) and (c), and (iii) unaudited interim consolidated financial statements of the US Borrower and the Target for each fiscal month ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this Section as to which such financial statements are available.

(d)                                 Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the US Borrower, of (i) the Acquisition Documentation and (ii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

(e)                                  Termination of Existing Credit Facilities. (i)               The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Existing Credit Facilities and all letters of credit thereunder shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

(ii)                                  On the Closing Date and after giving effect to the consummation of the Transaction, the US Borrower and its Subsidiaries shall have no outstanding Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Loan Documents and the Canadian Intercompany Loan Documents and (ii) certain other indebtedness existing on the Closing Date as listed on Schedule 7.2(d) (with the Indebtedness described in this sub-clause (ii) being herein called the “Existing Indebtedness”).

(f)                                    Fees. The Lenders, the Arrangers and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the relevant Borrower to the Facility Agents, on or before the Closing Date.

(g)                                 Projections. The Lenders shall have received satisfactory financial projections for fiscal years 2008-2013.

(h)                                 Solvency Certificate. The Lenders shall have received a reasonably satisfactory Solvency Certificate substantially in the form attached hereto as Exhibit L, executed by the chief financial officer of the US Borrower.

(i)                                     Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, judgment, execution, Bank Act (Canada), bankruptcy and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office and in the Canadian Intellectual Property Office) in which UCC or PPSA financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan

Documents) security interests in all assets of the Loan Parties (or would have been made at any time during the five years immediately preceding the Closing Date to perfect Liens on any assets of the US Borrower or its Subsidiaries), and such search shall reveal no Liens on any of the assets of the Loan Party, except for Permitted Liens or Liens set forth on Schedule 4.19(a)-2.

(j)                                     Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party (other than a Dormant Subsidiary), dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments (including, in the case of the certificate of the US Borrower, certifications that (i) since March 31, 2007, there has been no Closing Date Material Adverse Effect and (ii) all Target Closing Date Representations are true and correct in all material respects).

(k)                                  Other Certifications. The Administrative Agent shall have received the following:

(i)                                     a copy of the charter of each Loan Party (other than a Dormant Subsidiary) and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

(ii)                                  a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party (other than a Dormant Subsidiary) is organized, dated reasonably near the date of the initial extension of credit, listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Loan Party’s charter on file in such office, and (B) such Loan Party is duly organized and in good standing under the laws of such jurisdiction;

(iii)                               an electronic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each such Loan Party (other than a Dormant Subsidiary) is organized certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit, prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

(iv)                              in the case of each Canadian Subsidiary, a certificate of compliance, certificate of status or equivalent in each jurisdiction of organization of such Person and in each jurisdiction where it is extra-provincially registered or conducts business.

(l)                                     Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i)                                     the legal opinion of Bell, Boyd & Lloyd LPP, counsel to the US Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

(ii)                                  the legal opinion of Victor Casini, General Counsel to the US Borrower and its Subsidiaries, substantially in the form of Exhibit F-2;

(iii)                               to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Agents and the Lenders; and

(iv)                              reasonably satisfactory legal opinions of local counsel in each of Delaware, New Jersey, Ohio, Florida, Minnesota, Tennessee, California and Indiana, and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(m)                               Pledged Stock; Stock Powers; etc.. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii)  an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

(n)                                 Filings; Registrations; and Recordings. (i) Each document (including, without limitation, any UCC or PPSA financing statement)  required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

(ii)                                  Each document (including, without limitation, any PPSA financing statement)  required by the Canadian Intercompany Collateral Agreements or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the relevant Canadian Subsidiary of the US Borrower a perfected Lien on the collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(o)                                 Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Facility Agent, the Required Lenders or Lenders, as applicable, on the Closing Date.

5.2                                 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)                                  Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (except, in the case of the initial extensions of credit hereunder on the Closing Date, the Excluded Closing Date Representations) shall be true and correct on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b)                                 No Default. No Default or Event of Default shall exist and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of a Borrower hereunder shall constitute a representation and warranty by such Borrower that as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or any Arranger hereunder, such Borrower shall and shall cause each of its Subsidiaries to:

6.1                                 Financial Statements. Furnish to each Agent and each Lender:

(a)                                  as soon as available, but in any event within 90 days after the end of each fiscal year of the US Borrower, a copy of the audited consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b)                                 as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the US Borrower, the unaudited consolidated balance sheet of the US Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the US Borrower and its Subsidiaries during such period (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2                                 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (g), to the relevant Lender:

(a)                                  concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b)                                 concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate setting forth (I) all information and calculations necessary for determining compliance by the US Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the US Borrower, as the case may be, (II) the Consolidated Leverage Ratio as of the last day of the fiscal quarter or fiscal year of the US Borrower, as the case may be, and (III) in the case of a Compliance Certificate delivered with the financial statements required by Section 6.1(a) (commencing with the fiscal year of the US Borrower ended December 31, 2008), setting forth the US Borrower’s calculation of Adjusted Excess Cash Flow and Excess Cash Flow for the applicable Excess Cash Flow Period, (y) to the extent not previously disclosed to the Administrative Agent, in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof within the United States, Canada or otherwise where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any UCC or PPSA financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

(c)                                  as soon as available, and in any event no later than 60 days after the end of each fiscal year of the US Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the US Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d)                                 no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Agreement or the governing documents of any Loan Party;

(e)                                  within five days after the same are sent, copies of all financial statements and reports that the US Borrower or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the US Borrower or any of its Subsidiaries may make to, or file with, the SEC;

(f)                                    as soon as possible and in any event within 3 Business Days of obtaining knowledge thereof:  (i)  notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, could reasonably be expected to result in the payment by the US Borrower or any of its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii)  any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by the US Borrower or condition approval of any such material Permit on terms and conditions that are materially burdensome to the US Borrower or any of its Subsidiaries, or to the operation of any of its businesses (both before and after giving effect to the Acquisition) or any property owned, leased or otherwise operated by such Person; and

(g)                                 promptly, such additional financial and other information as any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b) or Section 6.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower’s website on the Internet at the website address set forth in Section 10.2; or (ii) on which such documents are posted on the US Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and each Facility Agent have access (whether a commercial, third-party website or whether sponsored by any Facility Agent);

provided that:  (i) upon written request by any Facility Agent, the US Borrower shall deliver paper copies of such documents to such Facility Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by such Facility Agent and (ii) the US Borrower shall notify (which may be by facsimile or electronic mail) each Facility Agent of the posting of any such documents. Notwithstanding anything contained herein, in every instance the US Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.2(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from any Facility Agent and maintaining its copies of such documents.

6.3                                 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the US Borrower or its Subsidiaries, as the case may be.

6.4                                 Conduct of Business and Maintenance of Existence, etc. (a)(i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5                           Maintenance of Property; Insurance. (a)  Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property meeting the requirements of Section 5.3 of the Guarantee and Collateral Agreement and in at in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6                                 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable notice and during normal business hours permit representatives of the Administrative Agent (and, if an Event of Default Exists, any Lender) to visit and inspect any of its properties and examine and, at the US Borrower’s expense, make copies of any of its books and records and to discuss the business, operations, properties and financial and other condition of the US Borrower and its Subsidiaries with officers and employees of the US Borrower and its Subsidiaries and with their respective independent certified public accountants; provided that, unless a Default or Event of Default exists, no more than two such visits and inspections shall be requested by the Administrative Agent in any fiscal year of the US Borrower.

6.7                                 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a)                                  the occurrence of any Default or Event of Default;

(b)                                 any (i) default or event of default (or alleged default) under any Contractual Obligation of the US Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the US Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)                                  any litigation or proceeding affecting the US Borrower or any of its Subsidiaries in which the amount involved is $10,000,000 or more;

(d)                                 other than the events set forth on Schedule 4.13, the following events, as soon as possible and in any event within 30 days after either Borrower knows or has reason to know thereof:  (i) the occurrence of any Reportable Event or an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, a failure to make any required contribution to a Plan or a Non-US Plan, including but not limited to any failure to pay an amount the nonpayment of which would give rise to a Lien under ERISA, the Code, the PBA, or any other applicable employee benefit plan law or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC, FSCO, the US Borrower, any of its Subsidiaries, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan or Non-US Plan, (iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) exceeds the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount, (iv)  the taking of any action with respect to Plan or Non-US Plan which could result in the requirement that the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity furnish a bond or other security to the PBGC or FSCO, (v) that the US Borrower or its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the date hereof or (vi) the occurrence of any other event with respect to a Plan or a Non-US Plan which could result in the incurrence by the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity of any material liability, fine or penalty; and

(e)                                  any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the US Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8                                 Environmental Laws. (a)  Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)                                 Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9                                 [Reserved].

6.10                           Additional Collateral, etc. (a)  With respect to any Property acquired after the Closing Date by any Loan Party (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section, and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of UCC or PPSA, as applicable, financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b)                                 With respect to any fee interest (or leasehold interest, to the extent such leasehold is created under a triple net ground lease or similar transaction) in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance, complying with the provisions of Section 6.15(a), covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof complying with the provisions of Section 6.15(a), together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)                                  With respect to any new Domestic Subsidiary created or acquired after the Closing Date by the US Borrower or any of its Subsidiaries that is a Wholly-Owned Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the US Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of the US Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Offices or the Canadian Intellectual Property Office), the execution and delivery by all necessary persons of control agreements, and the filing of UCC or PPSA, as applicable, financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)                                 With respect to any new Foreign Subsidiary created or acquired after the Closing Date by any Loan Party (other than any new Canadian Subsidiary owned, directly or indirectly, by another Canadian Subsidiary of the US Borrower), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party (provided that, in the case of any Capital Stock of any such new Foreign Subsidiary owned by either Borrower or a Subsidiary Guarantor, no more than 65% of the total outstanding voting Capital Stock of any such new Foreign Subsidiary which is a “controlled foreign corporation” (within the meaning of Section 957 of the Code) shall be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated transfer powers, in blank, executed and delivered by a duly authorized officer of such Loan Party and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e)                                  Notwithstanding anything to the contrary in this Section 6.10, paragraphs (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the

Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

(f)                                    The Borrowers shall cause each Canadian Subsidiary of the US Borrower party to any Canadian Intercompany Collateral Agreement (in its capacity as a secured party thereunder) to take such actions, or refrain from taking such actions, as the Administrative Agent shall direct with respect to the “collateral” described in such Canadian Intercompany Collateral Agreement (including the taking of any enforcement action permitted to be taken by such Canadian Subsidiary thereunder), in any such case upon the occurrence of any Event of Default or any payment default under any Canadian Intercompany Loan Document.

6.11                           Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

6.12                           ERISA Documents. The US Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent’s request, any or all of the following:  (i) a copy of each Plan or Non-US Plan (or, where any such Plan or Non-US Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the US Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent’s request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the US Borrower, any Subsidiary or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the US Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the US Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC or FSCO and the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity with respect to any Plan or non-US Plan, (viii)  copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA; (ix) a copy of each funding waiver request filed with the Internal Revenue Service or any other government agency with respect to any Plan and all material communications received by the US Borrower, any of its Subsidiaries or any ERISA Affiliate from the IRS, FSCO or any other government agency with respect to each Plan and each Non-US Plan of the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity; and (x) a copy of the most recently filed actuarial valuation performed for funding purposes for each Non-US Plan.

6.13                           Further Assurances. (a)  From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the US Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the US Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the US Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

(b)                                 Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under Section 7.3(f)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner reasonably satisfactory to the Administrative Agent.

6.14                           Maintenance of Ratings. At all times, use commercially reasonable efforts to maintain a corporate family rating and a rating with respect to its senior secured debt issued by Moody’s and a corporate rating and a rating with respect to its senior secured debt issued by S&P.

6.15                           Post-Closing Requirements. (a) Take all actions deemed necessary or advisable by the Administrative Agent such that, within 60 days of the Closing Date (or such longer period as may be agreed by the Administrative Agent in its sole discretion):

(i)                                     the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than six months prior to the Closing Date unless the Title Insurance Company has agreed to delete its survey disclosure exception and provide the affirmative coverage and endorsements described in clause (ii) below on the basis of an earlier survey, and such survey shall be prepared by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in on the date of the preparation of the survey and meeting the accuracy requirements as defined therein;

(ii)                                  the Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (C) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (D) be in the form of ALTA Loan Policy 2006; (E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: future advance endorsement; variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, doing business and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity coverage; usury; subdivision; environmental protection lien; and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property, (F) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent), and (G) not include “standard” title exceptions, a survey exception or an exception for mechanics liens. The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid;

(iii)                               the Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties; and

(iv)                              if requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, all representations, warranties, covenants, events of default and other agreements herein and therein shall be deemed modified to the extent necessary to permit the taking of the actions described above in this Section 6.15(a) within the time periods required above, rather than as otherwise provided herein or therein; provided, however, that to the extent any representation and warranty would not be true because actions described in this Section 6.15(a) above were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with Section 6.15(a).

(b) Within 15 Business Days (or, if otherwise agreed by the Facility Agents, within 30 Business Days) following the Closing Date, if so requested by the Syndication Agent, (i) the Canadian Borrower shall incur replacement term loans denominated in Dollars (the “Canadian Borrower Replacement Term Loans”) from one or more Canadian Term Loan Lenders (or their affiliates) agreeing to provide the same, in an aggregate principal amount equal to the aggregate Principal Amount of the Canadian Term Loans then outstanding, which Canadian Borrower Replacement Term Loans shall (x) refinance in full all outstanding Canadian Term Loans and (y) have the same terms as the Canadian Term Loans, except for the currency in which such loans are denominated (which shall be Dollars) and the applicable pricing mechanic (which shall be the Base Rate or the Eurodollar Rate plus the Applicable Margin), and (ii) the Borrowers shall enter into an amendment to this Agreement to effect the amendments and modifications required to permit the incurrence of the Canadian Borrower Replacement Term Loans and effect the agreements described in preceding clause (i).

SECTION 7. NEGATIVE COVENANTS

Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Agent or any Arranger hereunder, such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1                                 Consolidated Senior Secured Debt Ratio. Permit the Consolidated Senior Secured Debt Ratio at the last day of any Test Period ending with the last day of any fiscal quarter of the US Borrower set forth below to exceed the ratio set forth below opposite such fiscal quarter below:

Fiscal Quarter	Consolidated Senior Secured Debt Ratio
FQ1 2008	4.00:1.00
FQ2 2008	4.00:1.00
FQ3 2008	4.00:1.00
FQ4 2008	4.00:1.00
FQ1 2009	3.75:1.00
FQ2 2009	3.50:1.00
FQ3 2009	3.25:1.00
FQ4 2009	3.25:1.00
FQ1 2010	2.75:1.00
FQ2 2010 and each fiscal quarter thereafter	2.50:1.00

7.2                                 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness of either Borrower or any Subsidiary Guarantor pursuant to any Loan Document;

(b)                                 to the extent permitted by Section 7.8(c), Indebtedness of the US Borrower to any Subsidiary, and of any Subsidiary to the US Borrower or any other Subsidiary; provided that (i) all such Indebtedness of either Borrower or any Subsidiary Guarantor owed to a Person that is not a Borrower or a Subsidiary Guarantor shall be subject to and evidenced by the Subordinated Intercompany Note and (ii) any Indebtedness of (x) LKQ Dominion Auto, Inc. or LKQ Pintendre Auto, Inc. owing to 1323342 Alberta ULC or (y) 1323342 Alberta ULC to LKQ Ontario LP shall be evidenced by a Canadian Intercompany Note;

(c)                                  Indebtedness (including, without limitation, Attributable Debt arising from Permitted Sale-Leaseback Transactions and Capital Lease Obligations) secured by Liens permitted by Sections 7.3(g) and (q)(i); provided, that the aggregate amount of all such Indebtedness, together with the aggregate principal amount of all Permitted Acquired Debt incurred pursuant to Section 7.2(h), shall not exceed $30,000,000 at any one time outstanding;

(d)                                 Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the Weighted Average Life to Maturity thereof);

(e)                                  to the extent permitted by Section 7.8(c), Guarantee Obligations made in the ordinary course of business by the US Borrower or any of its Subsidiaries of obligations of the US Borrower or any Subsidiary of the US Borrower;

(f)                                    unsecured senior and/or senior subordinated Indebtedness of the US Borrower and the unsecured senior and/or senior subordinated guarantee by any Subsidiary Guarantor hereunder of the US Borrower’s obligations thereunder; provided that (i) such Indebtedness shall have no scheduled amortization and no part of the principal part of such Indebtedness shall have a maturity date earlier than one year after the final stated maturity of any Term Loans hereunder, (ii) after giving effect to the incurrence of any such Indebtedness, on a Pro Forma Basis, as if such incurrence of Indebtedness, the application of the proceeds thereof and the consummation of any other Specified Transaction occurring since the first day of the Calculation Period then last ended had occurred on the first day of the Calculation Period then last ended, (x) the US Borrower and its Subsidiaries are in compliance with the financial covenant set forth in Section 7.1 for the Calculation Period then last ended and (y) the Consolidated Leverage Ratio as at the last day of the Calculation Period then last ended is less than 4.50 to 1.00, and the US Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the US Borrower to such effect setting forth in reasonable detail the computations necessary to demonstrate compliance with the requirements contained in preceding subclauses (x) and (y), (iv) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist and be continuing, (v) such Indebtedness contains covenants, events of default, redemption provisions, remedies, subordination provisions (if applicable) and other terms and conditions customary at the time for high yield unsecured senior or senior subordinated securities issued in a public offering or a private placement under Rule

144A of the Securities Act and otherwise reasonably acceptable to the Administrative Agent (provided that, in any event, the documentation governing such Indebtedness shall not include a financial maintenance covenant and shall include a “cross acceleration” default to other indebtedness rather than a “cross default”), (vi) the documentation governing such Indebtedness contains terms that are no more restrictive than the terms applicable to the Indebtedness hereunder, and (vii) unless (x) a Responsible Officer shall have delivered an officer’s certificate to the Administrative Agent on the date of the incurrence of such Indebtedness, certifying that the Net Cash Proceeds of such Indebtedness are intended to be used to consummate a Permitted Acquisition within 90 days following such date of incurrence and (y) the Net Cash Proceeds of such Indebtedness are then applied to finance a Permitted Acquisition and/or pay fees and expenses incurred in connection therewith within such 90-day period, the Net Cash Proceeds of such Indebtedness are applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 2.12(a);

(g)                                 Indebtedness of Foreign Subsidiaries of the US Borrower in an aggregate amount at any one time outstanding not to exceed the sum of (i) $25,000,000 plus (ii) 5.0% of the Total Foreign Subsidiary Assets; provided that, at the time of any incurrence of Indebtedness pursuant to preceding clause (ii), the Consolidated Leverage Ratio as at the last day of the Calculation Period then last ended (calculated on a Pro Forma Basis as if such Indebtedness had been incurred (and any other Specified Transaction theretofore consummated after the first day of such Calculation Period had been consummated) on the first day of such Calculation Period) shall be 4.50 to 1.00 or less;

(h)                                 Indebtedness of a Subsidiary of the US Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (the “Permitted Acquired Debt”), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money (it being understood and agreed that Capital Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y)), and (z) the aggregate principal amount of all Permitted Acquired Debt incurred pursuant to this clause (h), together with the aggregate amount of Indebtedness incurred pursuant to clause (c) of this Section 7.2, shall not exceed $30,000,000 at any one time outstanding;

(i)                                     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of its incurrence;

(j)                                     Indebtedness of the US Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 7.2(e);

(k)                                  Indebtedness to insurance companies incurred in order to permit the US Borrower or one of its Subsidiaries to repay obligations owing by such Person to former employees of such Person under the US Borrower’s 401K Plus deferred compensation plan, so long as such Indebtedness is not greater than the aggregate cash surrender value of insurance policies owned by the US Borrower and covering the lives of participants in the US Borrower’s 401K Plus deferred compensation plan; and

(l)                                     Attributable Debt arising from the Nashville Headquarters Sale-Leaseback Transaction; and

(m)                               additional Indebtedness of the US Borrower or any Subsidiary Guarantor in an aggregate principal amount (for the US Borrower and all Subsidiary Guarantors) not to exceed at any one time outstanding an amount equal to the remainder of (x) 10% of Consolidated Net Worth at such time less (y) the sum of (I) the aggregate amount of all Indebtedness incurred pursuant to Section 7.2(c) and outstanding at such time plus (II) the aggregate principal amount of all Permitted Acquired Debt incurred pursuant to Section 7.2(h) and outstanding at such time.

7.3                                 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)                                  Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the US Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained in the books of the applicable Loan Party, in conformity with GAAP;

(c)                                  Liens (other than any Lien imposed by ERISA, the PBA or Canadian federal or provincial statutes in relation to pension plans or any other applicable employee benefit plan law) consisting of pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation in the ordinary course of business;

(d)                                 deposits by or on behalf of the US Borrower or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that the aggregate amount of all deposits at any one time securing appeal bonds, together with the aggregate amount of all judgment obligations and awards subject to Liens permitted pursuant to Section 7.3(j), does not exceed $25,000,000 at any time outstanding (for purposes of determining compliance with this proviso, excluding any judgment obligations or awards and any deposits securing appeal bonds, in any such case to the extent the judgment obligations, awards or obligations subject to appeal are covered by insurance as to which the respective insurer has been notified and not denied coverage);

(e)                                  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the US Borrower or any of its Subsidiaries;

(f)                                    Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g)                                 Liens securing Indebtedness of the US Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset ;

(h)                                 Liens created pursuant to the Security Documents and the Canadian Intercompany Loan Documents;

(i)                                     any interest or title of a lessor under any lease entered into by the US Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(j)                                     Liens arising out of the existence of judgments or awards in respect of which the US Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all judgment obligations and awards subject to Liens pursuant to this clause (j), together with the aggregate amount of all deposits at any one time securing appeal bonds pursuant to Section 7.3(d), does not exceed $25,000,000 at any time (for purposes of determining compliance with this proviso, excluding any judgment obligations or awards and any deposits securing appeal bonds, in any such case to the extent the judgment obligations, awards or obligations subject to appeal are covered by insurance as to which the respective insurer has been notified and not denied coverage);

(k)                                  Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by any Loan Party in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the US Borrower or any of its Subsidiaries to provide collateral to the depository institution;

(l)                                     Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(m)                               Permitted Encumbrances;

(n)                                 Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the US Borrower or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(o)                                 Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the US Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) the aggregate amount of all Indebtedness that is secured by such Liens does not exceed $15,000,000 at any one time outstanding (and is otherwise permitted to exist under Section 7.2(h)), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other property or asset of the US Borrower or any of its Subsidiaries;

(p)                                 Liens securing Permitted Seller Debt incurred in connection with a Permitted Acquisition, provided, that (i) any such Lien attaches only to the Property acquired in connection with the underlying Permitted Acquisition, (ii) such Lien attaches concurrently with the acquisition of such Property, (iii) the principal amount of any Permitted Seller Debt secured by any such Lien is not more than 100% of the Fair Market Value of the Property subject to such Lien (determined at the time of the incurrence of such Permitted Seller Debt), and (iv) the aggregate principal amount of all Permitted Seller Debt secured by any such Lien is permitted to be incurred pursuant to Section 7.2(m) and does not exceed at any one time outstanding (x) at any time on or prior to the first anniversary of the Closing Date, $7,000,000, (y) at any time after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, $14,000,000 and (z) at any time after the second anniversary of the Closing Date, $20,000,000;

(q)                                 Liens securing Attributable Debt in respect of (i) Permitted Sale-Leaseback Transactions and (ii) the Nashville Headquarters Sale-Leaseback Transaction; provided that (I) such Liens shall be created substantially simultaneously with the consummation of the respective Sale-Leaseback Transaction and (II) such Liens shall not at any time encumber any Property other than the Property sold pursuant to such Sale-Leaseback Transaction; and

(r)                                    Liens not otherwise permitted by this Section 7.3, so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate Fair Market Value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the US Borrower and all Subsidiaries) $10,000,000 at any one time.

7.4                                 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a)                                  any Subsidiary of the US Borrower may be merged, consolidated, amalgamated, dissolved or liquidated with or into the US Borrower (provided that the US Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that such Subsidiary Guarantor shall be the continuing or surviving corporation), so long as, in any such case, any security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

(b)                                 any Foreign Subsidiary of the US Borrower organized in a given jurisdiction (other than a Canadian Holding Company) may be merged, consolidated, amalgamated, dissolved or liquidated with or into any other Foreign Subsidiary that is a Wholly Owned Subsidiary of the US Borrower organized in such jurisdiction (other than a Canadian Holding Company);

(c)                                  (i) any Subsidiary of the US Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the US Borrower or any Subsidiary Guarantor, so long as any security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Documents in the assets so Disposed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken and (ii) if all of the assets of any Subsidiary (other than the Canadian Borrower) are Disposed of in accordance with this Agreement or such Subsidiary is a Dormant Subsidiary, such Subsidiary may be dissolved;

(d)                                 any Canadian Subsidiary of the US Borrower (other than a Canadian Holding Company) may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Canadian Subsidiary that is a Wholly Owned Subsidiary of the US Borrower (other than a Canadian Holding Company); and

(e)                                  (i) the Acquisition and (ii) any merger, consolidation or amalgamation consummated to effect a Permitted Acquisition shall be permitted.

7.5                                 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

(a)                                  the Disposition of obsolete or worn out property in the ordinary course of business;

(b)                                 the sale of inventory in the ordinary course of business;

(c)                                  Dispositions permitted by Sections 7.4(c) and (d);

(d)                                 any Recovery Event, provided, that the requirements of Section 2.12(b) are complied with in connection therewith;

(e)                                  each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(f)                                    the Scheduled Dispositions, so long as (i) each such Disposition is in an arm’s-length transaction and the US Borrower or the respective Subsidiary receives at least Fair Market Value therefor, (ii) the consideration received by the US Borrower or its relevant Subsidiary consists solely of cash and is paid at the time of the closing of such sale, and (iii) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.12(b);

(g)                                 Permitted Sale-Leaseback Transactions permitted by Section 7.11;

(h)                                 the consummation of the Nashville Headquarters Sale-Leaseback Transaction in accordance with the requirements of Section 7.11;

(i)                                     the Disposition of other assets (other than the Capital Stock of any Wholly-Owned Subsidiary, unless all of the Capital Stock of such Wholly-Owned Subsidiary is sold in accordance with this clause (i)) having a Fair Market Value not to exceed $20,000,000 in the aggregate for any fiscal year of the US Borrower, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such Disposition is in an arm’s-length transaction and the US Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) the consideration received by the US Borrower or such Subsidiary consists solely of cash and is paid at the time of the closing of such Disposition, and (iv) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.12(b).

7.6                                 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the US Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the US Borrower or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the US Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:

(a)                                  (i) any Subsidiary may make Restricted Payments to the US Borrower or any Subsidiary Guarantor, (ii) any Canadian Subsidiary may make Restricted Payments to the Canadian Borrower or any Canadian Subsidiary that is a direct parent of such Canadian Subsidiary and (iii) any Subsidiary that is not a Borrower or a Subsidiary Guarantor may make Restricted Payments to any other Subsidiary that is a direct parent of such Subsidiary; provided that in the case of any Restricted Payment made by any Subsidiary that is not a Wholly Owned Subsidiary of the US Borrower to the US Borrower or any of its Subsidiaries, the US Borrower or its respective Subsidiary which owns Capital Stock in the Subsidiary making such Restricted Payment shall receive at least its proportionate share thereof (based on its relative holding of the Capital Stock of the Subsidiary making such Restricted Payment);

(b)                                 the US Borrower may make Restricted Payments in the form of common stock of the US Borrower;

(c)                                  so long as no Default or Event of Default shall exist and be continuing, the US Borrower may purchase its common stock or common stock options from present or former officers or employees of the US Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments pursuant to this Section 7.6(c) shall not exceed $5,000,000 in any fiscal year of the US Borrower; and

(d)                                 the US Borrower may declare and make Restricted Payments with respect to its outstanding common stock, so long as (i) immediately before and after giving to the declaration and making of each such Restricted Payment, no Default or Event of Default shall exist and be continuing, and (ii) the aggregate amount of all Restricted Payments made pursuant to this Section 7.6(d) shall not exceed $20,000,000 in any fiscal year of the US Borrower.

7.7                                 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the US Borrower and its Subsidiaries in the ordinary course of business not exceeding (x) during the period from June 30, 2007 through and including December 31, 2007 (taken as a one accounting period), $55,000,000 (including Capital Expenditures relating to the acquisition of the Property subject to the Nashville Headquarters Sale-Leaseback Transaction) and (y) for any fiscal year of the US Borrower set forth below (taken as one accounting period), the sum of (I) the amount set forth opposite such fiscal year below plus (II) for each Acquired Person or Business acquired after the Closing Date and prior to the first day of the respective fiscal year set forth below, an amount equal to 3.0% of the total consolidated revenues of such Acquired Person or Business for the trailing twelve months of such Acquired Person or Business immediately preceding its acquisition for which financial statements have been made available to the US Borrower and the Lenders plus (III) during the respective fiscal year of any such acquisition of an Acquired Person or Business, an amount equal to the amount for such Acquired Person or Business specified in preceding clause (II) multiplied by a percentage, the numerator of which is the number of days in such fiscal year after the date of the respective acquisition and the denominator of which is 365 or 366, as the case may be:

Fiscal Year Ending	Amount

December 31, 2008	$65,000,000
December 31, 2009	$75,000,000
December 31, 2010	$85,000,000
December 31, 2011	$95,000,000
December 31, 2012	$100,000,000
December 31, 2013	$105,000,000

; provided, that (i) any such amount referred to in clause (x) or (y) above, if not so expended in the period for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any period shall be deemed made, first, in respect of amounts permitted for such period as provided above (without regard to this proviso) and second, in respect of amounts carried over from the prior period pursuant to subclause (i) above, (b) additional Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount, (c) additional Capital Expenditures constituting Permitted Acquisitions effected in accordance with the requirements of this Agreement, (d) additional Capital Expenditures made in connection with Permitted Sale-Leaseback Transactions and/or the Nashville Headquarters Sale-Leaseback Transaction and (e) additional Capital Expenditures in an aggregate amount equal to the Retained Excess Cash Flow Amount then in effect.

7.8                                 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a)                                  extensions of trade credit in the ordinary course of business;

(b)                                 investments in Cash Equivalents;

(c)                                  Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) or (e); provided that the aggregate amount of such Investments by either Borrower or a Subsidiary Guarantor in any Subsidiary that is not a Borrower or a Subsidiary Guarantor (for avoidance of doubt, excluding Investments made pursuant to Section 7.8(f)) shall not exceed the Non-Guarantor Investment Basket Amount then in effect;

(d)                                 loans and advances to employees of the US Borrower or any Subsidiaries of the US Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the US Borrower and Subsidiaries of the US Borrower not to exceed $5,000,000 at any one time outstanding;

(e)                                  the Acquisition;

(f)                                    the Canadian Borrower may make additional Investments in Canadian Subsidiaries that are Wholly-Owned Subsidiaries of the US Borrower with the proceeds of Canadian Borrower Dual Currency RCF Loans, so long as the aggregate amount of all such Investments (net of cash repayments of principal in the case of Investments in the form of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity Investments) does not exceed the Total Dual Currency RCF Commitments then in effect;

(g)                                 Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by (i) the US Borrower or any of its Subsidiaries in either Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor, (ii) either Borrower or any Subsidiary Guarantor in any Subsidiary that is not a Subsidiary Guarantor not to exceed the Non-Guarantor Investment Basket Amount then in effect, and (iii) any Foreign Subsidiary in any other Foreign Subsidiary that is a Wholly-Owned Subsidiary of the US Borrower;

(h)                                 in addition to Investments otherwise expressly permitted by this Section, Investments by the US Borrower or any of its Subsidiaries in an aggregate amount for all Investments made pursuant to this clause (h) (net of cash repayments of principal in the case of Investments in the form of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity Investments) not to exceed $25,000,000; and

(i)                                     the purchase or other acquisition of Property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Capital Stock in a Person that, upon the consummation thereof, will be, or will be part of, a Subsidiary of the US Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.8(i) (each, a “Permitted Acquisition”):

(i)                                     except as permitted by clause (viii) below, all Property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and the Subsidiaries of such created or acquired Subsidiary) shall be a Subsidiary Guarantor and shall have complied with the requirements of Section 6.10;

(ii)                                  the Aggregate Consideration payable for the proposed Permitted Acquisition shall not exceed the sum of (x) when added to the Aggregate Consideration paid or payable for all other Permitted Acquisitions theretofore consummated during the then fiscal year of the US Borrower, the Permitted Acquisition Basket Amount for such fiscal year plus (y) the Retained Excess Cash Flow Amount then in effect;

(iii)                               after giving effect to such purchase or acquisition, the US Borrower and its Subsidiaries shall be in compliance with Section 7.15;

(iv)                              immediately before and after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing;

(v)                                 calculations are made by the US Borrower demonstrating compliance with the financial covenant set forth in Section 7.1 for the Calculation Period then last ended (calculated on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Specified Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period);

(vi)                              all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(vii)                           the sum of the (x) aggregate unused portion of the Revolving Credit Commitments at such time (after giving effect to the consummation of the respective Permitted Acquisition and any financing thereof) and (y) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.3 and Liens in favor of the Administrative Agent pursuant to the Security Documents) included in the consolidated balance sheet of the US Borrower and its Subsidiaries as of such date, shall equal or exceed $25,000,000;

(viii)                        the sum of the Aggregate Consideration paid in respect of all acquisitions of Persons that do not become Subsidiary Guarantors (and/or assets that do not become direct Collateral of a Subsidiary Guarantor (i.e., Collateral other than Capital Stock owned by a Subsidiary Guarantor)) shall not exceed the sum of (I) the Non-Guarantor Investment Basket Amount then in effect plus (II) the Retained Excess Cash Flow Amount then in effect; and

(ix)                                the US Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, a certificate of a Responsible Officer, certifying that all of the requirements set forth in this Section 7.8(i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and, if the Aggregate Consideration to be paid in respect of such purchase of acquisition equals or exceeds $15,000,000,  containing the calculations (in reasonable detail) required by preceding clauses (ii), (v), (vii) and (viii).

The amount of any Investment for purposes of this Section 7.8 (and the definition of Non-Guarantor Investment Basket Amount) shall be determined at the time of the respective such Investment (in the case of an Investment made with consideration other than in cash, taking the Fair Market Value of the Property so invested) and shall not take account of any write-downs or write-offs thereof.

7.9                                 Limitation on Optional Payments and Modifications of Debt Instruments Governing Documents. (a)(i) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Subordinated Indebtedness or any Material Indebtedness or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, provided that the US Borrower may prepay, repurchase or redeem Material Indebtedness (other than Subordinated Indebtedness), so long as (I) after giving effect thereto and the consummation of any other Specified Transaction occurring since the first day of the Calculation Period then last ended, the Consolidated Senior Secured Debt Ratio, determined on a Pro Forma Basis, as at the last day of the Calculation Period then last ended, is less than 2.50 to 1.00, and the US Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the US Borrower to such effect setting forth in reasonable detail the computations necessary to demonstrate such compliance and (II) no Default or Event of Default shall exist and be continuing, or (ii) enter into any derivative or other transaction with any Derivatives Counterparty obligating the US Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of such Subordinated Indebtedness or such Material Indebtedness, or (iii) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Indebtedness or any Material Indebtedness (other than any such amendment, modification, waiver or other change which (x) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the US Borrower or any of its Subsidiaries and (y) does not involve the payment of a consent fee), (b) designate any Indebtedness (other than the Obligations) as “Designated Senior Indebtedness” for the purpose of such Subordinated Indebtedness, or (c) amend its certificate of incorporation, by-laws or other governing documents in any manner determined by the Administrative Agent to be adverse to the Lenders.

7.10                           Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the US Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the US Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the US Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.11                           Limitation on Sales and Leasebacks. Enter into any Sale-Leaseback Transaction; provided that (a) the US Borrower or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the aggregate amount of all proceeds received by the US Borrower and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Closing Date shall not exceed $15,000,000 (excluding, for avoidance of doubt, the Nashville Headquarters Sale-Leaseback Transaction), (iii) the Attributable Debt resulting from such Permitted Sale-Leaseback Transaction is permitted by Section 7.2(c), (iv) the Lien on the Property securing such Attributable Debt is permitted by Section 7.3(q) and (v) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.12(b), and (b) the US Borrower may sell and leaseback its headquarters located in Nashville, Tennessee within fifteen months following the Closing Date, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such sale is made pursuant to an arm’s-length transaction, (iii) the consideration received by the US Borrower consists solely of cash and is paid at the time of the closing of such sale, (iv) the Net Cash Proceeds therefrom equal at least 95% of the Fair Market Value of the Property subject to such Sale-Leaseback Transaction, (v) the Lien on the Property securing the Attributable Debt resulting therefrom is permitted by Section 7.3(q) and (vi) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.12(b) (the “Nashville Headquarters Sale-Leaseback Transaction”).

7.12                           Limitation on Changes in Fiscal Periods. Permit the fiscal year of the US Borrower to end on a day other than December 31 or change the US Borrower’s method of determining fiscal quarters from that used on the Closing Date.

7.13                           Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the US Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreement described in (and permitted by) clauses (iii), (iv), (vi), (vii), (viii), (ix) and (xi) of Section 7.14, and (c) agreements containing negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.2(f) but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis (in an aggregate principal amount equal to at least the aggregate Principal Amount of all Term Loans and the sum of the Revolving Credit Commitments on the date of the incurrence thereof) and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis.

7.14                           Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, the US Borrower or any other Subsidiary, (b) make Investments in the US Borrower or any other Subsidiary or (c) transfer any of its assets to the US Borrower or any other Subsidiary, except for (i) any restrictions existing under the Loan Documents, (ii) encumbrances or restrictions under or by reason of applicable law, (iii) customary restrictions and conditions contained in agreements relating to any sale of Property permitted by Section 7.4 or 7.5 pending such sale (including agreements evidencing Indebtedness permitted by Section 7.2(j)), provided such restrictions and conditions apply only to the Property that is to be sold, (iv) any agreement in effect, or entered into, on the Closing Date and identified on Schedule 7.14, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the US Borrower or a Subsidiary of the US Borrower entered into in the ordinary course of business and consistent with past practices, (vi) any encumbrance or restriction under any agreement or instrument governing Permitted Acquired Debt or Permitted Seller Debt, which encumbrance or restriction is not applicable to any Person or the Properties of any Person, other than the Person or the Properties acquired pursuant to the respective Permitted Acquisition and so long as, in the case of Permitted Acquired Debt, the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vii) customary restrictions contained in any documentation governing Attributable Debt arising in connection with a Permitted Sale-Leaseback Transaction or the Nashville Headquarters Sale-Leaseback Transaction, so long as any such restriction is applicable only to the Property securing such Attributable Debt, (viii) restrictions and conditions on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (ix) negative pledges and restrictions on Liens in favor of any holder of secured Indebtedness permitted by Section 7.2(c) or (m) but only to the extent any negative pledges relate to the property financed by or the subject of such Indebtedness (and excluding any Subordinated Indebtedness), (x) on and after the execution and delivery thereof, encumbrances and restrictions contained in the documentation governing any Indebtedness incurred pursuant to Section 7.2(f), and (xi) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.2(m) but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis (in an aggregate principal amount equal to at least the aggregate Principal Amount of all Term Loans and the sum of the Revolving Credit Commitments on the date of the incurrence thereof) and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis.

7.15                           Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the US Borrower and its Subsidiaries are engaged on the Closing Date (after giving effect to the Acquisition) and reasonable extensions thereof.

7.16                           Limitation on Amendments to Acquisition Documentation. Amend, supplement or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce the terms and conditions of the Acquisition Documentation, except to the extent that any such amendment, supplement or modification or failure to enforce could not reasonably be expected to be adverse to the interests of the Lenders in any material respect.

7.17                           Limitation on Issuance of Capital Stock. (a)  The US Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Capital Stock or (ii) any redeemable common Capital Stock other than redeemable common Capital Stock that is  redeemable at the sole option of the US Borrower or such Subsidiary, as the case may be.

(b)  The US Borrower will not permit any of its Subsidiaries to issue any Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Capital Stock, except (i) for transfers and replacements of then outstanding shares of Capital Stock, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of the US Borrower or any of its Subsidiaries in any class of the Capital Stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the US Borrower, to qualify directors to the extent required by applicable law and for other nominal share issuances to Persons other than the US Borrower and its Subsidiaries to the extent required under applicable law, and (iv) for issuances by Subsidiaries of the US Borrower which are newly created or acquired in accordance with the terms of this Agreement.

7.18                           Limitation on Activities of Canadian Holding Companies and Dormant Subsidiaries. (a) In the case of each Canadian Holding Company, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to the ownership of the Capital Stock owned by such Canadian Holding Company on the Closing Date, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) pursuant to the Canadian Intercompany Loan Documents to which it is a party, and (iv) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends or intercompany loans made to such Canadian Holding Company in accordance with Section 7.6 or 7.8, as applicable, pending application in the manner contemplated thereby) and Cash Equivalents) other than the ownership of shares of Capital Stock and promissory notes constituting Canadian Intercompany Loan Documents owned by such Canadian Holding Company on the Closing Date.

(b)                                 In the case of each Dormant Subsidiary of the US Borrower, notwithstanding anything to the contrary in this Agreement or any other Loan Document, unless otherwise agreed by the Administrative Agent, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to the ownership of the Capital Stock of other Dormant Subsidiaries owned by such Dormant Subsidiary on the Closing Date, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, and (iii) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of Capital Stock of other Dormant Subsidiaries owned by such Dormant Subsidiary on the Closing Date.

7.19                           Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)                                  Either Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or either Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)                                 Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c)                                  (i)  Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the US Borrower or the Canadian Borrower only), Section 6.7(a), 6.10, 6.15 or Section 7, or in Section 5 of the Guarantee and Collateral Agreement, (ii) an “Event of Default” under and as defined in any Mortgage shall exist and be continuing or (iii) any default in the performance of the agreements set forth in Section 5.2(g) of the Guarantee and Collateral Agreement; or

(d)                                 Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

(e)                                  The US Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall exist and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $15,000,000; or

(f)                                    (i)  The US Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, compromise or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the US Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the US Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the US Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the US Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the US Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)                                 Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien under ERISA, the Code or Canadian federal or provincial statutes in relation to pension plans or any other applicable employee benefit plan law shall arise on the assets of the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan or Non-US Plan shall be involuntarily terminated by the PBGG pursuant to Section 4042 of ERISA or other applicable law, (v) the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the US Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3.1 of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(i) with respect to such fiscal year, (vii) the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the US Borrower contributions to any defined Plan subject to Title IV of ERISA that, in the aggregate, exceed the amount set forth on Schedule 8(g)(ii) with respect to such fiscal year, (viii) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity has not timely made a contribution required to be made with respect to a Plan or a Non-US Plan, (ix) the US Borrower, any of its Subsidiaries or any Commonly Controlled Entity incurs a liability, fine or penalty with respect to a Plan or a Non-US Plan or (x)  any other similar event or condition shall occur or exist with respect to a Plan or Non-US Plan; and in each case in clauses (i) through (x) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h)                                 One or more judgments or decrees shall be entered against the US Borrower or any of its Subsidiaries involving for the US Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has been notified and not denied coverage) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

(i)                                     Any of the Security Documents or Canadian Intercompany Collateral Agreements shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.16), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents or the Canadian Intercompany Collateral Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)                                     The guarantee of any Loan Party contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.16), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)                                  Any Change of Control shall occur; or

(l)                                     Any Subordinated Indebtedness or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of any Loan Party under the Guarantee and Collateral Agreement, as the case may be, as provided in the documentation governing such Subordinated Indebtedness, or any Loan Party, any Affiliate of any Loan Party, any trustee or the holders of at least 25% in aggregate principal amount of the such Subordinated Indebtedness shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the US Borrower and the Canadian Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the US Borrower (in the case of US Dollar RCF Letters of Credit) or the Canadian Borrower (in the case of Dual Currency RCF Letters of Credit) shall at such time deposit in a Cash Collateral Account opened by the Administrative Agent or the Canadian Agent, as applicable, an amount in immediately available funds (in the relevant currency) equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and each of the US Borrower and the Canadian Borrower hereby grants to the Administrative Agent and the Canadian Agent, as applicable, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such Cash Collateral Account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent or the Canadian Agent determines that any funds held in such Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent, the Canadian Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding US Dollar RCF Letters of Credit or Dual Currency RCF Letters of Credit, as applicable, the US Borrower or the Canadian Borrower, as applicable, shall, forthwith upon demand by the Administrative Agent or the Canadian Agent, as applicable, pay to the Administrative Agent or the Canadian Agent, as applicable, as additional funds to be deposited and held in such Cash Collateral Account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such Cash Collateral Account that the Administrative Agent or the Canadian Agent, as applicable, determines to be free and clear of any such right and claim. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent or the Canadian Agent, as applicable, to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the US Borrower or the Canadian Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such Cash Collateral Account shall be returned to the relevant Borrower (or such other Person as may be lawfully entitled thereto). In the case of all BA Loans and BA Equivalent Loans with respect to which the expiry of the respective Interest Periods shall not have occurred at the time of an acceleration pursuant to this paragraph, the Canadian Borrower shall at such time deposit in a Cash Collateral Account opened by the Canadian Agent an amount in immediately available funds (in Canadian Dollars) equal to the aggregate face amount of such Bankers’ Acceptances (and the Canadian Borrower hereby grants to the Canadian Agent for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such Cash Collateral Account to secure the face amount of such Bankers’ Acceptances and all other Obligations). If at any time the Canadian Agent determines that any funds held in such Cash Collateral Account are subject to any right or claim of any Person other than the Canadian Agent and the Secured Parties or that the total amount of such funds is less than the aggregate face amount of outstanding Borrower’s Acceptances, as applicable, the Canadian Borrower shall, forthwith upon demand by the Canadian Agent pay to the Canadian Agent as additional funds to be deposited and held in such Cash Collateral Account, an amount equal to the excess of (a) such aggregate face amount over (b) the total amount of funds, if any, then held in such Cash Collateral Account that the Canadian Agent determines to be free and clear of any such right and claim. Amounts held in such Cash Collateral Account shall be applied by the Canadian Agent to the payment of such Bankers’ Acceptances, and the unused portion thereof after all such Bankers’ Acceptances shall have been repaid, if any, shall be applied to repay other obligations of the Canadian Borrower hereunder and under the other Loan Documents. After all such Bankers’ Acceptances shall have been repaid and all other Obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such Cash Collateral Account shall be returned to the Canadian Borrower (or such other Person as may be lawfully entitled thereto).

SECTION 9. THE AGENTS; THE ARRANGERS

9.1                                 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender, in its stated capacity, under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2                                 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3                                 Exculpatory Provisions. No Arranger or Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4                                 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Facility Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5                                 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent, shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6                                 Non-Reliance on the Arrangers, the Agents and Other Lenders. Each Lender expressly acknowledges that no Agent or Arranger or any of its respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Arranger or any Agent to any Lender. Each Lender represents to the Agents and the Arrangers that it has, independently and without reliance upon any Arranger, any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of any Issuing Lender, to issue its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Arranger, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Facility Agents hereunder, no Arranger and no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Arranger or Agent or any of its respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

9.7                                 Indemnification. The Lenders agree to indemnify each Arranger and each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Arranger and each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Acquisition Documentation, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from such Arranger’s or such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8                                 Arrangers and Agents in their Individual Capacities. Each Arranger and each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Arranger or such Agent were not an Arranger or an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, and the terms “Lender” and “Lenders” shall include each Arranger and each Agent in its individual capacity.

9.9                                 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent, the US Dual Currency RCF Agent may resign as US Dual Currency RCF Agent and the Canadian Agent may resign as Canadian Agent, respectively, in each case upon 10 days’ notice to the Lenders and the Borrowers; provided that upon any such resignation hereunder by the US Dual Currency RCF Agent or the Canadian Agent, such resigning Facility Agent shall also resign in its capacity as the Canadian Agent or the US Dual Currency RCF Agent, as the case may be. Any such resignation by a Facility Agent hereunder shall also constitute its resignation as an Issuing Lender and (in the case of the Administrative Agent) the Swing Line Lender, in which case the resigning Facility Agent (x) shall not be required to issue any further Letters of Credit or (in the case of the Administrative Agent) make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swing Line Lender, as applicable, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. If the Administrative Agent shall resign as

Administrative Agent, or if the US Dual Currency RCF Agent and the Canadian Agent shall resign as US Dual Currency RCF Agent and Canadian Agent, respectively, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to either Borrower shall exist and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the respective Facility Agent, and the terms “Administrative Agent”, “US Dual Currency RCF Agent” or “Canadian Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the respective former Facility Agent’s rights, powers and duties in its capacity as a Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Administrative Agent, US Dual Currency RCF Agent or Canadian Agent, as the case may be, by the date that is 10 days following the respective retiring Facility Agent’s notice of resignation, such retiring Facility Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the relevant Facility Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by any Arranger, any Agent or any Lender. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10                           Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release (or subordination) of Liens or guarantee obligations contemplated by Section 10.16.

9.11                           The Arrangers and the Syndication Agent. Each Arranger and the Syndication Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

9.12                           Withholding Tax.

(a)                                  To the extent required by any applicable law, the Administrative Agent, the US Dual Currency RCF Agent or the Canadian Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.

(b)                                 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that any Facility Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because an appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the relevant Facility Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify such Facility Agent fully for all amounts paid, directly or indirectly, by such Facility Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

(c)                                  If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.20(d) or (e) and 9.12; provided that with respect to any Participant, as set forth in Section 10.6(b), such Participant shall only be required to comply with the requirements of Sections 2.20(d) or (e) and 9.12 if such Participant seeks to obtain the benefits of Section 2.20.

SECTION 10. MISCELLANEOUS

10.1                           Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)                                     forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender);

(ii)                                   amend, modify or waive any provision of this Section (except for technical amendments with respect to Additional Extensions of Credit) or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Loan Parties from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

(iii)                               amend, modify or waive any condition precedent to any extension of credit under the US Dollar Revolving Credit Facility or the Dual Currency Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority US Dollar RCF Lenders or the Majority Dual Currency RCF Lenders, respectively;

(iv)                              reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(v)                                 amend, modify or waive any provision of Section 9 or any other provision affecting the rights, duties and obligations of any Arranger or any Agent without the consent of the Arranger or Agent directly affected thereby;

(vi)                              amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender;

(vii)                           amend, modify or waive the pro rata provisions of Section 2.18 without the consent of each Lender directly affected thereby;

(viii)                        amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender directly affected thereby;

(ix)                                impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6; or

(x)                                   without the consent of the Majority Facility Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities, pursuant to Sections 2.12(d) and 2.18 (it being understood, however, that the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered).

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Arrangers, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Arrangers and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, each Facility Agent and each Loan Party party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority Facility Lenders, Majority US Dollar RCF Lenders or Majority Dual Currency RCF Lenders.

In addition, notwithstanding the foregoing, (i) this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans under a given Term Loan Facility (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder, provided that (a) the aggregate Principal Amount of such Replacement Term Loans shall not exceed the aggregate Principal Amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans), (d) the borrower of such Replacement Term Loans is the same as the borrower for such Refinanced Term Loans and (e) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing and (ii) this Agreement may be amended with the written consent of only the US Dual Currency RCF Agent, the Canadian Agent and the Lenders providing any Canadian Borrower Replacement Term Loans to permit the refinancing of outstanding Canadian Term Loans and effect the other agreements contemplated by Section 6.15(b).

10.2                           Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers, the Arrangers and the Agents, as follows and (b) in the case of the Lenders, as set forth below or in an administrative questionnaire delivered to the Administrative Agent, or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrowers:	LKQ Corporation
120 N. LaSalle St. #3300
Chicago, IL 60602
Attention: Mark T. Spears
Telecopy: 312-621-2709
Telephone: 312-621-1969

LKQ Delaware LLP
c/o LKQ Corporation
120 N. LaSalle St. #3300
Chicago, IL 60602
Attention: Mark T. Spears
Telecopy: 312-621-2709
Telephone: 312-621-1969

with a copy to

Flynn Enterprises
676 N. Michigan Avenue
Suite 4000
Chicago, IL 60611
Attention: Victor Casini
Telecopy: 312-280-3730
Telephone: 312-280-3708

Bell, Boyd & Lloyd LLP
70 West Madison Street, Suite 3100
Chicago, IL 60602
Attention: Kenneth A. Peterson, Jr.
Telecopy: 312-827-8147
Telephone: 312-807-4395

The Administrative Agent:	Lehman Commercial Paper Inc.

745 Seventh Avenue
New York, New York 10019
Attention: Yvonne Lin
Telecopy: 212-299-0202_
Telephone: 212 526 4257

The US Dual Currency RCF
Agent:	Deutsche Bank AG New York Branch
100 Plaza One, 8th Floor
New York, NY 10005

Jersey City, NJ 07311
Attention: Maxeen Jacques
Telecopy: (201) 593-2307
Telephone: (201) 593-2483

The Canadian Agent:	Deutsche Bank AG, Canada Branch
199 Bay Street, Suite 4700
Commerce Court West, Box 263
Toronto, Ontario, Canada M5L 1E9
Attention: Marcellus Leung
Telecopy : (416) 682-8484
Telephone : (416) 682-8252
email : marcellus.leung@db.com

Any Issuing Lender:	As notified by such Issuing Lender to each Facility Agent and each Borrower provided that any notice, request or demand to or upon any Arranger, any Agent, any Issuing Lender or any Lender shall not be effective until received.

10.3                           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4                           Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5                           Payment of Expenses. The Borrowers jointly and severally agree (a) to pay or reimburse the Arrangers and the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to each Facility Agent and the charges of Intralinks, (b) to pay or reimburse each Lender, the Arrangers and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender, the Arrangers and the Agents for, and hold each Lender, the Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of, the US Borrower, any of its Subsidiaries or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against either Borrower hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities owing to such Indemnitee to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the relevant Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

10.6                           Successors and Assigns; Participations and Assignments.

(a)                                  This Agreement shall be binding upon and inure to the benefit of the US Borrower, the Canadian Borrower, the Lenders, the Arrangers, the Agents, all future holders of the Loans and their respective successors and assigns, except neither Borrower may assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of each Facility Agent and each Lender.

(b)                                 Any Lender may, without the consent of the US Borrower, the Canadian Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the relevant Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and Section 9.12, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)                                  Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent (and, in addition, (x) in the case of an assignment with respect to a Canadian Borrower Facility, the Canadian Agent and (y) in the case of an assignment with respect to the Dual Currency Revolving Credit Facility, the US Dual Currency RCF Agent and the Canadian Agent), at any time and from time to time assign to (i) any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or (ii) with the consent of the US Borrower, the Administrative Agent, the US Dual Currency RCF Agent (in the case of an assignment with respect to the Dual Currency Revolving Credit Facility), the Canadian Agent (in the case of an assignment with respect to a Canadian Borrower Facility), each relevant Issuing Lender under a Revolving Credit Facility (in the case of any assignment of Revolving Credit Commitments under such Revolving Credit Facility) and the Swing Line Lender (in the case of an assignment of US Dollar RCF Commitments), which, in each case, shall not be unreasonably withheld, delayed or conditioned (provided no such consent of the US Borrower shall be required prior to the Syndication Date or at any during the existence of an Event of Default), to an additional bank, financial institution or other entity (each such Person referred to in preceding clauses (i) and (ii), an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an assignment and acceptance, substantially in the form of Exhibit E-1 (in the case of an assignment with respect to a US Dollar-Denominated Facility) (a “General Assignment and Acceptance”) or Exhibit E-2 (in the case of an assignment with respect to an Alternate Currency Facility) (a “Alternate Currency Facilities Assignment and Acceptance”), executed by such Assignee and such Assignor (and, where the consent of either Borrower, any Agent, any Issuing Lender or the Swing Line Lender, as applicable, is required pursuant to the foregoing provisions, by the relevant Borrower and such other Persons) and delivered to the relevant Facility Agent for its acceptance and recording in the US Dollar-Denominated Facilities Register or the Alternate Currency Facilities Register, as applicable; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than, in each case, in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the relevant Borrower and each Facility Agent with respect to such Facility; and provided further that no Assignee shall be entitled to receive any greater amount pursuant to Section 2.20 than the Assignor would have been entitled to receive in respect of the rights and obligations assigned by the Assignor to the Assignee had no such assignment occurred. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided therein, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided therein, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20, 2.21, 9.12 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, no consent of either Borrower shall be required for any assignment that occurs at any time when any Event of Default shall exist and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

(d)                                 The Administrative Agent shall, on behalf of the US Borrower, maintain at its address referred to in Section 10.2 a copy of each General Assignment and Acceptance delivered to it and a register (the “US Dollar-Denominated Facilities Register”) for the recordation of the names and addresses of the US Dollar-Denominated Facility Lenders and the Commitment of, and principal amount of the Loans owing to, each US Dollar-Denominated Facility Lender from time to time. Each of the US Dual Currency RCF Agent and the Canadian Agent shall, on behalf of the US Borrower and the Canadian Borrower, maintain at its address referred to in Section 10.2 a copy of each Alternate Currency Facilities Assignment and Acceptance delivered to it and a register (the “Alternate Currency Facilities Register”) for the recordation of the names and addresses of the Alternate Currency Facilities Lenders and the Commitment of, and principal amount of the Loans owing to, each Alternate Currency Facilities Lender from time to time. The entries in the US Dollar-Denominated Facilities Register and the Alternate Currency Facilities Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded therein as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the US Dollar-Denominated Facilities Register or Alternate Currency Facilities Register, as applicable (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the US Dollar-Denominated Facilities Register or the Alternate Currency Facilities Register, as applicable, only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed General Assignment and Acceptance or Alternate Currency Facilities Assignment and Acceptance, as the case may be; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent (in the case of US Dollar-Denominated Facilities Loans), the US Dual Currency RCF Agent (in the case of US Borrower Dual Currency RCF Loans) or the Canadian Agent (in the case of Canadian Borrower Loans) to the applicable Borrower marked “canceled”. The US Dollar-Denominated Facilities Register and the Alternate Currency Facilities Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of a General Assignment and Acceptance or an Alternate Currency Facilities Assignment and Acceptance, as applicable, executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person), together with payment to the Administrative Agent (in the case of an assignment with respect to a US Dollar-Denominated Facility), the US Dual Currency RCF Agent (in the case of an assignment with respect to the Dual Currency Revolving Credit Facility) or the Canadian Agent (in the case of an Assignment with respect to the Canadian Term Loan Facility) of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which (I) is already a US Dollar-Denominated Facility Lender or is an affiliate or Related Fund of a US Dollar-Denominated Facility Lender or a Person under common management with a US Dollar-Denominated Facility Lender (in the case of assignments with respect to a US Dollar-Denominated Facility), (II) is already an Alternate Currency Facilities Lender or is an affiliate or Related Fund of an Alternate Currency Facilities Lender or a Person under common management with an Alternate Currency Facilities Lender (in the case of assignments with respect to an Alternate Currency Facility), (III) is an affiliate or Related Fund of the Administrative Agent or a Person under common management with the Administrative Agent (in the case of assignments with respect to a US Dollar-Denominated Facility) or (IV) is an affiliate or Related Fund of a Facility Agent in respect of an Alternate Currency Facility or a Person under common management with such Facility Agent (in the case of assignments with respect to an Alternate Currency Facility)) shall (i) promptly accept such General Assignment and Acceptance or Alternate Currency Facilities Assignment and Acceptance, as the case may be, and (ii) on the effective date determined pursuant thereto, record the information contained therein in the US Dollar-Denominated Facilities Register or the Alternate Currency Facilities Register, as applicable, and give notice of such acceptance and recordation to the relevant Borrower. On or prior to such effective date, the relevant Borrower, at its own expense, upon request, shall execute and deliver to the relevant Facility Agent (in exchange for the US Dollar RCF Note, US Borrower Dual Currency RCF Note, Canadian Borrower Dual Currency RCF Note, Initial US Term Note, Canadian Term Note or applicable Incremental US Term Note, as applicable, of the assigning Lender) a new US Dollar RCF Note, US Borrower Dual Currency RCF Note, Canadian Borrower Dual Currency RCF Note, Initial US Term Note, Canadian Term Note or Incremental US Term Note, as applicable, to the order of such Assignee in an amount equal to the US Dollar RCF Commitment, Dual Currency RCF Commitment, Initial US Term Loans, Canadian Term Loans and/or Incremental US Term Loans, as applicable, assumed or acquired by it pursuant to such Assignment and Acceptance, and, if the Assignor has retained a US Dollar RCF Commitment, Dual Currency RCF Commitment, Initial US Term Loans, Canadian Term Loans and/or Incremental US Term Loans, as applicable, upon request, a new US Dollar RCF Note, US Borrower Dual Currency RCF Note, Canadian Borrower Dual Currency RCF Note, Initial US Term Note, Canadian Term Note and/or Incremental US Term Note, as applicable, to the order of the Assignor in an amount equal to the US Dollar RCF Commitment, Dual Currency RCF Commitment, Initial US Term Loans, Canadian Term Loans and/or Incremental US Term Loans, as applicable, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f)                                    For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g)                                 Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the relevant Facility Agent and the relevant Borrower, the option to provide to the relevant Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the relevant Borrower and of the relevant Facility Agent(s) and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or, with the prior written consent of the relevant Borrower and of the relevant Facility Agent(s) (which consent shall in each case not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the relevant Borrower may be disclosed only with the relevant Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

10.7                           Adjustments; Set-Off. Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)                                 In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the relevant Borrower, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by such Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees to notify promptly the relevant Borrower and each Facility Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8                           Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with each Borrower and each Facility Agent.

10.9                           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10                     Integration. This Agreement and the other Loan Documents represent the entire agreement of each Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and, there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11                     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12                     Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                                  submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13                     Acknowledgments. Each Borrower hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                                 no Arranger, Agent no Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among, such Borrower and the Lenders.

10.14                     Confidentiality. Each of the Arrangers, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Arranger, any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

10.15                     [Reserved].

10.16                     Release of Collateral and Guarantee Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the US Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release (without recourse, representation or warranty) its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that the US Borrower shall have delivered to the Administrative Agent at least ten Business Days prior to the date of the proposed release (or such shorter period agreed to by the Administrative Agent), a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the US Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

(b)                                 Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrowers, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release (without recourse, representation or warranty) its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of  the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

10.17                     Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then each Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the any Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

10.18                     [Reserved].

10.19                     WAIVERS OF JURY TRIAL. EACH BORROWER, THE ARRANGERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.20                     Judgment Currency. (a) If, for the purpose of obtaining or enforcing judgment against a Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.20 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or  the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.20 being hereinafter in this Section 10.20 referred to as the “Judgment Conversion Date”); and (b) if, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.20(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower under this Section 10.20 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents. The term “rate of exchange” in this Section 10.20 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LKQ CORPORATION,
as US Borrower

By:	/s/ Mark T. Spears
Name: Mark T. Spears
Title: Executive Vice President

LKQ DELAWARE LLP,
as Canadian Borrower

By:	/s/ Mark T. Spears
Name: Mark T. Spears
Title: Vice President

LEHMAN BROTHERS INC.,
as Joint Lead Arranger and Joint
Bookrunner

By:	/s/ Laurie Perper
Name: Laurie Perper
Title: Senior Vice President

LEHMAN COMMERCIAL PAPER INC.,
as Lender and as Administrative Agent

By:	/s/ Laurie Perper
Name: Laurie Perper
Title: Senior Vice President

LEHMAN BROTHERS COMMERCIAL
BANK, as Lender

By:	/s/ Brian McNany
Name: Brian McNany
Title: Authorized Signatory

DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arranger and Joint
Bookrunner, and as Syndication Agent

By:	/s/ James Pouris
Name: James Pouris
Title: Managing Director

By:	/s/ Liz Chang
Name: Liz Chang
Title: Managing Director

DEUTSCHE BANK AG NEW YORK
BRANCH, as Lender and as US Dual
Currency RCF Agent

By:	/s/ Erin Morrisey
Name: Erin Morrisey
Title: Vice President

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

DEUTSCHE BANK AG CANADA
BRANCH, as Lender and as Canadian
Agent

By:	/s/ Robert A. Johnston
Name: Robert A. Johnston
Title: Vice President

By:	/s/ Marcellus Leung
Name: Marcellus Leung
Title: Assistant Vice President